Exhibit 10.1.3

FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF

CBL & ASSOCIATES LIMITED PARTNERSHIP

November 2, 2010

TABLE OF CONTENTS

1.1	DEFINITIONS	3
	6/15/05 STOCK SPLIT	3
	ACCOUNTANTS	4
	ACQUISITION COST	4
	ACT	4
	ADDITIONAL PARTNER	4
	ADDITIONAL UNITS	4
	ADJUSTED CAPITAL ACCOUNT DEFICIT	4
	ADMINISTRATIVE EXPENSES	4
	AFFILIATE	5
	AGREEMENT	5
	ASSIGNEE	5
	ASSUMED LIABILITY	5
	AUDITED FINANCIAL STATEMENTS	5
	BANKRUPTCY	6
	BASIC DISTRIBUTION AMOUNT	6
	BENEFICIAL OWNERSHIP	6
	CAPITAL ACCOUNT	6
	CAPITAL CONTRIBUTION	7
	CAPITAL STOCK	7
	CERTIFICATE OF LIMITED PARTNERSHIP	7
	CLAIM	7
	CLOSING PRICE	8
	CODE	8
	COMMON STOCK	8
	COMMON STOCK AMOUNT	8
	COMMON UNIT CONVERSION FACTOR	9
	COMMON UNIT DISTRIBUTION AMOUNT	10
	COMMON UNITS	10
	COMPANY	10
	CONSENT OF THE LIMITED PARTNERS	10
	CONSTRUCTIVE OWNERSHIP	11
	CONTRIBUTED PROPERTY	11
	CONTRIBUTING PARTNER	11
	CONTROL	11
	CONVERSION FACTOR	11
	CURRENT PER SHARE MARKET PRICE	12
	DEMAND NOTICE	12
	DEPRECIATION	12
	DISTRIBUTION OF COMMON UNITS IN LIEU OF CASH	13
	ENTITY	13
	ERISA	13
	EXCHANGE NOTICE	13
	EXPENDITURES	13

FIRST RESTATED AGREEMENT	13
FLOOR DISTRIBUTION	13
GENERAL PARTNER	13
GROSS ASSET VALUE	13
GROSS INCOME	14
IMMEDIATE FAMILY	15
INCENTIVE OPTION	15
INCENTIVE OPTION AGREEMENT	15
JACOBS LIMITED PARTNER REPRESENTATIVE	15
JACOBS PROPERTY	15
JOINT VENTURE PARTNERSHIP	15
JRI	15
K-SCUS	15
K-SCU BASIC DISTRIBUTION AMOUNT	15
LIENS	16
LIMITED PARTNER REPRESENTATIVES	16
LIMITED PARTNERS	16
LIQUIDATING TRANSACTION	16
LIQUIDATING TRUSTEE	16
L-SCUS	16
L-SCU BASIC DISTRIBUTION AMOUNT	17
MAJOR DECISIONS	17
MAJORITY-IN-INTEREST OF THE LIMITED PARTNERS	17
MANAGEMENT AGREEMENT	17
MANAGEMENT COMPANY	17
MASTER CONTRIBUTION AGREEMENT	17
MINIMUM GAIN ATTRIBUTABLE TO PARTNER NONRECOURSE DEBT	17
NET CAPITAL GAIN	18
NET CASH FLOW	18
NET FINANCING PROCEEDS	18
NET INCOME OR NET LOSS	19
NET SALE PROCEEDS	20
NONRECOURSE DEDUCTIONS	20
NONRECOURSE LIABILITIES	20
OFFERED UNITS	20
OFFICE BUILDING	20
OWNERSHIP LIMIT	20
PARTNER NONRECOURSE DEBT	20
PARTNER NONRECOURSE DEDUCTIONS	21
PARTNERS	21
PARTNERSHIP	21
PARTNERSHIP MINIMUM GAIN	21
PARTNERSHIP UNITS	21
PERSON	21
PREFERRED CONTRIBUTED FUNDS	21
PREFERRED DISTRIBUTION REQUIREMENT	21
PREFERRED DISTRIBUTION SHORTFALL	21
PREFERRED REDEMPTION AMOUNT	21
PREFERRED REDEMPTION PRICE	22

	PREFERRED STOCK	22
	PREFERRED UNIT DESIGNATION	22
	PREFERRED UNIT ISSUE PRICE	22
	PREFERRED UNITS	22
	PROPERTIES OR PROPERTY	22
	PROPERTY PARTNERSHIPS	22
	QUALIFIED INDIVIDUAL	22
	RECEIPTS	22
	REDUCTION FACTOR	23
	REGISTERED AGENT	23
	REGISTERED OFFICE	23
	REGULATIONS	23
	REGULATORY ALLOCATIONS	23
	REIT	23
	REIT EXPENSES	23
	REIT REQUIREMENTS	24
	REQUESTING PARTY	24
	RELATED ISSUE	24
	RESPONDING PARTY	24
	RIGHTS	24
	SAFE HARBOR RATE	24
	SCUS	24
	SEC	24
	SECOND RESTATED AGREEMENT	24
	SECURITIES ACT	24
	SERIES J EXCHANGE NOTICE	24
	SERIES J EXCHANGE RIGHTS	24
	SERIES J OFFERED UNITS	24
	SERIES K EXCHANGE NOTICE	24
	SERIES K EXCHANGE RIGHTS	24
	SERIES K OFFERED UNITS	24
	SERIES L EXCHANGE NOTICE	24
	SERIES L EXCHANGE RIGHTS	24
	SERIES L OFFERED UNITS	24
	SERIES S EXCHANGE NOTICE	24
	SERIES S EXCHANGE RIGHTS	24
	SERIES S OFFERED UNITS	25
	S-SCUS	25
	S-SCU BASIC DISTRIBUTION AMOUNT	25
	STOCK INCENTIVE PLAN	25
	SUBSTITUTED LIMITED PARTNER	25
	TAX ITEMS	25
	THIRD RESTATED AGREEMENT	25
	TRADING DAY	25
	TRANSFER	26

1.2.	EXHIBITS, ETC.	26
1.3.	LIMITED PARTNER ACCEPTANCE	26

	ARTICLE II. ORGANIZATION

2.1.	CONTINUATION	27
2.2.	NAME	28
2.3.	CHARACTER OF THE BUSINESS	28
2.4.	LOCATION OF THE PRINCIPAL PLACE OF BUSINESS	29
2.5.	REGISTERED AGENT AND REGISTERED OFFICE	29

	ARTICLE III. TERM

3.1.	COMMENCEMENT	29
3.2.	DISSOLUTION	29

	ARTICLE IV. CONTRIBUTIONS TO CAPITAL

4.1.	PARTNERS	30
4.2.	GENERAL PARTNER CAPITAL CONTRIBUTION	30
4.3.	LIMITED PARTNER CAPITAL CONTRIBUTIONS	31
4.4.	ISSUANCE OF ADDITIONAL UNITS	32
4.5	ADMISSION OF ADDITIONAL PARTNERS	35
4.6.	STOCK INCENTIVE PLAN	36
4.7.	NO THIRD PARTY BENEFICIARY	36
4.8.	NO INTEREST; NO RETURN	36
4.9.	ADJUSTMENT UPON CONVERSION OF PREFERRED STOCK	36

	ARTICLE V. REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1.	REPRESENTATIONS AND WARRANTIES	37
5.2.	COVENANTS	38

	ARTICLE VI. ALLOCATIONS, DISTRIBUTIONS, AND OTHER TAX AND ACCOUNTING MATTERS

6.1.	ALLOCATIONS	38
6.2.	DISTRIBUTIONS	39
6.3.	BOOKS OF ACCOUNT	46
6.4.	REPORTS	47
6.5.	AUDITS	47
6.6.	TAX ELECTIONS AND RETURNS	47
6.7.	TAX MATTERS PARTNER	48

	ARTICLE VII. RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER

7.1.	EXPENDITURES BY PARTNERSHIP	49
7.2.	POWERS AND DUTIES OF GENERAL PARTNER	49
7.3.	MAJOR DECISIONS	53

7.4.	ACTIONS WITH RESPECT TO CERTAIN DOCUMENTS	53
7.5.	RELIANCE BY THIRD PARTIES	54
7.6.	COMPANY PARTICIPATION	54
7.7.	PROSCRIPTIONS	55
7.8.	ADDITIONAL PARTNERS	55
7.9.	TITLE HOLDER	55
7.10.	COMPENSATION OF THE GENERAL PARTNER	55
7.11.	WAIVER AND INDEMNIFICATION	56
7.12.	LIMITED PARTNER REPRESENTATIVES	57
7.13.	OPERATION IN ACCORDANCE WITH REIT REQUIREMENTS	58
7.14.	TRANSACTIONS WITH AFFILIATES	58
7.15.	OTHER MATTERS CONCERNING THE GENERAL PARTNER	59

	ARTICLE VIII. DISSOLUTION, LIQUIDATION AND WINDING-UP

8.1.	ACCOUNTING	60
8.2.	DISTRIBUTION ON DISSOLUTION	60
8.3.	TIMING REQUIREMENTS	61
8.4.	SALE OF PARTNERSHIP ASSETS	61
8.5.	DISTRIBUTIONS IN KIND	61
8.6.	DOCUMENTATION OF LIQUIDATION	62
8.7.	LIABILITY OF THE LIQUIDATING TRUSTEE	62

	ARTICLE IX. TRANSFER OF PARTNERSHIP UNITS

9.1.	GENERAL PARTNER TRANSFER	62
9.2.	TRANSFERS BY LIMITED PARTNERS	63
9.3.	RESTRICTIONS ON TRANSFER	66

	ARTICLE X. RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

10.1.	NO PARTICIPATION IN MANAGEMENT	69
10.2.	BANKRUPTCY OF A LIMITED PARTNER	70
10.3.	NO WITHDRAWAL	70
10.4.	DUTIES AND CONFLICTS	70
10.5.	LIMITED LIABILITY	71

	ARTICLE XI. GRANT OF RIGHTS TO LIMITED PARTNERS

11.1.	GRANT OF RIGHTS	71
11.2	TERMS OF RIGHTS	72

	ARTICLE XII. INDEMNIFICATION

12.1.	INDEMNIFICATION OF THE LIMITED PARTNERS	72
12.2	INDEMNIFICATION OF THE GENERAL PARTNER, THE COMPANY
	AND OTHERS	73

	ARTICLE XIII. ARBITRATION OF DISPUTES

13.1.	ARBITRATION	73
13.2.	PROCEDURES	73
13.3.	BINDING CHARACTER	75
13.4	EXCLUSIVITY	75
13.5	NO ALTERATION OF AGREEMENT	75

	ARTICLE XIV. GENERAL PROVISIONS

14.1.	NOTICES	75
14.2.	SUCCESSOR	75
14.3.	EFFECT AND INTERPRETATION	76
14.4.	COUNTERPARTS	76
14.5.	PARTNERS NOT AGENTS	76
14.6.	ENTIRE UNDERSTANDING, ETC.	76
14.7.	AMENDMENTS	76
14.8.	SEVERABILITY	77
14.9.	PRONOUNS AND HEADINGS	77
14.10.	ASSURANCES	77
14.11.	EXPENSES	78
14.12.	WAIVER OF PARTITION	78

ATTACHMENTS:

1-A, 1-B, 1-C AND 1-D – LIMITED PARTNER ACCEPTANCE FORMS

EXHIBITS

A	LIST OF PARTNERS, PERCENTAGE INTERESTS, SHARE EQUIVALENTS

B	CERTIFICATES OF DESIGNATIONS - PREFERRED UNITS

C	ALLOCATIONS

D	RIGHTS TERMS

E	TERMS OF SERIES J SPECIAL COMMON UNITS (SCUS)

F	EXCHANGE RIGHTS OF COMMON UNITS ISSUED IN EXCHANGE FOR OR UPON REDEMPTION OF SERIES J SPECIAL COMMON UNITS (SCUS)

G	JACOBS LIMITED PARTNER REPRESENTATIVE

H	TERMS OF SERIES S SPECIAL COMMON UNITS (S-SCUS)

I	EXCHANGE RIGHTS OF COMMON UNITS ISSUED IN EXCHANGE FOR OR UPON REDEMPTION OF SERIES S SPECIAL COMMON UNITS (S-SCUS)

J	TERMS OF SERIES L SPECIAL COMMON UNITS (L-SCUS)

K	TERMS OF SERIES K SPECIAL COMMON UNITS (K-SCUS)

THE PARTNERSHIP UNITS REFERRED TO IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, NO PARTNERSHIP UNITS MAY BE RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND UNLESS THE OTHER TRANSFER RESTRICTIONS CONTAINED HEREIN HAVE BEEN SATISFIED. REFERENCE IS MADE TO ARTICLE IX OF THIS AGREEMENT FOR PROVISIONS RELATING TO VARIOUS RESTRICTIONS ON THE SALE OR OTHER TRANSFER OF THESE PARTNERSHIP UNITS.

FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
CBL & ASSOCIATES LIMITED PARTNERSHIP

THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into as of the 2nd day of November, 2010 by and among CBL Holdings I, Inc., a Delaware corporation, and those certain Persons identified on Exhibit A attached hereto as a Limited Partner.

W I T N E S S E T H:

WHEREAS, CBL & Associates Limited Partnership (the “Partnership”) was formed by that certain Agreement of Limited Partnership dated October 29, 1993, as amended and restated in its entirety by that certain Amended and Restated Agreement of Limited Partnership dated November 3, 1993, and further amended by that certain Modification No. One to the Amended and Restated Agreement of Limited Partnership dated March 31, 1997 and by that certain Modification No. Two to the Amended and Restated Agreement of Limited Partnership dated February 19, 1998, (together, the “First Restated Agreement”); and
WHEREAS, the First Restated Agreement was amended in its entirety and the parties entered into the Second Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated June 30, 1998, which was then amended by the First

Amendment dated January 31, 2001, the Second Amendment dated February 15, 2002, the Third Amendment dated July 28, 2004 and the Fourth Amendment dated June 1, 2005 (all of the foregoing constituting and being herein referred to as the “Second Restated Agreement”); and
WHEREAS, on May 10, 2005, the board of directors of CBL & Associates Properties, Inc., a Delaware corporation (herein referred to as the “Company”) declared a two-for-one stock split of the Company’s common stock (the “6/15/05 Stock Split”) and declared a stock dividend of one share of common stock for each outstanding share of the Company’s common stock as the means through which to effect the 6/15/05 Stock Split and such stock dividend was paid to the Company’s common shareholders on June 15, 2005; and
WHEREAS, on June 15, 2005 and due to the structure of the Partnership and the 6/15/05 Stock Split, the Partnership distributed to its Partners holding Common Units, SCUs, S-SCUs and L-SCUs an additional Partnership Unit corresponding to the type of Partnership Unit held by such Partner at the time; and
WHEREAS, the General Partner determined to amend the Second Restated Agreement in its entirety and the General Partner amended and restated the Second Restated Agreement by entering into the Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated June 15, 2005 for the purposes of (i) reflecting the 6/15/05 Stock Split and corresponding distribution of Partnership Units as described above and (ii) incorporating the terms and provisions of the documents constituting the Second Restated Agreement into one agreement as set forth therein (the “Third Restated Agreement”); and
WHEREAS, the Third Restated Agreement was amended by that certain First Amendment to Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated November 16, 2005 (the “First Amendment to Third

Restated Agreement”) to reflect certain transactions involving the contribution of certain properties to the Partnership and the creation of the K-SCUs (as defined and described therein and herein); and
WHEREAS, Section 14.7 of the Third Restated Agreement provides that the General Partner shall have the power, without consent of any Limited Partner, to amend the Third Restated Agreement as may be required to facilitate or implement, inter alia, any change that does not adversely affect the Limited Partners in any material respect, to cure any ambiguity, to correct or supplement any defective provision in the Third Restated Agreement, or to make other changes with respect to matters arising under the Third Restated Agreement that will not be inconsistent with any other provision of the Third Restated Agreement; and
WHEREAS, the General Partner has determined to amend and restate the Third Restated Agreement to incorporate the provisions of the First Amendment to Third Restated Agreement into one agreement as set forth herein (the “Fourth Restated Agreement”) and to correct certain typographical errors in the Third Restated Agreement.

NOW, THEREFORE, the General Partner hereby amends and restates the Third Restated Agreement in its entirety as follows:

ARTICLE I.
Definitions, Etc.

1.1. Definitions. Except as otherwise herein expressly provided the following terms and phrases shall have the meanings set forth below:
“6/15/05 Stock Split” shall mean the stock split referred to in the Whereas clauses above as declared by the Company’s board of directors on May 10, 2005 and effected on June 15, 2005.

“Accountants” shall mean the firm or firms of independent certified public accountants selected by the General Partner on behalf of the Partnership to audit the books and records of the Partnership (and, to the extent provided under the applicable Joint Venture Partnership agreement, the Joint Venture Partnerships) and to prepare statements and reports in connection therewith.
“Acquisition Cost” shall have the meaning set forth in Subsection 4.2(b) hereof.
“Act” shall mean the Revised Uniform Limited Partnership Act as enacted in the State of Delaware, and as the same may hereafter be amended from time to time.
“Additional Partner” shall have the meaning set forth in Subsection 4.4(a) hereof.
“Additional Units” shall have the meaning set forth in Subsection 4.4(a) hereof.
“Adjusted Capital Account Deficit” shall mean with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:
(i) Such Capital Account shall be deemed to be increased by any amounts which such Partner is obligated to restore to the Partnership (pursuant to this Agreement or otherwise) or is deemed to be obligated to restore pursuant to the second to last sentence of Regulation Section 1.704-2(g)(i) and Section 1.704-2(i)(5) (relating to allocations attributable to nonrecourse debt); and

(ii) Such Capital Account shall be deemed to be decreased by the items described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Deficit is intended to comply with the provisions of Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied consistently therewith.
“Administrative Expenses” shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) all administrative, operating and other costs and expenses including any deficits incurred by the Property Partnerships and to be paid, advanced or reimbursed by the partnership pursuant to the partnership agreements of such Property Partnerships, (iii) those administrative costs and expenses of the Company and the General Partner, including salaries paid to officers of the Company and the General Partner, and accounting and legal expenses undertaken by the Company and the General Partner on behalf or for the benefit of the Partnership, (iv) all amounts paid or advanced by the Partnership to the Management Company pursuant to the Management Agreement, and (v) to the extent not included in clause (iii) above, REIT Expenses.
“Affiliate” shall mean, with respect to any Partner (or as to any other Person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner; (ii) any Entity in which such Person owns of record and beneficially a majority of the capital or economic interests; or (iii) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Partner.
“Agreement” shall mean this Fourth Amended and Restated Agreement of Limited Partnership, as originally executed and as hereafter amended, modified, supplemented or restated from time to time as the context requires.
“Assignee” shall mean a Person to whom one or more Partnership Units have been transferred, but who has not become a Substituted Limited Partner.
“Assumed Liability” shall mean any liability of a Limited Partner or an Affiliate thereof assumed by the Partnership pursuant to Section 13.1 of the First Restated Agreement.
“Audited Financial Statements” shall mean financial statements (balance sheet, statement of income, statement of partners’ equity and statement of cash flows) prepared in accordance with generally accepted accounting principles and accompanied by an independent auditor’s report containing an opinion thereon.

“Bankruptcy” shall mean, with respect to any Person, (i) the commencement by such Person of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code, U.S.C. §101 et. seq., as the same may be amended from time to time, or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Person is insolvent or bankrupt, (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Person, (iv) the filing of any such petition or the commencement of any such case or proceeding against such Person, unless such petition and the case or proceeding initiated thereby are stayed or dismissed within ninety (90) days from the date of such filing, (v) the filing of an answer by such Person admitting the allegations of any such petition, (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Person unless such appointment is stayed, vacated or dismissed within ninety (90) days from the date of such appointment, (vii) the execution by such Person of a general assignment for the benefit of creditors, (viii) the levy, attachment, execution, or other seizure of substantially all of the assets of such Person where such seizure is not discharged within thirty (30) days thereafter, (ix) the admission by such Person in writing of its inability generally to pay its debts as they mature or that it is generally not paying its debts as they become due, or (x) the taking of any corporate or partnership action in connection with any of the foregoing.
“Basic Distribution Amount” shall mean $0.725625 (but shall mean $0.3628125 after the 6/15/05 Stock Split); provided, however, that such amount will be adjusted appropriately to account for any further unit splits, combinations or other similar events with respect to the SCUs.
“Beneficial Ownership” shall have the meaning set forth in the certificate of incorporation of the Company.
“Capital Account” shall mean, with respect to any partner, the separate “book” account which the Partnership shall establish and maintain for such Partner in accordance with Section 704(b) of the Code and Section 1.704-1(b)(2)(iv) of the Regulations and such other provisions of Section 1.704-1(b) of the Regulations that must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1 (b)(2)(iv) of the Regulations; and the provisions hereof shall be interpreted and applied in a manner consistent therewith. In the event that a Partnership Unit is transferred in accordance with the terms of this Agreement, the Capital Account, at the time of the transfer, of the transferor attributable to the transferred interest shall carry over to the transferee.  For the avoidance of doubt, distributions pursuant to an exercise for an option set forth in a JRI Option Agreement entered into in connection with the Master Contribution Agreement shall not result in any reduction in Capital Accounts.
“Capital Contribution” shall mean, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property other than money contributed to the Partnership with respect to the Partnership Units held by such Partner (net of liabilities to which such property is subject).
“Capital Stock” means Common Stock, Preferred Stock and other classes and series of capital stock issued from time to time by the Company.
“Certificate of Limited Partnership” shall mean the Certificate of Limited Partnership establishing the Partnership, filed with the office of the Secretary of State of the State of Delaware on July 16, 1993, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.
“Claim” shall have the meaning set forth in Section 12.1 hereof.

“Closing Price” on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as such person is selected from time to time by the General Partner.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Common Stock” shall mean the shares of common stock, par value $0.01 per share, of the Company.
“Common Stock Amount” shall mean, with respect to any number of Common Units, SCUs, S-SCUs, L-SCUs or K-SCUs, the number of shares of Common Stock equal to such number of Common Units, SCUs, S-SCUs, L-SCUs or K-SCUs, as the case may be, multiplied by the Conversion Factor; provided, however, that in the event that the Company issues to all holders of Common Stock rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase additional Common Stock, or any other securities or property of the Company, the value of which is not included in the first sentence of the definition of Closing Price of the shares of Common Stock (collectively, “Additional Rights”), other than a right to receive a dividend or other distribution of Common Stock that corresponds to Common Units issued to the Company pursuant to a Distribution of Common Units in Lieu of Cash, then the Common Stock Amount shall also include, other than with respect to any Common Units, SCUs, S-SCUs, L-SCUs or K-SCUs “Beneficially Owned” by an “Acquiring Person” (as such terms are defined in the Company’s Rights Agreement, dated as of April 30, 1999, as amended and as it may be further amended from time to time, and any successor agreement thereto), such Additional Rights that a holder of that number of shares of Common Stock would be entitled to receive.
“Common Unit Conversion Factor” shall mean 1.0, provided, that, in the event that the Partnership (i) makes a distribution to all holders of its Common Units in Common Units (other than a distribution of Common Units pursuant to an offer to all holders of Common Units, SCUs S-SCUs, L-SCUs, and K-SCUs permitting each to elect to receive a distribution in Common Units in lieu of a cash distribution (such a distribution of Common Units is referred to herein as a “Distribution of Common Units in Lieu of Cash”)), (ii) subdivides or splits its outstanding Common Units (which shall expressly exclude any Distribution of Common Units in Lieu of Cash), or (iii) combines or reverse splits its outstanding Common Units into a smaller number of Common Units (in each case, without making a comparable distribution, subdivision, split, combination or reverse split with respect to the SCUs, S-SCUs, L-SCUs or K-SCUs), the Common Unit Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Common Unit Conversion Factor by a fraction, the numerator of which shall be the number of Common Units issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split (assuming for such purposes that such distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of Common Units (determined without the above assumption) issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split.  Any adjustment to the Common Unit Conversion Factor shall become effective immediately after the record date for such event in the case of a distribution or the effective date in the case of a subdivision, split, combination or reverse split.
“Common Unit Distribution Amount” shall mean the product of (i) the quarterly distribution paid with respect to one Common Unit for that quarter pursuant to Subsection 6.2(a)(v) hereof multiplied by (ii) Common Unit Conversion Factor.
“Common Units” shall mean the ownership interest of a Partner in the Partnership from time to time, which entitles a Partner to the allocations specified in Section 6 hereof and all distributions from the Partnership, and its rights of management, consent, approval, or participation, if any, as provided in this Agreement.  The number of Common Units held by each Partner as of the date hereof and the percentage of the total number of outstanding Units represented thereby is as set forth opposite such Partner’s name on Exhibit A hereto.  Common Units do not include Preferred Units.  As the context may require herein, Common Units may include the SCUs, S-SCUs, L-SCUs and K-SCUs.
“Company” shall mean CBL & Associates Properties, Inc., a Delaware corporation, and any successor entity thereto.
“Consent of the Limited Partners” shall mean the written consent of a Majority-In-Interest of the Limited Partners, which consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-In-Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.
“Constructive Ownership” shall have the meaning set forth in the certificate of incorporation of the Company.
“Contributed Property” shall have the meaning set forth in Subsection 4.2(b) hereof.
“Contributing Partner” shall have the meaning set forth in Subsection 4.4(b) hereof.
“Control” shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity.  In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.
“Conversion Factor” shall mean 1.0, provided that in the event that the Company (i) pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of its outstanding Common Stock in shares of Common Stock (in either case other than a dividend or other distribution of shares of Common Stock that corresponds to Common Units issued to the Company pursuant to a Dividend of Common Units in Lieu of Cash), (ii) subdivides or splits its outstanding shares of Common Stock, or (iii) combines or reverse splits its outstanding shares of Common Stock into a smaller number of shares of Common Stock (in each case, without making a comparable dividend, distribution, subdivision, split, combination or reverse split with respect to the Common Units, the SCUs, S-SCUs, L-SCUs or K-SCUs), the Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision, split, combination or reverse split (assuming for such purposes that such dividend, distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision, split, combination or reverse split.  Any adjustment to the Conversion Factor shall become effective immediately after the record date for such event in the case of a dividend or distribution or the effective date in the case of a subdivision, split, combination or reverse split.
“Current Per Share Market Price” on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on and including such date (or if such date is not a Trading Day, ending on the immediately preceding Trading Day).
“Demand Notice” shall have the meaning set forth in Section 13.2 hereof.
“Depreciation” shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion or amortization, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean “book depreciation, depletion or amortization” as determined under Section 1.704-l(b)(2)(iv)(g)(3) of the Regulations.

“Distribution of Common Units in Lieu of Cash” shall have the meaning and use of such term as provided in the definition of “Common Unit Conversion Factor” above.
“Entity” shall mean any general partnership, limited partnership, corporation, joint venture, limited liability company, trust, business trust, cooperative or association.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).
“Exchange Notice” shall have the meaning set forth in Schedule 1 to Exhibit D.
“Expenditures” shall have the meaning and use of such term as provided in the definition of “Net Cash Flow” below.
“First Restated Agreement” shall have the meaning set forth in the preamble to this Agreement.
“Floor Distribution” shall mean, with respect to any quarter, $0.4375 (but shall mean $0.21875 after the 6/15/05 Stock Split).
“General Partner” shall mean CBL Holdings I, Inc., a Delaware corporation, its duly admitted successors and assigns and any other Person who is a general partner of the Partnership at the time of reference thereto.
“Gross Asset Value” shall mean, with respect to any asset of the Partnership, such asset’s adjusted basis for federal income tax purposes, except as follows:
(a)  the Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined under Article IV;

(b)  if the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following times:

(i)  a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for Partnership Units;

(ii)  the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of Partnership Units; and

(iii) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations;

(c) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) as reasonably determined by the General Partner as of the date of distribution; and

(d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section to the extent that the General Partner reasonably determines that an adjustment pursuant to Subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Subsection (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership’s assets for purposes of computing Net Income and Net Loss. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners’ Capital Accounts; as for the manner in which such adjustments are allocated to the Capital Accounts, see Subsection (c) of the definition of Net Income and Net Loss in the case of adjustment by Depreciation, and Subsection (d) of said definition in all other cases.
“Gross Income” shall mean, for each fiscal year or other applicable period, an amount equal to the Partnership’s gross income for such year or period as determined for federal income tax purposes with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Partnership; (b) gain resulting from any disposition of

Partnership property with respect to which gain recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; (c) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation Section 1.704 l(b)(2)(iv)(e), (f) or (m), the amount of such positive adjustment is to be taken into account as additional Gross Income pursuant to Exhibit C; and (d) excluding any items specifically allocated pursuant to Section 2 of Exhibit C.
“Immediate Family” shall mean, with respect to any Person, such Person’s spouse, parents, or descendants by blood or adoption.
“Incentive Option” means an option to purchase Common Stock granted under the Stock Incentive Plan.
“Incentive Option Agreement” means the form of Incentive Option Agreement to be used under the Stock Incentive Plan.
“Jacobs Limited Partner Representative” shall have the meaning set forth in Section 7.12 hereof.
“Jacobs Property” shall have the meaning set forth in Subsection 6.2(e)(1) hereof.
“Joint Venture Partnership” shall mean any Property Partnership in which the Partnership and the Company do not own, directly or indirectly, 100% of the ownership interests in the aggregate.
“JRI” shall mean Jacobs Realty Investors Limited Partnership, a Delaware limited partnership.
“K-SCUs” shall have the meaning set forth in Exhibit K.

“K-SCU Basic Distribution Amount” shall mean, with respect to a K-SCU, $0.7125/quarter and, commencing with the fifth full calendar quarter following the issuance of the K-SCUs, $0.7422/quarter; provided, however, that such amount will be adjusted appropriately to account for any unit splits, combinations or other similar events with respect to the K-SCUs.
“Liens” shall mean any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other similar encumbrances of any nature whatsoever.
“Limited Partner Representative” shall mean, with respect to any Limited Partner, the representative appointed by such Limited Partner pursuant to the first sentence of Section 7.12 or, if none, such Limited Partner.
“Limited Partners” shall mean (i) those Persons listed under the heading “Limited Partners” on Exhibit A hereto in their respective capacities as limited partners of the Partnership, their permitted successors and assigns and (ii) all Additional Partners and Substituted Limited Partners.
“Liquidation Transaction” shall mean any sale of assets of the Partnership in contemplation of, or in connection with, the liquidation of the Partnership.
“Liquidating Trustee” shall mean the General Partner or, if the General Partner is unable or unwilling to serve in such capacity, such other individual or Entity which, with the Consent of the Limited Partners or otherwise under the Act, shall be charged with winding up the Partnership.
“L-SCUs” shall have the meaning set forth in Exhibit J.

“L-SCU Basic Distribution Amount” shall mean, with respect to an L-SCU, $1.5144 (but shall mean $0.7572 after the 6/15/05 Stock Split); provided, however, that such amount will be adjusted appropriately to account for any further unit splits, combinations or other similar events with respect to the L-SCUs.
“Major Decisions” shall have the meaning set forth in Section 7.3 hereof.
“Majority-In-Interest of the Limited Partners” shall mean Limited Partner(s) who hold in the aggregate more than fifty percent (50%) of the voting rights associated with the then outstanding Partnership Units which are entitled to vote on the matter with respect to which such calculation is made, as a class.
“Management Agreement” shall mean the Management Agreement dated November 3, 1993 between the Management Company and the Partnership, as such may be amended or supplemented.
“Management Company” shall mean CBL & Associates Management, Inc., a Delaware corporation, or its permitted successors or assigns.
“Master Contribution Agreement” shall mean the Master Contribution Agreement dated as of September 25, 2000, among the Company, the Partnership, JRI and certain other persons named therein as amended by the Letter Agreement, dated November 13, 2000, and the Amendment to the Master Contribution Agreement, dated as of December 19, 2000, and as the same may be further amended, modified or supplemented.
“Minimum Gain Attributable to Partner Nonrecourse Debt” shall mean “partner nonrecourse debt minimum gain” as determined in accordance with Regulation Section 1.704-2(i)(2).

“Net Capital Gain” shall mean, for any taxable year, the excess of recognized gains with respect to dispositions of Property over recognized losses with respect to dispositions of Property, in each case as determined by reference to Gross Asset Value.
“Net Cash Flow” shall mean, with respect to any fiscal period of the Partnership, the excess, if any, of “Receipts” over “Expenditures.” For purposes hereof, the term “Receipts” means the sum of all cash receipts of the Partnership from all sources for such period (including Net Sale Proceeds and Net Financing Proceeds but excluding Capital Contributions) and any amounts held as reserves as of the last day of such period which the General Partner reasonably deems to be in excess of necessary reserves as determined below. The term “Expenditures” means the sum of (a) all cash expenses of the Partnership for such period, (b) the amount of all payments for such period of principal, prepayment premium (if any), and interest on any indebtedness of the Partnership including payments for such period of principal, prepayment premium (if any), and interest on loans made by a Partner to the Partnership, and (c) such additions to cash reserves as of the last day of such period as the General Partner deems necessary or appropriate for any capital, operating or other expenditure, including, without limitation, contingent liabilities, but the term “Expenditures” shall not include any expense paid from a cash reserve previously established by the Partnership.
“Net Financing Proceeds” shall mean the cash proceeds received by the Partnership in connection with any borrowing or refinancing of borrowing by or on behalf of the Partnership or by or on behalf of any Property Partnership (whether or not secured), after deduction of all costs and expenses incurred by the Partnership or the Property Partnership in connection with such borrowing, and after deduction of that portion of such proceeds used to (i) acquire the Property with respect to which any such borrowing was specifically incurred, and (ii) repay any other indebtedness of the Partnership or Property Partnerships with respect to which any such refinancing or borrowing was specifically incurred, or any interest or prepayment premium thereon. For this purpose, cash proceeds received by a Joint Venture Partnership shall not be deemed to be received or available to the Partnership until (i) the distribution of such proceeds is actually received by the Partnership, or (ii) under the terms of the Joint Venture Partnership’s partnership agreement, the Partnership controls the timing of the Joint Venture Partnership’s distributions and then only to the extent of the partnership’s entitlement to such distributions.
“Net Income or Net Loss” shall mean, for each fiscal year or other applicable period an amount equal to the Partnership’s net income or loss for such year or period as determined for federal income tax purposes by the Accountants, determined in accordance with Section 703(a) of the code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments:  (a) by including as an item of gross income any tax-exempt income received by the Partnership; (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership, unless an election is made pursuant to Code Section 709(b) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(i) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code; (c) in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation Section 1.704-l(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Net Income or Net Loss pursuant to Exhibit C; and (f) excluding any items specially allocated pursuant to Section 2 of Exhibit C.  Once an item of income, gain, loss or deduction has been included in the initial computation of Net Income or Net Loss or is subject to the special allocation rules in Exhibit C, Net Income or Net Loss shall be recomputed without regard to such item.
“Net Sale Proceeds” means the cash proceeds received by or available to the Partnership in connection with a sale or condemnation of, or casualty of or other capital event with respect to any asset by or on behalf of the Partnership or by or on behalf of a Property Partnership, after deduction of any costs or expenses incurred by the Partnership or a Property Partnership with respect to, or payable specifically out of the proceeds of, such transaction (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale together with accrued interest and prepayment premium, if any, thereon and any sales commissions or other costs and expenses due and payable to any Person in connection with a sale, including to a Partner or its Affiliates).  For this purpose, cash proceeds received by a Joint Venture Partnership shall not be deemed to be received or available to the Partnership until (i) the distribution of such proceeds is actually received by the Partnership, or (ii) under the terms of the Joint Venture Partnership’s partnership agreement, the Partnership controls the timing of the Joint Venture Partnership’s distributions and then only to the extent of the Partnership’s entitlement to such distributions.
“Nonrecourse Deductions” shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.
“Nonrecourse Liabilities” shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
“Offered Units” shall have the meaning set forth in Exhibit D.
“Office Building” shall mean the office building known as CBL Center located at 2030 Hamilton Place Boulevard, Chattanooga, Tennessee 37421.
“Ownership Limit” shall have the meaning set forth in the certificate of incorporation of the Company, as the same may be modified by the board of directors of the Company as permitted therein.
“Partner Nonrecourse Debt” shall mean any nonrecourse indebtedness of the Partnership that is loaned or guaranteed by any Partner and/or is treated as “partner nonrecourse debt” under Section 1.704-2(b)(4) of the Regulations.
“Partner Nonrecourse Deductions” shall have the meaning set forth in Section 1.704-2(i)(2) of the Regulations.
“Partners” shall mean the General Partner and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference thereto.
“Partnership” shall mean the limited partnership hereby constituted, as such limited partnership may from time to time be constituted.
“Partnership Minimum Gain” shall have the meaning set forth in Section 1.704-2(b)(2) of the Regulations.

“Partnership Units” shall mean the Common Units, the Preferred Units, the SCUs, the S-SCUs, the L-SCUs and the K-SCUs.
“Person” shall mean any individual or Entity.
“Preferred Contributed Funds” shall have the meaning set forth in Subsection 4.4(b) hereof.
“Preferred Distribution Requirement” shall have the meaning set forth in Subsection 4.4(b) hereof.
“Preferred Distribution Shortfall” shall have the meaning set forth in Subsection 6.2(a)(i).
“Preferred Redemption Amount” shall mean, with respect to any class or series of Preferred Units, the sum of (i) the amount of any accumulated Preferred Distribution Shortfall with respect to such class or series of Preferred Units, (ii) the Preferred Distribution Requirement with respect to such class or series of Preferred Units to the date of redemption, and (iii) the Preferred Redemption Price indicated in the Preferred Unit Designation with respect to such class or series of Preferred Units.

“Preferred Redemption Price” shall have the meaning set forth in Subsection 4.4(b) hereof.
“Preferred Stock” shall mean any class of equity securities of the Company now or hereafter authorized or reclassified, other than the Common Stock, having dividend rights that are superior or prior to dividends payable on the Common Stock.
“Preferred Unit Designation” shall have the meaning set forth in Subsection 4.4(b) hereof.
“Preferred Unit Issue Price” shall mean the amount of the funds contributed or deemed to have been contributed by the relevant Partner, in exchange for the preferred Units.
“Preferred Units” shall mean interests in the Partnership issued pursuant to Section 4.4 hereof. The holder of Preferred Units shall have such rights to the allocations of Net Income or Net Loss as specified in Section 6.1 hereof and to distributions pursuant to Section 6.2 hereof, but shall not, by reason of its ownership of such Preferred Units, be entitled to participate in the management of the Partnership or to consent to or approve any action which is required by the Act or this Agreement to be approved by any or all of the Partners.
“Properties” or “Property” shall mean any real property in which the Partnership, directly or indirectly, holds or acquires ownership of a fee, mortgage or leasehold interest.
“Property Partnerships” shall mean and include any partnership or other Entity in which the Partnership is or becomes a partner or other equity participant and which is formed for the purpose of acquiring, developing or owning a Property or a proposed Property.
“Qualified Individual” shall have the meaning set forth in Subsection 13.2(b) hereof.
“Receipts” shall have the meaning and use of such term as provided in the definition of “Net Cash Flow” above.

“Reduction Factor” shall mean the lesser of (i) the quotient of the Common Unit Distribution Amount for such quarter divided by the Floor Distribution and (ii) one.
“Registered Agent” shall have the meaning set forth in Section 2.5 hereof.
“Registered Office” shall have the meaning set forth in Section 2.5 hereof.
“Regulations” shall mean the final, temporary or proposed income tax regulations promulgated under the Code; as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Regulatory Allocations” shall have the meaning set forth in Section 2 of Exhibit C.
“REIT” shall mean a real estate investment trust as defined in Section 856 of the Code.
“REIT Expenses” shall mean (i) costs and expenses relating to the formation and continuity of existence of the Company and the General Partner, including taxes (other than the Company’s and the General Partner’s federal and state income and franchise taxes), fees and assessments associated therewith, any and all costs, expenses or fees payable to any director or trustee of the Company, the General Partner or any subsidiary of either the Company or the General Partner, (ii) costs and expenses relating to any offer or registration of securities by the Company and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations including filings with the SEC, (iv) costs and expenses associated with compliance by the Company and the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (v) all other operating or administrative costs of the Company and the General Partner incurred in the ordinary course of its business on behalf of the partnership.

“REIT Requirements” shall have the meaning set forth in Subsection 6.2 (e)(1) hereof.
“Requesting Party” shall have the meaning set forth in Subsection 13.2(a) hereof.
“Related Issue” shall mean, with respect to a class or series of Preferred Units, the class or series of Preferred Stock the sale of which directly or indirectly provided a Partner with the proceeds to contribute to the Partnership in exchange for such Preferred Units.
“Responding Party” shall have the meaning set forth in Subsection 13.2(b) hereof.
“Rights” shall have the meaning set forth in Section 11.1 hereof.
“Safe Harbor Rate” shall have the meaning set forth in Subsection 6.2(g) hereof.
“SCUs” shall have the meaning set forth in Exhibit E.
“SEC” shall mean the Securities and Exchange Commission.
“Second Restated Agreement” shall have the meaning set forth in the preamble to this Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Series J Exchange Notice” shall have the meaning set forth in Exhibit E.
“Series J Exchange Rights” shall have the meaning set forth in Exhibit E.
“Series J Offered Units” shall have the meaning set forth in Exhibit E.
“Series K Exchange Notice” shall have the meaning set forth in Exhibit K.
“Series K Exchange Rights” shall have the meaning set forth in Exhibit K.
“Series K Offered Units” shall have the meaning set forth in Exhibit K.
“Series L Exchange Notice” shall have the meaning set forth in Exhibit J.
“Series L Exchange Rights” shall have the meaning set forth in Exhibit J.
“Series L Offered Units” shall have the meaning set forth in Exhibit J.
“Series S Exchange Notice” shall have the meaning set forth in Exhibit H.
“Series S Exchange Rights” shall have the meaning set forth in Exhibit H.

“Series S Offered Units” shall have the meaning set forth in Exhibit H.
“S-SCUs” shall have the meaning set forth in Exhibit H.
“S-SCU Basic Distribution Amount” shall mean, with respect to an S-SCU, $1.269125 (but shall mean $0.6345625 after the 6/15/05 Stock Split) and, commencing with the first full calendar quarter following the fifth anniversary of the issuance of the S-SCUs, $1.464375 (but shall mean $0.7321875 after the 6/15/05 Stock Split); provided, however, that such amount will be adjusted appropriately to account for any further unit splits, combinations or other similar events with respect to the S-SCUs.
“Stock Incentive Plan” shall mean the Company’s 1993 Stock Incentive Plan as adopted on October 27, 1993 and amended by Amendment No. 1 dated May 1, 1996 and Amendment No. 2 on May 3, 2000 and Amendment No. 3 on May 7, 2002, then amended and restated and renamed the “Amended and Restated CBL & Associates Properties, Inc. Stock Incentive Plan” on May 5, 2003 as amended by Amendment #1 on October 29, 2003 and by Amendment #2 on November 4, 2004 and then again amended and restated and renamed the “Second Amended and Restated CBL & Associates Properties, Inc. Stock Incentive Plan” on May 4, 2010 and as may be further amended.
“Substituted Limited Partner” shall mean any Person admitted to the Partnership as a limited partner pursuant to the terms of Section 9.2.
“Tax Items” shall have the meaning set forth in Exhibit C.
“Third Restated Agreement” shall have the meaning set forth in the preamble to this Agreement.
“Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
“Transfer” as a noun, shall mean any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance or other transfer, including, without limitation, a transfer by operation of law or through the laws of inheritance and succession, and, as a verb, shall mean to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer, including, without limitation, by operation of law or through the laws of inheritance and succession.
1.2.           Exhibits, Etc.  References to “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to an “Article” or a “Section” are, unless otherwise specified, to one of the Articles or Sections of this Agreement. Each Exhibit and Schedule attached hereto and referred to herein is hereby incorporated herein by reference.
1.3           Limited Partner Acceptance.         Pursuant to Section 4.5 and 7.8 of the Agreement, upon execution of a Limited Partner Acceptance of the Partnership Agreement in the form attached hereto as Attachment 1-A (the forms attached as Attachment 1-A, 1-B, 1-C and 1-D being individually referred to as a “Limited Partner Acceptance”) or by causing a Limited Partner Acceptance to be executed on its behalf, each initial holder of SCUs automatically will be admitted as an Additional Partner of the Partnership, without any further action or approval and the General Partner hereby agrees to cause the names of such recipients to be recorded on the books and records of the Partnership on the date of such admission.  In addition, upon the transfer by an initial recipient of SCUs to its designated holding entity as contemplated by the Master Contribution Agreement, and upon execution of a Limited Partner Acceptance by or on behalf of such designated holding entity, such designated holding entity automatically will be admitted as a Substituted Limited Partner of the Partnership with respect to the transferred SCUs

(and all of the conditions set forth in Section 9.2 of the Agreement for such admission will be deemed satisfied), without any further action or approval, and General Partner hereby agrees to cause the name of such designated holding entity to be recorded on the books and records of the Partnership on the date of such admission.
Pursuant to Sections 4.5 and 7.8 of the Agreement, upon execution of a Limited Partner Acceptance of the Partnership Agreement in the form attached hereto as Attachment 1-B or by causing a Limited Partner Acceptance to be executed on its behalf, each initial holder of S-SCUs automatically will be admitted as an Additional Partner of the Partnership, without any further action or approval and the General Partner hereby agrees to cause the names of such recipients to be recorded on the books and records of the Partnership on the date of such admission.
Pursuant to the Sections 4.5 and 7.8 of the Agreement, upon execution of a Limited Partner Acceptance of the Partnership Agreement in the form attached hereto as Attachment 1-C or by causing a Limited Partner Acceptance to be executed on its behalf, the initial holder of L-SCUs automatically will be admitted as an Additional Partner of the Partnership, without any further action or approval and the General Partner hereby agrees to cause the name of such recipient to be recorded on the book and records of the Partnership on the date of such admission.
Pursuant to the Sections 4.5 and 7.8 of the Agreement, upon execution of a Limited Partner Acceptance of the Partnership Agreement in the form attached hereto as Attachment 1-D or by causing a Limited Partner Acceptance to be executed on its behalf, the initial holder of K-SCUs automatically will be admitted as an Additional Partner of the Partnership, without any further action or approval and the General Partner hereby agrees to cause the name of such recipient to be recorded on the book and records of the Partnership on the date of such admission.
ARTICLE II.
Organization
2.1.           Continuation.  The parties hereto do hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act, for the purposes and upon the terms and conditions hereinafter set forth.  The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act except as otherwise herein expressly provided.  Promptly upon the execution and delivery hereof, the General Partner shall, to the extent required under the Act or otherwise deemed Necessary or appropriate by the General Partner, cause an amendment to the Certificate of Limited Partnership to be filed with the Delaware Secretary of State, and such other notice, instrument, document or certificate as may be required by applicable law, and which may be necessary or desirable to enable the Partnership to conduct its business, and to own its properties, under the Partnership’s name, to be filed or recorded in all appropriate public offices.
2.2.           Name.  The business of the Partnership shall be conducted under the name of CBL & Associates Limited Partnership or such other name as the General Partner may select, and all transactions of the Partnership, to the extent permitted by applicable law, shall be carried on and completed in such name.
2.3.           Character of the Business.  The purpose of the Partnership shall be:  (i) to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of, deal with, foreclose upon or otherwise exercise all rights with respect to, any of the Properties and any other real, personal and intangible property of all kinds; (ii) to exercise all of the powers of a partner in Property Partnerships; (iii) to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership; (iv) to engage in such other ancillary activities as shall be necessary, desirable or appropriate to effectuate the foregoing purposes; and (v) to otherwise engage in any enterprise, business or activity in which a limited partnership may engage or conduct under the Act.  The Partnership shall have all powers necessary or desirable to accomplish the purposes herein enumerated.  In connection with the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority, directly or through its interest in Property Partnerships, to enter into, perform and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other lien or assignment and, directly or indirectly, to develop, acquire and construct additional Properties necessary or useful in connection with its business.
2.4.           Location of the Principal Place of Business.  The location of the principal place of business of the Partnership shall be at the Office Building, or such other location as shall be selected from time to time by the General Partner in its sole discretion.
2.5.           Registered Agent and Registered Office.  The Registered Agent of the Partnership shall be Corporation Service Company or such other Person as the General Partner may select in its sole discretion.  The Registered Office of the Partnership shall be 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808 or such other location as the General Partner may select in its sole and absolute discretion.

ARTICLE III.
Term

3.1.           Commencement.  The Partnership’s term commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on July 16, 1993.
3.2.           Dissolution.  The Partnership shall continue until dissolved upon the occurrence of the earliest of the following events:

(a)  The withdrawal (is defined in the Act), dissolution, termination, retirement or Bankruptcy of the General Partner or the Bankruptcy of the Company; the Partnership’s business may, however, be continued and the Partnership reconstituted as provided in Section 9.1 hereof;

(b)  The election to dissolve the Partnership made in writing by the General Partner with, subject to Section 7.3, the Consent of the Limited Partners;

(c)  The sale or other disposition of all or substantially all the assets of the Partnership unless the General Partner elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding-up of the affairs of the Partnership);

(d)  Dissolution required by operation of law; or

(e)  December 31, 2090.

ARTICLE IV.

Contributions to Capital

4.1.           Partners.  Exhibit A hereto sets forth the names of the Partners of the Partnership as of the date hereof and the Partnership Units held by each such Partner.  A Partner may be both a General Partner and a Limited Partner hereunder. The Partnership shall establish and maintain a separate Capital Account for each Partner.
4.2.           General Partner Capital Contribution.

(a)  Prior to the date hereof, the General Partner has made certain Capital Contributions to the Partnership as described in the books and records of the Partnership as of the date hereof.
(b)  The gross fair market value of any property contributed by the General Partner to the Partnership (“Contributed Property”), other than money, shall, except as otherwise expressly provided herein, be the Acquisition Cost of such Contributed Property. For purposes hereof, the “Acquisition Cost” of Contributed Property shall be, (i) in the case of Contributed Property acquired by the General Partner or the Company in exchange for shares of Common Stock, the Current Per Share Market Price as of the closing date on which the General Partner or the Company, as applicable, acquired such Contributed Property multiplied by the number of shares of Common Stock issued in the acquisition or (ii) in the case of Contributed Property acquired by the General Partner or the Company for consideration other than Common Stock, the amount of such consideration plus, in either case, any costs and expenses incurred by the General Partner or the Company, as applicable, (and unreimbursed by the Partnership) in connection with such acquisition or contribution; provided, however, that (A) in the event the General Partner or the Company acquires the Contributed Property in exchange for shares of Common Stock or with proceeds from a public offering of the Company’s securities, the Partnership shall assume and pay (or reflect on its books as additional consideration for such Contributed Properties) the expenses, including any applicable underwriting discounts, incurred by the Company in connection with the issuance of such shares or securities, and (B) in the event the Acquisition Cost of Contributed Property is financed by any borrowings by the General Partner or the Company, or is otherwise encumbered by Liens relating to obligations of the General Partner or the Company, the Partnership shall, in either case, assume any such obligations of the General Partner or the Company concurrently with the contribution of such property to the Partnership or, if impossible, shall obligate itself to the General Partner or the Company, as applicable, in an amount and on terms equal to such indebtedness or obligation, and the Acquisition Cost shall be reduced by the amount of such obligations assumed or obligations incurred by the Partnership.
4.3.	Limited Partner Capital Contributions.
(a)  Prior to the date hereof, each Limited Partner has made certain Capital Contributions to the Partnership as described in the books and records of the Partnership as of the date hereof.
(b)  A Limited Partner shall be unconditionally liable to the Partnership for all or a portion of any deficit in its Capital Account if it so elects to be liable for such deficit or portion thereof. Such election may be for either a limited or an unlimited amount and may be amended or withdrawn at any time. The election, and any amendment thereof, shall be made by written notice to the General Partner stating that the Limited Partner elects to be liable, and specifying the limitations, if any, on the maximum amount or duration of such liability. Said election, or amendment thereof, shall be effective only from the date the written notice is received by the General Partner, and shall terminate upon the date, if any, specified therein as a termination date or upon delivery to the General Partner of a subsequent written notice withdrawing or otherwise amending such election. A withdrawal, or an amendment reducing the Limited Partner’s maximum liability, shall not be effective to avoid responsibility for any loss incurred prior to such amendment or withdrawal.
(c)  The Limited Partners acknowledge that the Partnership Units have not been registered under any federal or state securities laws and, as a result thereof, they may not be sold or otherwise transferred, except in compliance with such laws and in accordance with the provisions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, no Partnership Units may be sold or otherwise transferred unless such transfer is exempt from registration under any applicable securities laws or such transfer is registered under such laws, it being acknowledged that the Partnership has no obligation to take any action which would cause any such Units to be registered.
4.4.  Issuance of Additional Units.
(a)  Without the consent of any Limited Partner, but subject to the terms of Section 9.3 below, the General Partner may from time to time cause the Partnership to issue to the Partners (including the General Partner) or other Persons additional Partnership Units (“Additional Units”) in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to the Common Units, and admit any such other Person as an additional Limited Partner (“Additional Partner”) (in accordance with Section 4.5 hereof), in exchange for the Capital Contribution by such Partner or Person of cash and/or property.  Without limiting the provisions of this Article IV, the General Partner is expressly authorized to cause the Partnership to issue Additional Units for less than either, (i) the fair market value thereof, or (ii) the applicable Current Per Share Market Price multiplied by the number of shares of Common Stock issuable with respect to such Additional Units upon the exercise of the Rights with respect thereto.  The General Partner shall have the right and shall possess the authority to amend this Agreement without the consent of any Limited Partner to evidence any action taken pursuant to this Subsection 4.4 (a).
(b)  In the event a Partner (the “Contributing Partner”) contributes to the Partnership any funds obtained directly or indirectly from the issuance by the Company of Preferred Stock (the “Preferred Contributed Funds”), then the Contributing Partner shall be issued Preferred Units of a designated class or series to reflect its contribution of such funds. Each class or series of Preferred Units so issued shall be designated by the General Partner to identify such class or series with the class or series of Preferred Stock which constitutes the Related Issue.  Each class or series of Preferred Units shall be described in a written document (the “Preferred Unit Designation”) attached as Exhibit B that shall set forth in sufficient detail, the economic rights, including dividend, redemption and conversion rights and sinking fund provisions, of the class or series of Preferred Units and the Related Issue.  The number of Preferred Units of a class or series shall be equal to the number of shares of the Related Issue sold.  The Preferred Unit Designation shall provide for such terms for the class or series of Preferred Units that shall entitle the holders thereof to substantially the same economic rights as the holders of the Related Issue. Specifically, the holders of such Preferred Units shall receive distributions on the class or series of Preferred Units pursuant to Section 6.2 equal to the aggregate dividends payable on the Related Issue at the times such dividend are paid (the “Preferred Distribution Requirement”).  The Partnership shall redeem the class or series of Preferred Units for a redemption price per

Preferred Unit equal to the redemption price per share of the Related Issue, exclusive of any accrued unpaid dividends (the “Preferred Redemption Price”) upon the redemption of any shares of the Related Issue.  Each class or series of Preferred Units shall also be converted into additional Common Units at the time and on such economic terms and conditions as the Related Issue is converted into Common Stock.  Upon the issuance of any class or series of Preferred Units pursuant to this Subsection 4.4(b), the General Partner shall provide the Limited Partners with a copy of the Preferred Unit Designation relating to such class or series.  A Partner shall have the right, in lieu of contributing to the Partnership funds received directly or indirectly from the issuance of Preferred Stock as Preferred Contributed Funds, to lend such funds to the Partnership.  Any such loan shall be on the same terms and conditions as the Related Issue except that dividends payable on the Related Issue shall be payable by the Partnership to such Partner as interest, any mandatory redemptions shall take the form of principal payments and no Preferred Units shall be issued to such Partner. If any such loan is made, the Partnership shall promptly reimburse such Partner for all expenses including any applicable underwriter discounts incurred by the Company in connection with raising the funds. Any such loan made by such Partner to the Partnership may, at any time, be contributed to the Partnership as Preferred Contributed Funds in exchange for Preferred Units as above provided; and if the Related Issue is by its terms convertible into Common Stock, such loan shall be so contributed to the Partnership prior to the effectuation of such conversion.
(c)  In the event a Partner contributes to the Partnership any funds obtained directly or indirectly from the issuance by the Company of Capital Stock, the Partnership shall reimburse such Partner for the expenses (including any applicable underwriter discounts) incurred by the Company in connection with raising such funds.

4.5.           Admission of Additional Partners.
(a)  After the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Partner only upon furnishing to the General Partner (i) a written agreement in form satisfactory to the General Partner accepting all of the terms and conditions of this Agreement and (ii) such other documents or instruments as may be required in the discretion of the General Partner.
(b)  No Person shall be admitted as an Additional Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion and for any or no reason whatsoever.  The admission of any Person as an Additional Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.
(c)  If an Additional Partner is admitted to the Partnership on any other date than the first day of the Partnership’s tax year, then Net Income, Net Loss, each item thereof and all other items allocable among Partners and Assignees for such tax year shall be allocated among such Additional Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Partner occurs shall be allocated among all Partners and Assignees including such Additional Partner.
(d)  The General Partner, acting alone, shall be authorized on behalf of each of the Partners to amend this Agreement to reflect the admission of any Additional Partner or to record any change in ownership of Partnership Units of any Partner.

4.6.           Stock Incentive Plan.  If, at any time or from time to time, Incentive Options granted in connection with the Company’s Stock Incentive Plan are exercised in accordance with the terms of the Incentive Option Agreement:
(a)  the Company shall, as soon as practicable after such exercise, contribute or cause to be contributed to the capital of the Partnership an amount equal to the exercise price paid to the Company by such exercising party in connection with the exercise of the Incentive Option; and

(b)  the Partner which makes a contribution to the capital of the Partnership pursuant to Subsection 4.2(a) hereof shall be deemed to have contributed to the Partnership as Capital Contributions an amount equal to the Current Per Share Market Price (as of the Trading Date immediately preceding the date on which the purchase of the Common Stock by such exercising party is consummated) multiplied by the number of shares of Common Stock delivered by the Company to such exercising party and the Partnership shall issue to such contributing Partner a number of Common Units equal to such number of shares of Common Stock divided by the Conversion Factor.

4.7.           No Third Party Beneficiary.  No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by the parties hereto and their respective successors and assigns.  None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.
4.8.           No Interest; No Return.  No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership or from any of the other Partners.
4.9.           Adjustment Upon Conversion of Preferred Stock.  Upon the conversion of any shares of Preferred Stock to Common Stock pursuant to the terms of such Preferred Stock, the ownership of Partnership Units of the Partners shall be adjusted in accordance with the provisions of this Agreement to reflect, on the date of such conversion, the parallel conversion of the Preferred Units that were a Related Issue of such converted Preferred Stock into Common Units equal in number to the number of shares of Common Stock issued as a result of such conversion.

ARTICLE V.
Representations, Warranties and Covenants
5.1.           Representations and Warranties.  Each Limited Partner hereby represents and warrants to the Partnership and the General Partner the following:
(a)  Organization; Authority.  Such Limited Partner is either (A) in the case of such persons which are corporations, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, or (B) in the case of such persons which are partnerships or trusts, a partnership or trust, as the case may be, duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation. The Limited Partner has the requisite authority to enter into and perform this Agreement.

(b)  Due Authorization; Binding Agreement.  The execution, delivery and performance of this Agreement by such Limited Partner have been duly and validly authorized by all necessary action of such Limited Partner.  This Agreement has been duly executed and delivered by such Limited Partner, or an authorized representative of such Limited Partner, and constitutes a legal valid and binding obligation of such Limited Partner, enforceable against such Limited Partner in accordance with the terms hereof.

(c)  Consents and Approvals.  No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by such Limited Partner in connection with the execution, delivery and performance of this Agreement except for those which have been heretofore obtained.

(d)  No Violation.  None of the execution, delivery or performance of this Agreement by such Limited Partner does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or provision of (A) the organizational documents of such Limited Partner or any agreement to which such Limited Partner is a party or by which it is bound or (B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to such Limited Partner or any agreement to which such Limited Partner is a party or by which it or its assets or properties are bound, or (ii) result in the creation of any Lien or other encumbrance upon the assets or properties of such Limited Partner other than in favor of the Partnership.

5.2.           Covenants.  Without the prior consent of the General Partner, no Limited Partner shall take any action, including acquiring, directly or indirectly, an interest in any tenant of a Property, which would have the effect of causing the percentage of the gross income of the Company that fails to be treated as “rents from real property” within the meaning of Section 856(d)(2) of the Code to exceed such percentage as of the date of the First Restated Agreement.

ARTICLE VI.

Allocations, Distributions, and
Other Tax and Accounting Matters

6.1.           Allocations.  The Net Income or Net Loss and/or other Partnership items shall be allocated pursuant to the provisions of Exhibit C hereto.  All Net Income or Net Loss with respect to the period prior to June 30, 1998 (the date of the Second Restated Agreement) shall be allocated to the Limited Partners pursuant to the First Restated Agreement.  All Net Income or Net Loss with respect to the period beginning June 30, 1998 (the date of the Second Restated Agreement) and ending on June 14, 2005 (one day prior to the date of the Third Restated Agreement) shall be allocated to the Limited Partners pursuant to the Second Restated Agreement.  All Net Income or Net Loss with respect to the period beginning June 15, 2005 (the date of the Third Restated Agreement) and ending on November 15, 2005 (one day prior to the date of the First Amendment to Third Restated Agreement) shall be allocated to the Limited Partners pursuant to the Third Restated Agreement.  All Net Income or Net Loss with respect to the period beginning November 16, 2005 (the date of the First Amendment to Third Restated Agreement) and continuing thereafter shall be allocated to the Limited Partners pursuant to this Fourth Restated Agreement.

6.2.           Distributions.

(a)  The General Partner shall cause the Partnership to distribute all or a portion of Net Cash Flow to the Partners from time to time as determined by the General Partner, but in any event not less frequently than quarterly, in such amounts as the General Partner shall determine. All such distributions shall be made in accordance with the following order of priority:
(i)  First, to the extent that the amount of Net Cash Flow distributed to the relevant Partner, on account of the Preferred Units, for any prior quarter was less than the Preferred Distribution Requirement for such quarter, and has not been subsequently distributed pursuant to this Subsection 6.2(a)(i) (a “Preferred Distribution Shortfall”), Net Cash Flow shall be distributed to the relevant Partner, on account of the Preferred Units, in an amount necessary to satisfy such Preferred Distribution Shortfall for the current and all prior Partnership taxable years. In the event that the Net Cash Flow distributed for a particular quarter is less than the Preferred Distribution Shortfall, then all Net Cash Flow for the current quarter shall be distributed to the relevant Partner on account of the Preferred Units;

(ii)  Second, Net Cash Flow shall be distributed to the relevant Partner, on account of the Preferred Units, in an amount equal to the Preferred Distribution Requirement for the then current quarter for each outstanding Preferred Unit. In the event that the amount of Net Cash Flow distributed for a particular quarter pursuant to this Subsection (a)(ii) is less than the Preferred Distribution Requirement for such quarter, then all such Net Cash Flow for such quarter shall be distributed to the relevant Partner, on account of the Preferred Units. In addition, in the event that the Partnership is liquidated pursuant to Article VIII, the allocation described above shall be made to the relevant Partner, on account of the Preferred Units, with respect to all Preferred Units then outstanding; and

(iii)  Third, to the extent that the amount of Net Cash Flow distributed to the holders of SCUs for any prior quarter was (for any reason, including as a result of Subsection 6.2(f), a lack of legally available funds or a decision by the General Partner not to make distributions for such quarter) less than the amount required to be distributed for such quarter on account of the SCUs pursuant to Subsection (a)(iv) below, and such shortfall has not been subsequently distributed pursuant to this Subsection 6.2(a)(iii), Net Cash Flow shall be distributed to the holders of SCUs ratably until they have received an amount per SCU necessary to satisfy such shortfall for all prior quarters of the current and all prior Partnership taxable years.

(iv) Fourth, Net Cash Flow shall be distributed to the holders of SCUs ratably until they have received for the quarter to which distribution relates an amount for each outstanding SCU equal to the Basic Distribution Amount, provided, however, that in the event that the Common Unit Distribution Amount with respect to each of the four consecutive calendar quarters immediately preceding the calendar quarter to which the distribution under this Subsection (a)(iv) relates is not equal to or greater than the Floor Distribution, then the amount required to be distributed under this Subsection (a)(iv) for each outstanding SCU shall be equal to the product of the Reduction Factor and the Basic Distribution Amount; and

(v) Fifth, the balance of the Net Cash Flow to be distributed, if any, shall be distributed to holders of SCUs and Common Units, pro rata in accordance with their proportionate ownership of the aggregate number of SCUs and Common Units outstanding, counting each SCU as the number of Common Units into which it is convertible pursuant to the terms of Exhibit E, provided, however, that such distribution to the holders of SCUs shall be reduced by the amount of the distribution made to them on account of their SCUs with respect to such quarter pursuant to Subsection (a)(iv) above and the reduction will be allocated among the holders of SCUs pro rata in accordance with their respective percentage interests in the total number of SCUs then outstanding.

For the avoidance of doubt, set forth below are illustrations of the distributions payable to the holders of SCUs and Common Units pursuant to Subsections (a)(iv) and (a)(v) above: (I) if the Common Unit Distribution amount is $0.8750 ($0.43750 after the 6/15/05 Stock Split), then the amount payable with respect to each outstanding SCU for that quarter is $0.8750 ($0.43750 after the 6/15/05 Stock Split); (II) if the Common Unit Distribution amount is $0.725625 ($0.3628125 after the 6/15/05 Stock Split), then the amount payable with respect to each outstanding SCU for that quarter is $0.725625 ($0.3628125 after the 6/15/05 Stock Split); (III) if the Common Unit Distribution Amount is $0.5875 ($0.29375 after the 6/15/05 Stock Split), then the amount payable with respect to each outstanding SCU for that quarter is $0.725625 ($0.3628125 after the 6/15/05 Stock Split); (IV) if the Common Unit Distribution amount is $0.4375 ($0.21875 after the 6/15/05 Stock Split), then the amount payable with respect to each outstanding SCU for that quarter is $0.725625 ($0.3628125 after the 6/15/05 Stock Split); (V) if the Common Unit Distribution amount is $0.21875 ($0.109375 after the 6/15/05 Stock Split), then the amount payable with respect to each outstanding SCU for that quarter is $0.725625 ($0.3628125 after the 6/15/05 Stock Split) (unless the Common Unit Distribution amount with respect to each of the four consecutive quarters immediately preceding such quarter was less than the Floor Distribution, in which case the amount payable with respect to each outstanding SCU for that quarter would be $0.3628125 ($0.18140625 after the 6/15/05 Stock Split); and (VI) if the Common Unit Distribution amount is $0.00, then the amount payable with respect to each outstanding SCU for that quarter is $0.725625 ($0.3628125 after the 6/15/05 Stock Split) (unless the Common Unit Distribution Amount with respect to each of the four consecutive quarters immediately preceding such quarter was less than the Floor Distribution, in which case the amount payable with respect to each outstanding SCU for that quarter would be $0.00).

(b) Distributions shall also be made in accordance with the following order of priority:

(i) Concurrently, ratably and on parity with the distributions to holders of SCUs provided for under Subsection 6.2(a)(iii), to the extent that the amount of Net Cash Flow distributed to the holders of S-SCUs for any prior quarter was (for any reason, including as a result of Subsection 6.2(f), a lack of legally available funds or a decision by the General Partner not to make distributions for such quarter) less than the amount required to be distributed for such quarter on account of the S-SCUs pursuant to Subsection (ii) below, and such shortfall has not been subsequently distributed pursuant to this Subsection 6.2(b)(i), Net Cash Flow shall be distributed to the holders of S-SCUs until they have received an amount per S-SCU, as applicable, necessary to satisfy such shortfall for all prior quarters of the current and all prior Partnership taxable years;

(ii) Concurrently, ratably and on parity with the distributions to holders of SCUs provided for under Subsection 6.2(a)(iv), Net Cash Flow shall be distributed among the holders of S-SCUs until they have received for the quarter to which the distribution relates an amount for each outstanding S-SCU equal to the applicable S-SCU Basic Distribution Amount;

(iii) Concurrently, ratably and on parity with the distributions to holders of SCUs and Common Units provided for under Subsection 6.2(a)(v), the balance of the Net Cash Flow to be distributed, if any, shall be distributed to holders of S-SCUs pro rata in accordance with their proportionate ownership of the aggregate number of SCUs, S-SCUs and Common Units outstanding (counting each SCU or S-SCU as the number of Common Units into which it is convertible pursuant to the terms of Exhibit E or Exhibit H, as applicable), provided, however, that such distribution to the holders of S-SCUs shall:

(A)  be made only after the quarterly distributions on account of each Common Unit under Subsection 6.2(a)(v) for the four previous consecutive quarters shall have averaged an amount that is equal to or greater than the applicable S-SCU Basic Distribution Amount; and

(B)  be reduced by the amount of the distribution made to such Holders on account of their S-SCUs with respect to such quarter pursuant to Subsection (b)(ii) above and the reduction will be allocated among the holders of S-SCUs pro rata in accordance with their respective percentage interests in the total number of S-SCUs then outstanding.

(iv) Notwithstanding the foregoing, all distributions pursuant to this Subsection 6.2(b) shall remain subject to the provisions of (i) each Certificate of Designation for any class or series of Preferred Units, (ii) Exhibit E hereto with respect to the SCUs, and (iii) Exhibit H hereto with respect to the S-SCUs.

(c)           Distributions shall also be made in accordance with the following order of priority:

(i)           Concurrently, ratably and on parity and with the distributions to holders of SCUs and S-SCUs provided for under Subsections 6.2(a)(iii) and 6.2(b)(i), respectively, to the extent that the amount of Net Cash Flow distributed to the holders of L-SCUs for any prior quarter was (for any reason, including as a result of Subsection 6.2(f), a lack of legally available funds or a decision by the General Partner not to make distributions for such quarter) less than the amount required to be distributed for such quarter on account of the L-SCUs pursuant to Subsection (ii) below, and such shortfall has not been subsequently distributed pursuant to this Subsection 6.2(c)(i), Net Cash Flow shall be distributed to the holders of L-SCUs until they have received an amount per L-SCU, as applicable, necessary to satisfy such shortfall for all prior quarters of the current and all prior Partnership taxable years;

(ii)           Concurrently, ratably and on parity with the distributions to holders of SCUs and S-SCUs provided for under Subsections 6.2(a)(iv) and 6.2(b)(ii), respectively, Net Cash Flow shall be distributed among the holders of L-SCUs until they have received for the quarter to which the distribution relates an amount for each outstanding L-SCU equal to the applicable L-SCU Basic Distribution Amount;

(iii)           Concurrently, ratably and on parity with the distributions to holders of SCUs, S-SCUs and Common Units provided for under Subsection 6.2(a)(v) and 6.2(b)(iii), the balance of the Net Cash Flow to be distributed, if any, shall be distributed to holders of L-SCUs pro rata in accordance with their proportionate ownership of the aggregate number of SCUs, S-SCUs and L-SCUs and Common Units outstanding (counting each SCU, S-SCU or L-SCU as the number of Common Units or number of shares of Common Stock, as applicable, into which it is convertible pursuant to the terms of Exhibit E, Exhibit H or Exhibit J, as applicable), provided, however, that such distribution to the holders of L-SCUs shall be reduced by the amount of the distribution made to such Holders on account of their L-SCUs with respect to such quarter pursuant to Subsection (c)(ii) above and the reduction will be allocated among the holders of L-SCUs pro rata in accordance with their respective percentage interests in the total number of L-SCUs then outstanding.

(iv) Notwithstanding the foregoing, all distributions pursuant to this Subsection 6.2(c) shall remain subject to the provisions of (i) each Certificate of Designation for any class or series Preferred Units, (ii) Exhibit E hereto with respect to the SCUs, (iii) Exhibit H hereto with respect to the S-SCUs and (iv) Exhibit J hereto with respect to the L-SCUs.

(d) Distributions shall also be made in accordance with the following order of priority:

(i) Concurrently, ratably and on parity with the distributions to holders of SCUs, S-SCUs and L-SCUs provided for under Subsections 6.2(a)(iii), 6.2(b)(i) and 6.2(c)(i), respectively, to the extent that the amount of Net Cash Flow distributed to the holders of K-SCUs for any prior quarter was (for any reason, including as a result of Subsection 6.2(e), a lack of legally available funds or a decision by the General Partner not to make distributions for such quarter) less than the amount required to be distributed for such quarter on account of the K-SCUs pursuant to Subsection (ii) below, and such shortfall has not been subsequently distributed pursuant to this Subsection 6.2(d)(i), Net Cash Flow shall be distributed to the holders of K-SCUs until they have received an amount per K-SCU, as applicable, necessary to satisfy such shortfall for all prior quarters of the current and all prior Partnership taxable years;

(ii) Concurrently, ratably and on parity with the distributions to holders of SCUs, S-SCUs and L-SCUs provided for under Subsections 6.2(a)(iv), 6.2(b)(ii) and 6.2(c)(ii), Net Cash Flow shall be distributed among the holders of K-SCUs until they have received for the quarter to which the distribution relates an amount for each outstanding K-SCU equal to the applicable K-SCU Basic Distribution Amount;

(iii) Concurrently, ratably and on parity with the distributions to holders of SCUs, S-SCUs, L-SCUs and Common Units provided for under Subsections 6.2(a)(v), 6.2(b)(iii) and 6.2(c)(iii), the balance of the Net Cash Flow to be distributed, if any, shall be distributed to holders of K-SCUs pro rata in accordance with their proportionate ownership of the aggregate number of SCUs, S-SCUs, L-SCUs, K-SCUs and Common Units outstanding (counting each SCU, S-SCU, L-SCU or K-SCU as the number of Common Units into which it is convertible pursuant to the terms of Exhibit E, Exhibit H, Exhibit J or Exhibit K, as applicable), provided, however, that such distribution to the holders of K-SCUs shall:

(A)  be made only after the quarterly distributions on account of each Common Unit under Subsection 6.2(a)(v) for each of the four previous consecutive quarters shall have been greater than the applicable K-SCU Basic Distribution Amount in each of such quarters; and

(B)  be reduced by the amount of the distribution made to such Holders on account of their K-SCUs with respect to such quarter pursuant to Subsection (d)(ii) above and the reduction will be allocated among the holders of K-SCUs pro rata in accordance with their respective percentage interests in the total number of K-SCUs then outstanding.

(iv)  Notwithstanding the foregoing, all distributions pursuant to this Subsection 6.2(d) shall remain subject to the provisions of (i) each Certificate of Designation for any class or series of Preferred Units, (ii) Exhibit E hereto with respect to the SCUs, (iii) Exhibit H hereto with respect to the S-SCUs, (iv) Exhibit J hereto with respect to the L-SCUs, and (v) Exhibit K hereto with respect to the K-SCUs.

           (e)  (i)                      Neither the Partnership nor the Limited Partners shall have any obligation to see that any funds distributed pursuant to Subsection (a) (i) of this Section 6.2 are in turn used to pay dividends on any Capital Stock of the Company. Subject to the preceding sentences, (A) the General Partner shall use its reasonable efforts to cause the Partnership to distribute sufficient amounts to enable the Company to pay shareholder dividends that will (x) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (y) avoid any federal income or excise tax liability of the Company; and (B) in the event of a sale of a Property or an interest in a Property Partnership (other than a direct or indirect interest in a Property set forth in Exhibit A of the Master Contribution Agreement (a “Jacobs Property”) and other than a Property constituting “substituted basis property” (as defined in Section 7701(a)(42) of the Code) with respect to a Jacobs Property) giving rise to a special allocation of taxable income or gain to a Limited Partner or Partners pursuant to Subsection 3(c) of Exhibit C, the General Partner shall cause the Partnership to distribute the Net Sale Proceeds therefrom up to an amount sufficient to enable such Limited Partner or Partners to pay any income tax liability with respect to the income or gain so specially allocated (or, if any such Limited Partner is a partnership or S corporation, to enable such Limited Partner to distribute sufficient amounts to its equity owners to enable such owners to pay any income tax liability with respect to their share of such taxable income or gain).
(ii)  If in any quarter the Partnership redeems any outstanding Preferred Units, unless and except to the extent that such redemption is effected out of borrowed funds, Capital Contributions or other sources, Net Cash Flow shall be distributed to the relevant Partner, on account of the Preferred Units, in an amount equal to the Preferred Redemption Amount for the Preferred Units being redeemed before being distributed pursuant to Subsection 6.2(a). There shall be no adjustment of the then current proportionate ownership of Partnership Units of the Partners on account of any distribution under this Section.
(f) Notwithstanding the foregoing, all distributions pursuant to this Section 6.2 shall remain subject to the provisions of the Certificate of Designation for each class or series of

Preferred Units set forth in Exhibit B hereto, Exhibit E hereto with respect to the SCUs, Exhibit H hereto with respect to the S-SCUs, Exhibit J hereto with respect to the L-SCUs and Exhibit K hereto with respect to the K-SCUs.
(g)  Notwithstanding the provisions of Subsection 6.2(a) above, if the distributions with respect to the SCUs made on or prior to the second anniversary of the issuance of the SCUs would result in any holder of an SCU receiving an annual return on such holder’s “unreturned capital” (as defined for purposes of Regulation Section 1.707-4(a)) for a partnership tax year (treating the Partnership tax year in which such second anniversary occurs as ending on such date) in excess of the Safe Harbor Rate (as defined below), then the distributions to such holder in excess of such Safe Harbor Rate will be deferred, will continue to cumulate and will be payable on the earlier to occur of (i) the disposition of the SCUs to which such deferred distributions relate in a transaction in which the disposing holder recognizes taxable gain thereon or (ii) the first distribution payment date with respect to the SCUs following the second anniversary of the issuance of the SCUs. For purposes of the foregoing, the “Safe Harbor Rate” shall equal 150% of the highest applicable Federal rate, based on quarterly compounding, in effect for purposes of Section 1274(d) of the Code at any time between the date of the issuance of the SCUs and the date on which the relevant distribution payment is made.
(h)  Distributions to Common Units and SCUs may be made by offering the holders of Common Units and SCUs the opportunity to make an election to take a portion of such distribution in cash or additional Common Units; provided that such an offer may not be made unless (i) holders of SCUs and holders of Common Units received on a conversion or redemption of SCUs will receive the full amount of the distribution in cash to the extent that such holders elect to receive cash, including an election to receive 100% of the distribution in cash, (ii) with respect to distributions made within two years of the final Closing provided for in the Master Contribution Agreement, such distributions will not cause the aggregate distributions to a holder of SCUs or holder of Common Units received on a conversion or redemption of SCUs, other than distributions to such holder in respect of the Basic Distribution Amount, to exceed the product of (x) the lesser of such holder’s percentage interest in Partnership profits for the year in which the distribution is made or such holder’s percentage interest in Partnership profits for the life of the Partnership (as determined for purposes of Regulations Section 1,707-4(b)) and (y) the Partnership’s net cash flow from operations for the year in which the distribution is made (as determined for purposes of Regulations Section 1.707-4(b)) and (iii) holders of SCUs that elect to receive 100% of the distribution in cash will have received in respect of the quarter to which such distribution relates an amount per SCU, in cash, pursuant to Subsection 6.2(a)(iv), equal to the Basic Distribution Amount. Any such election will be made pro rata between the Common Units and SCUs, i.e., the same amount of cash or Common Units shall be offered with respect to each Common Unit and SCU.  Holders of Common Units or SCUs shall in no event be required to elect to receive additional Common Units.
6.3.           Books of Account.  At all times during the continuance of the Partnership, the General Partner shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with generally accepted accounting principles wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Partnership, or paid, received, sold or purchased in the course of the Partnership’s business, and all of such other transactions, matters and things relating to the business of the Partnership as are usually entered in books of account kept by persons engaged in a business of a like kind and character. In addition, the Partnership shall keep all records as required to be kept pursuant to the Act.  The books and records of account shall be kept at the principal office of the Partnership, and each Partner shall at all reasonable times have access to such books and records and the right to inspect the same.
6.4.           Reports.  The General Partner shall cause to be submitted to the Limited Partner Representatives promptly upon receipt of the same from the Accountants and in no event later than April 1 of each year copies of Audited Financial Statements prepared on a consolidated basis for the Partnership and the Property Partnerships, together with the reports thereon, and all supplementary schedules and information, prepared by the Accountants, provided, however, that with respect to Joint Venture Partnerships which are not Controlled by the Partnership, the General Partner shall diligently seek to (i) cause the Joint Venture Partnership to distribute its Audited Financial Statements on or before April 1 of each year subject to the Joint Venture Partnership’s partnership agreement and (ii) cause such Audited Financial Statements to be submitted to the Limited Partners promptly upon their receipt. The Partnership shall also cause to be prepared such reports and/or information as are necessary for the General Partner to determine its qualification as a REIT and its compliance with REIT Requirements.
6.5.           Audits.  Not less frequently than annually, the General Partner shall cause the Accountants to audit books and records of the Partnership and the Property Partnerships (and, pursuant to the terms of the applicable partnership agreement, diligently seek to cause each Joint Venture Partnership not Controlled by the Partnership to annually audit such Joint Venture Partnership’s books and records).
6.6.           Tax Elections and Returns.  All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion; provided, however, the General Partner shall, if requested by transferee, file an election on behalf of the Partnership pursuant to Section 754 of the Code to adjust the basis of the Partnership property in the case of the Transfer of a Partnership Unit, including Transfers made in connection with the exercise of Rights (or Series J, Series S, Series L or Series K Exchange Rights), made in accordance with the provisions of this Agreement.  The General Partner shall cause the Accountants to prepare and file all state and federal tax returns on a timely basis.
6.7.           Tax Matters Partner.  The General Partner is hereby designated as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code for the Partnership; provided, however, (i) in exercising its authority as Tax Matters Partner it shall be limited by the provisions of this Agreement affecting tax aspects of the Partnership; (ii) the General Partner shall consult in good faith with the Limited Partner Representatives regarding the filing of a Code Section 6227(b) administrative adjustment request with respect to the Partnership or a Property before filing such request, it being understood, however, that the provisions hereof shall not be construed to limit the ability of any Partner, including the General Partner, to file an administrative adjustment request on its own behalf pursuant to Section 6227(a) of the Code; (iii) the General Partner shall consult in good faith with the Limited Partner Representatives regarding the filing of a petition for judicial review of an administrative adjustment request under Section 6228 of the Code, or a petition for judicial review of a final partnership administrative judgment under Section 6226 of the Code relating to the Partnership before filing such petition; (iv) the General Partner shall give prompt notice to the Limited Partner Representatives of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine Partnership income tax returns for any year, receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, receipt of written notice of the final Partnership administrative adjustment relating to the

Partnership pursuant to Section 6223 of the Code and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership; and (v) the General Partner shall promptly notify the Limited Partner Representatives if the General Partner does not intend to file for judicial review with respect to the Partnership.  The General Partner, in acting on behalf of the Partnership as Tax Matters Partner of a Property Partnership, shall afford the Limited Partners the same rights with respect to Property Partnership tax matters as afforded to the Limited Partners under this Section 6.7.

ARTICLE VII.

Rights, Duties and Restrictions of the General Partner

7.1.           Expenditures by Partnership.  The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. All of the aforesaid expenditures shall be made on behalf of the Partnership and the General Partner shall be entitled to reimbursement by the Partnership for any expenditures incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses.
7.2.           Powers and Duties of General Partner.  The General Partner shall be responsible for the management of the Partnership’s business and affairs. Except as otherwise herein expressly provided, the General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership and in its name as the General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the purposes for which the Partnership was organized. Except as otherwise expressly provided herein, and subject to Section 7.3 hereof, the General Partner shall have the right, power and authority:

(a)   To manage, control, invest, reinvest, acquire by purchase, lease or otherwise sell, contract to purchase or sell, grant, obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wherever situated, in furtherance of the business or purposes of the Partnership;

(b)  To acquire, directly or indirectly, interests in real estate of any kind and of any type, and any and all kinds of interests therein (including, without limitation, Entities investing therein), and to determine the manner in which title thereto is to be held; to manage (directly or through property managers, including without limitation, the Management Company), insure against loss, protect and subdivide any of the real estate, interests therein or parts thereof; to improve, develop or redevelop any such real estate; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to re-subdivide, to contract to sell, to grant options to purchase or lease, to sell on any terms; to convey, mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on any property in which the Partnership owns an interest; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes, and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; to execute assignments of all or any part of the beneficial interest in any land trust in which the Partnership owns a beneficial interest;

(c)  To employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary or appropriate by the General Partner for the operation and management of the Partnership business, including but not limited to, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

(d)  To enter into, make, amend, perform and carry out or cancel and rescind,

contracts and other obligations on behalf of the Partnership and to cause all Administrative Expenses to be paid;

(e)  To borrow money, procure loans and advances from any Person for Partnership purposes, and to apply for and secure, from any Person, credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature (including interest rate swaps, caps, and hedges) with or without security; and to repay, discharge, settle, adjust, compromise or liquidate any such loan, advance, credit, obligation or liability;

(f)  To pledge, hypothecate, mortgage, assign, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which the General Partner may deem necessary, proper or advisable to effect or accomplish any of the foregoing or to carry out the business and purposes of the Partnership;

(g)  To acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership, for the conservation of the Partnership’s assets or for any purpose convenient or beneficial to the Partnership;

(h)  To conduct any and all banking transactions on behalf of the Partnership; to adjust and settle checking, savings, and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into or from any account in the Partnerships name; to execute, procure, consent to and authorize extensions and renewals of any of the foregoing; to make deposits into and withdrawals from the Partnership’s bank accounts; and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts;

(i)  To demand, sue for, receive, and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

(j)  To make arrangements for financing, including the taking of all action deemed necessary or appropriate by the General Partner to cause any approved loans to be closed;

(k)  To take all reasonable measures necessary to insure compliance by the Partnership with applicable arrangements, and other contractual obligations and arrangements entered into by the Partnership from time to time in accordance with the provisions of this Agreement, including periodic reports as required to be submitted to lenders and using all due diligence to insure that the Partnership is in compliance with its contractual obligations;

(l)  To maintain the Partnership’s books and records;

(m)  To prepare and deliver, or cause to be prepared and delivered by the Partnership’s Accountants, all financial and other reports with respect to the operations of the Partnership and all Federal and state tax returns and reports;

(n)  To act in any state or nation in which the Partnership may lawfully act, for itself or as principal, agent or representative for any Person with respect to any business of the Partnership;

(o)  To become a partner or member in, and perform the obligations of a partner or member of, any general or limited partnership or limited liability company;

(p)  To apply for, register, obtain, purchase or otherwise acquire trademarks, trade names, labels and designs relating to or useful in connection with any business of the Partnership, and to use, exercise, develop and license the use of the same;

(q)  To pay or reimburse any and all actual fees, costs and expenses incurred in the formation and organization of the Partnership;

(r)  To do all acts which are necessary, customary or appropriate for the protection and preservation of the Partnership’s assets, including the establishment of reserves; and

(s)  In general, to exercise all of the general rights, privileges and powers permitted to be had and exercised by the provisions of the Act.

Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties on behalf of the Partnership or to undertake any individual liability or obligation on behalf of the Partnership.
7.3.  Major Decisions.  The General Partner shall not, without the prior Consent of the Limited Partners, on behalf of the Partnership, undertake any of the following actions (the “Major Decisions”):

(a)  Make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

(b)  Take title to any personal or real property, other than in the name of the Partnership, a Property Partnership or pursuant to Section 7.9 hereof;

(c)  Institute any proceeding for Bankruptcy on behalf of the Partnership; or

(d)  Dissolve the Partnership.

Except as specifically provided in this Agreement, including, without limitation, this Section 7.3, the Limited Partners shall have no right to vote on any matter concerning the business and affairs of the Partnership, including, without limitation, any decisions regarding the merger of the Partnership or the sale, exchange, lease, mortgage or pledge or other transfer of, or the granting of a security interest in, all or substantially all of the assets of the Partnership and the incurrence of indebtedness by the Partnership, whether or not in the ordinary course of the Partnership’s business.
7.4.           Actions with Respect to Certain Documents.  Notwithstanding the provisions of Section 7.3 hereof to the contrary, whenever the consent, agreement, authorization or approval of the Partnership is required under any agreement which the Limited Partners or their Affiliates have executed other than in their capacities as Limited Partners of the Partnership, the Consent of the Limited Partners shall not be required.
7.5.  Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing.  In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and effect such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
7.6.  Company Participation.  The Company agrees that all business activities of the Company, including without limitation all activities pertaining to the acquisition, development, ownership, management and leasing of real properties, shall be conducted, directly or indirectly, through the Partnership (except for: (i) property management and leasing activities conducted through the Management Company pursuant to the Management Agreement; and (ii) the Company’s direct and indirect interests in any Property Partnerships or subsidiaries other than through the Partnership).  The Company agrees that all borrowings for the purpose of making distributions to its stockholders will be incurred by the Partnership or by one or more of the Property Partnerships and the proceeds of such indebtedness will be included as Net Financing Proceeds hereunder.
7.7.  Proscriptions.  Except as otherwise expressly authorized herein, the General Partner shall not have the authority to:

(a)  Do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Partnership;

(b)  Possess any Partnership property or assign rights in specific Partnership property for other than Partnership purposes; or

(c)  Do any act in contravention of applicable law.  Nothing herein contained shall impose any obligation on any Person or firm doing business with the Partnership to inquire as to whether or not the General Partner has properly exercised its authority in executing any contract, lease, mortgage, deed or other instrument on behalf of the Partnership, and any such third Person shall be fully protected in relying upon such authority.

7.8.  Additional Partners.  The General Partner shall have the right to admit additional Partners to the Partnership in accordance with the provisions of this Agreement.
7.9.  Title Holder.  To the extent allowable under applicable law, title to all or any part of the Properties of the Partnership may be held in the name of the Partnership or in the name of any other Person, provided, however, that all of the beneficial interest in such Properties shall at all times be vested in the Partnership.  Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the General Partner, consistent with the business purposes of the Partnership.
7.10. Compensation of the General Partner.  The General Partner shall not be entitled to any compensation for services rendered to the Partnership solely in its capacity as General Partner except with respect to reimbursement for those costs and expenses constituting

Administrative Expenses.
7.11. Waiver and Indemnification.
(a) Neither the General Partner nor any Person acting on its behalf, pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon the General Partner by this Agreement and the Act, provided that the General Partner’s or such other Person’s conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in the best interests of the Partnership and, provided further, that the General Partner or such other Person shall not be guilty of fraud, misconduct or gross negligence. The Partnership shall, and hereby does, indemnify and hold harmless the General Partner and its Affiliates and any individual acting on their behalf from any loss, damage, claim or liability, including, but not limited to, reasonable attorneys’ fees and expenses, incurred by them by reason of any act performed by them in accordance with the standards set forth above or in enforcing the provisions of this indemnity; provided, however, no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership.
(b)  Any Person entitled to indemnification under this Agreement shall be entitled to receive, upon application therefor, advances to cover the costs of defending any proceeding against such Person; provided, however, that such advances shall be repaid to the Partnership, without interest, if such Person is found by a court of competent jurisdiction upon entry of a final judgment not to be entitled to such indemnification.  All rights of the indemnitee hereunder shall survive the dissolution of the Partnership; provided, however, that a claim for indemnification under this Agreement must be made by or on behalf of the Person seeking indemnification prior to the time the Partnership is liquidated hereunder.  The indemnification rights contained in this Agreement shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which the person seeking indemnification shall be entitled, whether at law or at equity. Indemnification pursuant to this Agreement shall be made solely and entirely from the assets of the Partnership and no Partner shall be liable therefor.
7.12.  Limited Partner Representatives.  Upon written notice to the General Partner, any Limited Partner or group of Limited Partners may appoint a representative to act on its or their behalf with respect to all Partnership matters, including exercising all voting rights of the Partnership Units owned by such Limited Partner. Whenever, under the terms of this Agreement, matters require the Consent of the Limited Partners, the same shall mean the consent of Limited Partner Representatives entitled to exercise voting rights with respect to a majority of the Partnership Units entitled to vote thereon, and any action taken by the Limited Partner Representatives shall be fully binding on the Limited Partners; it being the intention of the Limited Partners that the Limited Partner Representatives shall have full power and authority, to take all action, or to authorize all action, which the Limited Partners are entitled to take or authorize under the provisions of this Agreement.  Any appointments of Limited Partner Representatives made pursuant to this Section 7.12 shall remain effective until rescinded in a written notice to the General Partner, and the General Partner shall have the right and authority to rely (and shall be fully protected in so doing) on the actions taken and directions given by such Limited Partner Representatives without any further evidence of their authority or further action by the Limited Partners that appointed them.  Each of the Limited Partners (identified on Exhibit G hereto) hereby appoints JRI (or any person or entity appointed by JRI upon written notice to the General Partner; JRI, or such person or entity appointed by JRI upon written notice to the

General Partner, is referred to herein as the “Jacobs Limited Partner Representative”) as his, her or Limited Partner Representative with respect to all of the Partnership Units now or hereafter owned by such Limited Partner and such appointment shall remain effective with respect to each such Limited Partner and each transferee of the Partnership Units of each such Limited Partner until rescinded with respect to such Limited Partner or transferee in a written notice from that Limited Partner or transferee to the General Partner.
7.13.           Operation in Accordance with REIT Requirements.  The Partners acknowledge and agree that the Partnership shall be operated in a manner that will enable the Company to (a) satisfy the REIT Requirements and (b) avoid the imposition of any federal income or excise tax liability.  The Partnership shall avoid taking any action, or permitting to take any action, which would result in the Company ceasing to satisfy the REIT Requirements or would result in the imposition of any federal income or excise tax liability on the Company.  The determination as to whether the Partnership has operated in the manner prescribed in this Section 7.13 shall be made without regard to any action or inaction of the Company with respect to distributions and the timing thereof.
7.14.  Transactions with Affiliates.  The Partnership may lend or contribute funds to its subsidiaries or other Entities in which it has an equity investment, and such Entities may borrow funds from the Partnership, on terms and conditions established in the discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person. The Partnership may also engage in other transactions and enter into contracts with an Affiliate of any Partner, which transactions and contracts are on terms fair and reasonable to the Partnership and no less favorable to the Partnership than would be obtained from unaffiliated third parties, provided, however, that the affirmative determination by the Company’s board of directors shall determine conclusively that a transaction or contract between the Partnership on the one hand and the General Partner or the Company on the other hand satisfies such requirement.
7.15.           Other Matters Concerning the General Partner.
(a)  The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b)  The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional expertise shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
(c)  The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and any attorney or attorneys-in-fact duly appointed by the General Partner. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.
(d)  Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order to (i) protect or further the ability of the Company to continue to qualify as a REIT or (ii) avoid the Company incurring any taxes under Section 857 or

Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners. Nothing however in this Agreement shall be deemed to give rise to any liability on the part of the Limited Partners for the Company’s failure to qualify or continue to qualify as a REIT or failure to avoid incurring any taxes under the foregoing Sections of the Code.

ARTICLE VIII.
Dissolution, Liquidation and Winding-Up

8.1.  Accounting.  In the event of the dissolution, liquidation and winding-up of the Partnership, a proper accounting (which shall be certified) shall be made of the Capital Account of each Partner and of the Net Income or Net Losses of the Partnership from the date of the last previous accounting to the date of dissolution. Financial statements presenting such accounting shall include a report of a national certified public accountant (which may be the Accountant) selected by the Liquidating Trustee.
8.2.  Distribution on Dissolution.  In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution in the following rank and order:
(a)  Payment of creditors of the Partnership (other than Partners) in the order of priority as provided by law;

(b)  Establishment of reserves as provided by the Liquidating Trustee to provide for contingent liabilities, if any;

(c)  Payment of debts of the Partnership to Partners, if any, in the order of priority provided by law; and

(d)  To the Partners in accordance with the positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods, including the period in which such distribution occurs (other than those adjustments made pursuant to this Subsection 8.2(d), Section 8.4 or Section 8.5 hereof).

Whenever the Liquidating Trustee reasonably determines that any reserves established pursuant to Subsection (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the above provisions. Notwithstanding the foregoing, all distributions pursuant to this Section 8.2 shall remain subject to the provisions of (i) the Certificate of Designation for each class or series of Preferred Units set forth in Exhibit B hereto; (ii) Exhibit E hereto with respect to the SCUs; (iii) Exhibit H hereto with respect to the S-SCUs; (iv) Exhibit J hereto with respect to the L-SCUs; and (v) Exhibit K hereto with respect to the K-SCUs.
8.3.  Timing Requirements.  In the event that the Partnership is “liquidated” within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, any and all distributions to the Partners pursuant to Subsection 8.2(d) hereof shall be made no later than the later to occur of the following:  (i) the last day of the taxable year of the Partnership in which such liquidation occurs or (ii) ninety (90) days after the date of such liquidation.
8.4.  Sale of Partnership Assets.  In the event of the liquidation of the Partnership in accordance with the terms of this Agreement, the Liquidating Trustee may sell Partnership or Property Partnership property or Property Partnership interests on the best terms and conditions as the Liquidating Trustee in good faith believes are reasonably available at the time and under the circumstances and on a non-recourse basis to the Limited Partners. The liquidation of the Partnership shall not be deemed finally completed until the Partnership shall have received cash payments in full with respect to obligations such as notes, installment sale contracts or other similar receivables received by the Partnership in connection with the sale of Partnership assets and all obligations of the Partnership have been satisfied, released or assumed by the General Partner. The Liquidating Trustee shall continue to act to enforce all of the rights of the Partnership pursuant to any such obligations until such obligations are paid in full or otherwise satisfied.
8.5.           Distributions in Kind.  In the event that it becomes necessary to make a distribution of Partnership property in kind, the General partner may Transfer and convey such property to the distributees as tenants in common, subject to any liabilities attached thereto, so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property (other than as a creditor) in accordance with the provisions of Section 8.2 hereof.
8.6.           Documentation of Liquidation.  Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents or instruments required to cause the dissolution, liquidation and termination of the Partnership.
8.7.           Liability of the Liquidating Trustee.  The Liquidating Trustee shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Trustee’s taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidating Trustee shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arose out of:

(a)  A matter entirely unrelated to the Liquidating Trustee’s action or conduct pursuant to the provisions of this Agreement; or
(b)  The proven misconduct or gross negligence of the Liquidating Trustee.

ARTICLE IX.
Transfer of Partnership Units

9.1.  General Partner Transfer.  The General Partner shall not withdraw from the Partnership and shall not sell, assign, pledge, encumber or otherwise dispose of all or any portion of its Partnership Units, in each case prior to the dissolution and winding up of the Partnership, without the Consent of the Limited Partners.  Upon any Transfer of a Partnership Unit in accordance with the provisions of this Section 9.1, the transferee General Partner shall become vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Unit so acquired.  It is a condition to any Transfer otherwise permitted hereunder that the transferee assume by operation of law or express agreement all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Units and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation or other Entity to the General Partner by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners, in their reasonable discretion.  In the event the General Partner withdraws from the Partnership in violation of this Agreement or otherwise, dissolves or terminates or upon the Bankruptcy of the General Partner, (i) any remaining general partner may continue the Partnership business or (ii) within 90 days thereafter, all of the remaining Partners (or, to the extent permitted under the Act, such lesser number or percentage of the Partners, but in no case less than a Majority-in-Interest of the Limited Partners) may elect to continue the business of the Partnership by selecting a substitute General Partner, which substitute General Partner accepts such election and agrees to serve as the General Partner.
Such successor General Partner shall thereupon succeed to the rights and obligations of the General Partner as provided in this Section 9.1.
9.2.  Transfers by Limited Partners.
(a)           Subject to the provisions of Section 9.3 hereof, each Limited Partner shall have the right to Transfer all or a portion of its Partnership Units to any Person that is the Immediate Family of such Limited Partner, an Affiliate of such Limited Partner, another Limited Partner, an institutional lender as security for a bona fide obligation of such Limited Partner, a bona fide pledge after a default in the obligation secured by the pledge (or to a bona fide purchaser for value from such pledge), provided in each such case that prior written notice of the proposed Transfer is delivered to the General Partner.  Any transfer of Partnership Units permitted by the first sentence of this Subsection 9.2(a) or by any other provision of this Agreement (including, for example, Subsection 9.2(c) and Section 8 of Exhibit E) automatically will be admitted as a Substituted Limited Partner upon the filing with the Partnership of (A) a duly executed and acknowledged instrument of assignment between the transferor and the transferee specifying the Partnership Units being assigned, setting forth the intention of the transferor that such transferee succeed to the transferor’s interest as a Limited Partner with respect to the Partnership Units being assigned and agreement of the transferee assuming all of the obligations of a Limited Partner under this Agreement with respect to such transferred Partnership Units accruing from and after the date of transfer, (B) a duly executed and acknowledged instrument by which the transferee confirms to the Partnership that it accepts and adopts the provisions of this Agreement applicable to a Limited Partner and (C) any other instruments reasonably required by the General Partner and payment by the transferor of a transfer fee to the Partnership sufficient to cover the reasonable expenses of the transfer, if any.
(b)           Except as set forth in Subsection 9.2(a) above, or elsewhere in this Agreement (including Subsection 9.2(c) and Section 8 of Exhibit E), no Transfer of a Limited Partner’s Partnership Units may be effected without the consent of the General Partner, which consent may be given, withheld or conditioned in the General Partner’s sole and absolute discretion.  A transferee of Partnership Units shall be deemed to be an Assignee with respect to such Partnership Units, but shall not become or be admitted to the Partnership as a Substituted

Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion.  An Assignee shall be entitled as a result of such Transfer only to receive the economic benefits of the Partnership Units to which the transferor Limited Partner would otherwise be entitled, along with such transferor Limited Partner’s rights with respect to the Rights or such other exchange rights as are applicable to the Transferred Partnership Units (although any transferee of any Transferred Partnership Units shall be subject to any and all ownership limitations contained in the certificate of incorporation of the Company as may be amended from time to time), and such Assignee shall have no right (i) to participate in the management of the Partnership or to vote on any matter requiring the consent or approval of the Limited Partners, (ii) to demand or receive any account of the Partnership’s business, or (iii) to inspect the Partnership’s books and records, unless and until such Assignee is admitted to the partnership as a Substituted Limited Partner.  In addition, unless and until a transferee is admitted to the Partnership as a Substituted Limited Partner, the transferor Limited Partner shall not be relieved of its obligations under this Agreement (except in the case of the Transfer pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Limited Partner are assumed by a successor corporation or other Entity by operation of law). A transferee of Partnership Units may become a Substituted Limited Partner only upon the satisfaction of the following conditions: (A) the filing with the Partnership of a duly executed and acknowledged written instrument of assignment between the transferor and the transferee in a form approved by the General Partner specifying the Partnership Units being assigned, setting forth the intention of the transferor that such transferee succeed to the transferor’s interest as a Limited Partner with respect to the Partnership Units being assigned and agreement of the transferee assuming all of the obligations of a Limited Partner under this

Agreement with respect to such transferred Partnership Units accruing from and after the date of Transfer; (B) execution and acknowledgment by the transferor Limited Partner and such transferee of any other instruments required in the sole and absolute discretion of the General Partner, including the acceptance and obligation by such transferee of the provisions of this Agreement; (C) obtaining the written consent of the General Partner as provided in the second sentence of this Subsection 9.2(b); and (D) payment of a transfer fee to the Partnership, sufficient to cover the reasonable expenses of the substitution, if any. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take its rights to the transferred Partnership Units subject to the obligations of the transferor Limited Partner hereunder.
(c)           The Approved Transfers permitted in Section 8 of Exhibit E hereto shall also be available, mutatis mutandis, to holders of any Common Units issued in exchange for or upon the redemption of SCUs.
(d)           The applicable Approved Transfers permitted in Section 8 of Exhibit H hereto shall also be available, mutatis mutandis, to holders of any Common Units issued in exchange for or upon the redemption of S-SCUs.
(e)           The applicable Approved Transfers permitted in Section 8 of Exhibit J hereto shall also be available, mutatis mutandis, to holders of any Common Units issued in exchange for or upon the redemption of L-SCUs.
(f) The applicable Approved Transfers permitted in Section 8 of Exhibit K hereto shall also be available, mutatis mutandis, to holders of any Common Units issued in exchange for or upon the redemption of K-SCUs.
9.3. Restrictions on Transfer.  In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Unit by any Partner be made and in no event shall Additional Units be issued (i) to any Person or Entity who or which lacks the legal right, power or capacity to own a Partnership Unit, or, except with the prior written consent of the General Partner, to a Person or Entity which is not an “Accredited Investor” within the meaning of Regulation D promulgated by the SEC under the Securities Act; (ii) in violation of any provision of any mortgage or trust deed (or the note or bond secured thereby) constituting a Lien against a Property or any part thereof, or other instrument, document or agreement to which the Partnership or any Property Partnership is a party or otherwise bound (including, without limitation, the organizational documents of any Property Partnership); (iii) in violation of applicable law; (iv) of any component portion of a Partnership Unit, such as the Capital Account, or rights to Net Cash Flow, separate and apart from all other components of a Partnership Unit; (v) in the event such Transfer would cause the Company to cease to comply with the REIT Requirements; (vi) if such Transfer would cause a termination of the Partnership for federal income tax purposes (except with the Consent of the General Partner and the Consent of the Limited Partners); (vii) if such Transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes; (viii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title 1 of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (ix) if such Transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (x) if such Transfer would result in (A) the transferor or the transferee owning Common Units having a value (computed as of the date of such proposed Transfer by multiplying the Common Stock amount with respect to such Common Units by the

Current Per Share Market Price) less than $250,000, unless either the transferee is an existing Limited Partner or the General Partner has consented to such issuance or transfer, or (B) the transferee owning Common Units having a value (computed as of the date of such proposed Transfer by multiplying the Common Stock Amount with respect to such Common Units by the Current Per Share Market Price) less than $250,000, unless such Common Units constitute all of the Common Units then owned by such transferor or the General Partner has consented to such issuance or transfer; (xi) if such Transfer or issuance may not be effected without registration of such Partnership Units under the Securities Act, would require filing of a registration statement under the Securities Act or would otherwise violate any Federal, state or foreign securities laws or regulations applicable to the Partnership or such Partnership Units; (xii) if such Transfer or issuance would violate any provision of the Company’s certificate of incorporation as such may be amended from time to time; (xiii) to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a “nonrecourse liability” (within the meaning of Section 1.752-1(a)(2) of the Regulations) without the consent of the General Partner, in its sole and absolute discretion, unless the Partnership’s basis for tax purposes would not be reduced as a result of such Transfer; (xiv) except with the express written consent of the General Partner, if such Transfer, in the opinion of counsel to the General Partner, would result in either the Partnership having more than one hundred (100) Partners or in the Partnership being classified as a “publicly traded partnership” within the meaning of the Code and the Regulation; (xv) except with the express written consent of the General Partner, to any entity that is a partnership, grantor trust or S corporation if (A) substantially all of the value of the interest of a person owning an interest in such entity is attributable to the entity’s (direct or indirect) interest in a Unit, and (B) a principal purpose of the use of the tiered arrangement is to permit the Partnership to satisfy the 100-person limitation in section (h)(i)(ii) of Section 1.7704-1 of the Regulations; or (xvi) except with respect to (A) transfers qualifying as “private transfer” for purposes of Regulations Section 1.7704-1(e) or any successor provision or (B) up to two Transfers (excluding for this purpose, transfers qualifying as “private transfers”) of interests directly or indirectly held by the estate of or other successor to, a person that has died within the preceding twelve (12) months, if the General Partner determines in its reasonable discretion that if it permitted such transfer the Partnership would be unable to obtain an opinion of counsel of recognized standing to the effect that the Partnership should not be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

ARTICLE X.
Rights and Obligations of the Limited Partners

10.1.  No Participation in Management.

(a)  Except as expressly permitted hereunder, the Limited Partners, in their capacities as Limited Partners of the Partnership, shall not take part in the management of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership, provided, however, that nothing in the foregoing shall be deemed to prohibit or preclude any Limited Partner or its Affiliates from serving as an officer, director or employee of the Company, the General Partner or Management Company or otherwise transacting business with the Partnership.
(b)  In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense (including such copying and administrative charges as the General Partner may establish from time to time):

(1)  to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934;

(2)  to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(3)  to obtain a current list of the name and last known business, resident or mailing address of each Partner; and

(4)  to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

10.2.  Bankruptcy of a Limited Partner.  The Bankruptcy of any Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Net Income or Net Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terns and conditions of this Agreement, and the Partnership shall continue as a limited partnership. In no event, however, shall such assignee(s) become an Assignee Limited Partner except in accordance with Article IX hereof.
10.3.           No Withdrawal.  No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.
10.4.           Duties and Conflicts.  The General Partner recognizes that certain of the Limited Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the

Partnership, and that such Persons are entitled to carry on such other business interests, activities and investments.  Such Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such Persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner.  Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.
10.5.           Limited Liability.  No Limited Partner shall be bound, or personally liable for, the expenses, liabilities or obligations of the Partnership, except as provided by this Agreement or the Act.
ARTICLE XI.
Grant of Rights to Limited Partners

11.1.           Grant of Rights.  The Company does hereby grant to each Limited Partner, and each of the Limited Partners does hereby accept, the right, but not the obligation (hereinafter referred to as the “Rights”), to require the Company and the General Partner to exchange part or all of the Limited Partner’s Common Units for shares of Common Stock or their cash equivalent, at the Company’s election, at any time or from time to time prior to November 3, 2043, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto.  The Rights granted hereunder may be exercised by any one or more of the Limited Partners, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto, upon delivery to the Company of an Exchange Notice, which notice shall specify the number of Common Units to be exchanged by such Limited Partner. Once delivered, the Exchange Notice shall be irrevocable, subject to delivery by the Company or the General Partner of the exchange consideration in respect of the Common Units being exchanged in accordance with the terms hereof.  Notwithstanding the forgoing, upon the issuance of any Common Units, the General Partner and the Partner to who such Common Units are issued may agree that such Common Units are not entitled to the Rights.  Notwithstanding the foregoing, the rights in respect of the Common Units issued upon the redemption or exchange of SCUs shall be subject to the terms, conditions and restrictions set forth in Exhibit F hereto and the Rights in respect of the Common Units issued upon the redemption or exchange of S-SCUs shall be subject to the terms, conditions and restrictions set forth in Exhibit I hereto.
11.2.           Terms of Rights.  The terms and provisions applicable to the Rights shall be as set forth in attached Exhibit D.  Notwithstanding the foregoing, the terms and provisions applicable to the Rights in respect of the Common Units issued upon the redemption or exchange of SCUs shall be as set forth in Exhibit F hereto and the terms and provisions applicable to the Rights in respect of the Common Units issued upon the redemption or exchange of S-SCUs shall be as set forth in Exhibit I hereto.
ARTICLE XII.
Indemnification

12.1.           Indemnification of the Limited Partners.  From and after the date hereof, the Partnership shall indemnify and hold harmless each of the Limited Partners and its Affiliates against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees and expenses) (each, a “Claim”) sustained or incurred by such Limited Partner or Affiliate or any assignee or successor thereof (including, without limitation, any Assignee Limited Partner) as a result of or arising out of any Assumed Liability.  If a claim for indemnification is asserted against the Partnership hereunder, the Partnership shall have the right, at its own expense, to participate in the defense of any Claim asserted against such Limited Partner or its Affiliate which resulted in the claim for indemnification, and if such right is exercised, the parties shall cooperate in the defense of such action or proceeding.
12.2.           Indemnification of the General Partner, the Company and Others.  From and after the date hereof, the Partnership shall indemnify and hold harmless each of the General Partner, the Company and any officer, director, employee or agent of any of the Partnership, the General Partner or the Company against and from all for the same matters and to the same extent as the Company is entitled to indemnify its officers, directors, employees or agents pursuant to the Company’s certificate of incorporation, as such may be amended from time to time.
ARTICLE XIII.
Arbitration of Disputes

13.1.           Arbitration.                      Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between the parties hereto (including, without limitation, any claims, disputes and controversies between the Partnership and any one or more of the Partners and any claims, disputes and controversies between any one or more Partners) arising out of or in connection with this Agreement or the Partnership created hereby, relating to the validity, construction, performance, breach, enforcement or termination thereof, or otherwise, shall be resolved by binding arbitration in New York, New York, in accordance with this Article XIII and to the extent not inconsistent herewith, the Expedited Procedures and Commercial Arbitration Rules of the American Arbitration Association or any successor thereto.
13.2.           Procedures.  Any arbitration called for by this Article XIII shall be conducted in accordance with the following procedures:

(a)  The Partnership or any Partner (the “Requesting Party”) may demand arbitration pursuant to Section 13.1 hereof at any time by giving written notice of such demand (the “Demand Notice”) to all other Partners and (if the Requesting Party is not the Partnership) to the Partnership, which Demand Notice shall describe in reasonable detail the nature of the claim, dispute or controversy.

(b)  Within fifteen (15) days after the giving of a Demand Notice, the Requesting Party, on the one hand, and each of the other Partners and/or the Partnership against whom the claim has been made or with respect to which a dispute has arisen (collectively, the “Responding Party”), on the other hand, shall select and designate in writing to the other party one reputable, disinterested individual (a “Qualified Individual”) willing to act as an arbitrator of the claim, dispute or controversy in question.  Both the Requesting Party and the Responding Party shall use their best efforts to select a present or former partner of a national accounting firm having no affiliation with any of the parties as their respective Qualified Individual to act as the second arbitrator.  Within fifteen (15) days after the foregoing selections have been made, the arbitrators so selected shall jointly select a present or former partner of a national accounting firm having no affiliation with any of the parties as the third Qualified Individual willing to act as an arbitrator of the claim, dispute or controversy in question. In the event that the two arbitrators initially selected are unable to agree on a third arbitrator within the second fifteen (15) day period referred to above, then, on the application of either party, the American Arbitration Association shall promptly select and appoint a present or former partner of a national accounting firm having no affiliation with any of the parties as the Qualified Individual to act as the third arbitrator.  The three arbitrators selected pursuant to this Subsection (b) shall constitute the arbitration panel for the arbitration in question.

(c)  The presentations of the parties hereto in the arbitration proceeding shall be commenced and completed within sixty (60) days after the selection of the arbitration panel pursuant to Subsection (b) above, and the arbitration panel shall render its decision in writing within thirty (30) days after the completion of such presentations. Any decision concurred in by any two (2) of the arbitrators shall constitute the decision of the arbitration panel, and unanimity shall not be required.

(d)  The arbitration panel shall have the discretion to include in its decision a direction that all or part of the attorneys’ fees and costs of any party or parties and/or the costs of such arbitration be paid by any other party or parties. On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys’ fees and costs, the arbitration panel shall order the other party to make any payments directed pursuant to the preceding sentence.

13.3.           Binding Character.  Any decision rendered by the arbitration panel pursuant to this Article XIII shall be final and binding on the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction.

13.4.           Exclusivity.  Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies described in Section 13.1 hereof, and the Partnership and its Partners stipulate that the provisions hereof shall be a complete defense to any suit, action or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute.  The provisions of this Article XIII shall survive the dissolution of the Partnership.
13.5.           No Alteration of Agreement.  Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend modify, add to or subtract from any of the provisions of this Partnership Agreement.
ARTICLE XIV
General Provisions

14.1           Notices.  All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, telecopied or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or three business days after deposit in United States mail registered or certified, postage prepaid, and properly addressed by or to the appropriate party. For purposes of this Section 14.1, the address of the General Partner shall be: 2030 Hamilton Place Boulevard, Suite 500, CBL Center, Chattanooga, Tennessee 37421 (telecopier number (423) 490-8662) and the address of each of the Limited Partners shall be c/o CBL & Associates Properties, Inc., 2030 Hamilton Place Boulevard, Suite 500, CBL Center, Chattanooga, Tennessee 37421 (telecopier number (423) 490-8662).  The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.
14.2.           Successor.  This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs,

successors and permitted assigns, except as expressly herein otherwise provided.
14.3.           Effect and Interpretation.  This Agreement shall be governed by and construed in conformity with the laws of the State of Delaware.
14.4.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
14.5.           Partners Not Agents.  Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.  Notwithstanding anything to the contrary contained herein, no recourse shall be had by the Partnership or any Partner against any director, shareholder, officer, employee, agent or attorney of the General Partner acting in such capacity for any act or omission of the General Partner or any obligation or liability of the General Partner under this Agreement, and none of the foregoing shall have any personal liability for or with respect to any of the foregoing.
14.6.           Entire Understanding; Etc.  This Agreement constitutes the entire agreement and understanding among the Partners and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter within.
14.7.           Amendments.
(a)  Except to the extent expressly otherwise provided herein (including, without limitation, in Subsection 14.7(b) below), this Agreement may not be amended unless such amendment is approved by the General Partner with the prior Consent of the Limited Partners; provided that no amendment of this Agreement may be made without the consent of all of the affected Limited Partners if such amendment (i) converts any Limited Partner’s interest in the Partnership into a general partnership interest (other than the General Partner if the General

Partner is also a Limited Partner), (ii) modifies the limited liability of any Limited Partner (if the General Partner is also a Limited Partner), or (iii) alters or modifies the Rights set forth in Article XI in a manner adverse to such Partner.
(b)  Notwithstanding anything to the contrary provided in Subsection 14.7(a) above, the General Partner shall have the power, without the consent of any Limited Partner, to amend this Agreement as may be required to facilitate or implement any of the following:
(i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii) to reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement;

(iii) to set forth the rights, powers and duties of the holders of any Additional Units issued pursuant to Subsection 4.4(a) hereof (including, without limitation, amending the distribution and allocation provisions set forth herein);

(iv) to reflect any change that does not adversely affect the Limited Partners in any material respect, to cure any ambiguity, to correct or supplement any defective provision in this Agreement or to make other changes with respect to matters arising under this Agreement that will not be inconsistent with any other provision of this Agreement; and

(v) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulations of a federal or state agency or contained in federal or state law.

(c)  This Section 14.7 may not be amended except with the prior written consent of all the Partners.

14.8.           Severability.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

14.9.           Pronouns and Headings.  As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to “including” shall be deemed to mean “including without limitation.”
14.10.           Assurances.  Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as maybe required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.
14.11.           Expenses.  All expenses incurred by the Partners in negotiating, drafting and executing this Agreement and the Exhibits hereto, including without limitation all expenses of counsel, shall be borne and paid by the Partnership.
14.12.           Waiver of Partition.  Except as otherwise expressly provided for in this Agreement, no Partner shall, either directly or indirectly, take any action to require partition or appraisement of the Partnership or any of its assets or properties or cause the sale of any Partnership assets or property, and notwithstanding any provision of applicable law to the contrary, each Partner (for itself and its legal representatives, successors and assigns) hereby irrevocably waives any and all right to partition, or to maintain any action for partition, or to compel any sale with respect to its interest in, or with respect to, any assets or properties of the Partnership, except as expressly provided in this Agreement.

SIGNATURES APPEAR ON NEXT PAGE

IN WITNESS WHEREOF, the General Partner has executed this Fourth Amended and Restated Agreement as of the date first written above.

CBL HOLDINGS I, INC.

By:           \s\ John N. Foy
John N. Foy
Vice Chairman of the Board
And Chief Financial Officer

Accepted and Agreed:

CBL & ASSOCIATES PROPERTIES, INC.

By:           \s\ John N. Foy
John N. Foy
Vice Chairman of the Board
And Chief Financial Officer

Consented to:

CBL HOLDINGS II, INC.

By:           \s\ John N. Foy
John N. Foy
Vice Chairman of the Board
And Chief Financial Officer

ATTACHMENT 1-A

LIMITED PARTNER ACCEPTANCE
OF PARTNERSHIP AGREEMENT

This Limited Partner Acceptance of Partnership Agreement (this, “Acceptance”) is made as of ____ 2001, by ______, [a _____ organized under the laws of the State of ____ ] (the “Limited Partner”), to and for the benefit of CBL & Associates Limited Partnership, a Delaware limited partnership (the “Partnership”).

Capitalized terms used and not defined herein shall have the meaning set forth in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 30, 1998 as amended through the date hereof (the “Partnership Agreement”).

WHEREAS, on the date hereof, the partnership has agreed to issue to the Limited Partner [______] SCUs (the “Units”) in connection with the closing of the transactions contemplated by the Master Contribution Agreement, dated as of September 25, 2000, among the Partnership, CBL & Associates Properties, Inc., Jacobs Realty Investors Limited Partnership and Richard E. Jacobs, solely as Trustee of the Richard E. Jacobs Revocable Living Trust and the David H. Jacobs Marital Trust, as amended] [____received [____] SCUs (the “Units”) in connection with the closing of the transactions contemplated by the Master Contribution Agreement, dated as of September 25, 2000 (as amended, the “Master Contribution Agreement”), among the Partnership, CBL & Associates Properties, Inc., Jacobs Realty Investors Limited Partnership and Richard E. Jacobs, solely as Trustee of the Richard E. Jacobs Revocable Living Trust and the David H. Jacobs Marital Trust and transferred all of such Units to the Limited Partner, its designated holding entity, as contemplated in the Master Contribution Agreement]; and

WHEREAS, in connection with the acceptance of the Units by the Limited Partner, the Limited Partner has agreed to affirm its obligations as a limited partner under the Partnership Agreement with respect to the Units and to confirm the additional agreements set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Limited Partner hereby confirms that it has been given the opportunity to review the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement applicable to a holder of SCUs, including; without limitation, the provisions thereof relating to limitations and restrictions on the transfer of SCUs.

IN WITNESS WHEREOF, the Limited Partner has caused this Acceptance to be duly executed and delivered as of the date first written above.

[Insert Name of Limited Partner]

By:______________________________
     Name:

Acknowledged and accepted:

CBL & Associates Limited Partnership

By:  CBL Holdings I, Inc.,
        General Partner

By:____________________
     Name:
     Title:

ATTACHMENT 1-B
LIMITED PARTNER ACCEPTANCE OF
PARTNERSHIP AGREEMENT

This Limited Partner Acceptance of Partnership Agreement (this “Acceptance”) is made as of ______, 2004, by _________, [a ________ organized under the laws of the State of ____] (the “Limited Partner”), to and for the benefit of CBL & Associates Limited Partnership, a Delaware limited partnership (the “Partnership”).

Capitalized terms used and not defined herein shall have the meaning set forth in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 30, 1998, as amended through the date hereof (the “Partnership Agreement”).

WHEREAS, on the date hereof, the Partnership has agreed to issue to the Limited Partner [_______] S-SCUs (the “Units”) in connection with the closing of the transactions contemplated by the Contribution and Exchange Agreement, dated as of _____________, 2004 (as amended, the “Contribution Agreement”), by and between Donald Soffer, Rita Soffer Leeds, Eugene Kessler, Pittsburg Mall Limited and Monroeville Mall Partners, L.P. (collectively, the “Contributors”) and the Partnership;

WHEREAS, in connection with the acceptance of the Units by the Limited Partner, the Limited Partner has agreed to affirm its obligations as a limited partner under the Partnership Agreement with respect to the Units and to confirm the additional agreements set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Limited Partner hereby confirms that it has been given the opportunity to review the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement applicable to a holder of S-SCUs, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of S-SCUs.

IN WITNESS WHEREOF, the Limited Partner has caused this Acceptance to be duly executed and delivered as of the date first written above.

[Insert Name of Limited Partner]
  _________________________________
       Name:

Acknowledged and accepted:

CBL & Associates Limited Partnership

By:  CBL Holdings I, Inc.,
        General Partner

By:___________________________
      Name:
      Title:

ATTACHMENT 1-C
LIMITED PARTNER ACCEPTANCE OF
PARTNERSHIP AGREEMENT

This Limited Partner Acceptance of Partnership Agreement (this “Acceptance”) is made as of June 1, 2005 by Schostak Laurel Park Retail Holding LLC, a Michigan limited liability company (the “Limited Partner”), to and for the benefit of CBL & Associates Limited Partnership, a Delaware limited partnership (“the “Partnership”).

Capitalized terms used and not defined herein shall have the meaning set forth in the Second Amended and Restated Agreement of limited partnership of the Partnership, dated as of June 30, 1998, as amended through the date hereof (the “Partnership Agreement”).

WHEREAS, on the date hereof, the Partnership has agreed to issue the Limited Partner [________] L-SCUs (the “Units”) in connection with the closing of the transactions contemplated by that certain Contribution and Exchange Agreement dated March 18, 2005 (the “Contribution Agreement”), by and among Newburgh/Six Mile Limited Partnership, the Limited Partner and the Partnership;

WHEREAS, in connection with the acceptance of the Units by the Limited Partner, the Limited Partner has agreed to affirm its obligations as a limited partner under the Partnership Agreement with respect to the Units and to confirm the additional agreements set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Limited partner hereby confirms that it has been given the opportunity to review the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement applicable to a holder of L-SCUs, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of L-SCUs.  The Limited Partner hereby confirms that Informational Materials (as defined in the Contribution Agreement).

[Signature on Next Page]

IN WITNESS WHEREOF, the Limited Partner has caused this Acceptance to be duly executed and delivered as of the date first written above.

SCHOSTAK LAUREL PARK
RETAIL HOLDING LLC

By:  ________________________________
Name:  ______________________________
Title: _______________________________

Acknowledged and accepted:

CBL & ASSOCIATES LIMITED
PARTNERSHIP

By:  CBL Holdings I, Inc., its
        general partner

By:  __________________________________
      Name:
      Title:

ATTACHMENT 1-D
LIMITED PARTNER ACCEPTANCE OF
PARTNERSHIP AGREEMENT
Form of

Acknowledgement Regarding

Issuance of Partnership Interests

and Assumption of Partnership Agreement

For Valuable Consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned partnership, CBL & Associates Limited Partnership, a Delaware limited partnership having an address of CBL Center, 2030 Hamilton Place Boulevard, Suite 500, Chattanooga, Tennessee 37421 (the “Partnership”), does hereby acknowledge that there has been acquired by and issued to _____________________, a _______________ having an address of __________________ (“Contributor”), the partnership interests denoted as Series K Special Common Units (“K-SCUs”) containing the terms and characteristics and as described on Schedule A, attached hereto and made a part hereof, being interests as a limited partner in and of the Partnership on the books of the Partnership, together with any and all right, title and interest in any property, both real and personal, to which the K-SCUs relate and any other rights, privileges and benefits appertaining thereto.  The Partnership and Contributor acknowledge that the issuance of the K-SCUs to Contributor (i) is in consideration for Contributor’s contribution of certain limited liability company interests in ________________ to the capital of the Partnership as set forth in that certain Contribution Agreement among Contributor, the Partnership and Eastland Investments, L.P. and other contributors dated October 17, 2005 (the “Contribution Agreement”), and (ii) is being made in accordance with, and subject to the parties’ respective representations and warranties contained in the Contribution Agreement.

Contributor further acknowledges by execution hereof that the issuance of the K-SCUs to, and the acquisition and ownership of the K-SCUs by, Contributor is subject to all of the terms and conditions of the Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated June 15, 2005, as amended by the First Amendment to Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated as of November 16, 2005 and as the same may be further amended from time to time (the “OP Agreement”), and Contributor, by execution of this Acknowledgement, agrees to abide by and be bound by all of the terms and conditions of the OP Agreement as a limited partner and holder of K-SCUs of the Partnership.

Attachment 1-D continued

IN Witness Whereof, the Partnership and Contributor have executed this Acknowledgement as of the _____ day of __________, 2005.

Partnership:
CBL & Associates Limited Partnership
a Delaware limited partnership

By:           CBL Holdings I, Inc., its general partner

By:   ____________________________
Name: ___________________________
Title: ____________________________

Acceptance

The Contributor hereby acknowledges its acceptance of the K-SCUs and agrees to be bound by and subject at all times to all of the terms and conditions of the OP Agreement, which Agreement is incorporated herein by reference, as a limited partner and holder of K-SCUs of the Partnership.

Dated as of the _____ day of __________, 2005.

Contributor:	______________________________________ , a ____________________________________ By: _______________________________ Name: ____________________________ Title: _____________________________

ATTACHMENT 1-D CONTINUED

Schedule A

Description of the Interests

EXHIBIT A

List of Partners, Percentage Interests, Share Equivalents

[Schedule will change as capital is contributed, partners are redeemed and other matters impacting percentage interests according to the terms of this Agreement.  The General Partner shall revise this schedule from time to time to reflect the current status of the partners, their percentage interests and share equivalents.  A current copy of Exhibit A is available on request by any Partner by request of such Partner to the General Partner.]

Form of Exhibit A

General Partner                                           Percentage Interest                                           Share Equivalents

Limited Partners*1                                     Percentage Interests                                          Share Equivalents

*1 – Exhibit A denotes the type of Units a Limited Partner may hold, i.e., Common Units, SCUs, S-SCUs, L-SCUs and/or K-SCUs.

EXHIBIT B

CERTIFICATE OF DESIGNATION

OF

9.0% SERIES A CUMULATIVE REDEEMABLE PREFERRED UNITS

OF

CBL & ASSOCIATES LIMITED PARTNERSHIP

Pursuant to Article 4.4 of the
Second Amended and Restated Partnership Agreement of
CBL & Associates Limited Partnership

WHEREAS, CBL & Associates Properties, Inc. (the “Company”) has issued 2,875,000 shares (the “Offering”) of 9.0% Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”);

WHEREAS, the Company and the Operating Partnership desire that the Company contribute net proceeds of the Offering to CBL & Associates Limited Partnership (the “Operating Partnership”) in exchange for preferred units having substantially the same economic rights and terms of the Preferred Stock;

WHEREAS, Article 4.4 of the Second Amended and Restated Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) provides for a Preferred Unit Designation, setting forth, in sufficient detail, the economic rights and terms of the class or series of preferred units.

NOW THEREFORE, CBL Holdings I, Inc., the partner of the Operating Partnership (the “General Partner”) hereby designates a series of preferred units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:

1.           Designation and Amount.

The units of such series shall be designated “9.0% Series A Cumulative Redeemable Preferred Units” the (“Series A Preferred Units”) and the number of units constituting such series shall be 2,875,000.  The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Units shall be subject in all cases to the provisions of the Partnership Agreement.

2.           Dividends and Distribution Rights.

(a)  Holders of Series A Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of assets of the Operating Partnership legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 9.0% per annum of the $25.00 liquidation preference.  Such dividends shall be cumulative from the date of the original issue by the Operating Partnership of Series A Preferred Units and shall be payable quarterly in arrears on the 30th day of March, June, September, and December of each year or, if not a business day: the next succeeding business day (each, a “Dividend Payment Date”).  The first dividend shall be paid on September 30, 1998.  Such first dividend and any dividend payable on the Series A Preferred Units for any partial dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to 50 holders of record as they appear in the records of the Operating Partnership at the close of business on the applicable record date which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the General Partner for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)  No dividends on the Series A Preferred Units shall be declared by the General Partner or paid or set apart for payment by the General Partner at such time as the terms and provisions of any agreement of the Operating Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)  Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Units shall accrue whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series A Preferred Units shall accumulate as of the Dividend Payment Date on which they first become payable.

(d)  Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on any of the Operating Partnership’s Common Units (“Common Units”) or units of any other class or series of units of the Operating Partnership ranking, as to dividends, on a parity with or junior to the Series A Preferred Units (other than a dividend paid in units of Common Units or in units of any other class or series of units ranking junior to the Series A Preferred Units as to dividends and upon liquidation) for any period unless full cumulative dividends for all past dividend periods and the then current dividend period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment on the Series A Preferred Units.  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units and the units of any other series of preferred units ranking on a parity as to dividends with the Series A Preferred Units, all dividends declared upon the Series A Preferred Units and any other series of preferred units ranking on a parity as to dividends with the Series A Preferred Units shall be declared pro rata so that the amount of dividends declared per unit of Series A Preferred Units and such other series of preferred units shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Units and such other series of preferred units (which shall not include any accrual in respect of unpaid dividends on such other series of preferred units for prior dividend periods if such other series of preferred units does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Units which may be in arrears.

(e)  Except as provided in Subsection 2(d), unless full cumulative dividends on the Series A Preferred Units shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment for all past dividend and the then current dividend period, no dividends (other than in Common Units or other units ranking junior to the Series A Preferred Units as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other dividend shall be declared or made upon the Common Units or any other units of the Operating Partnership ranking junior to or on a parity with the Series A Preferred Units as to dividends or amounts upon liquidation nor shall any units of Common Units, or any other units of capital stock of the Operating Partnership ranking junior to or on a parity with the Series A Preferred Units as to dividends on upon liquidation, shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Operating Partnership except by conversion into or exchange for other units of the Operating Partnership ranking junior to the Series A Preferred Units as to dividends and upon liquidation).  Nothing in the foregoing shall be deemed to preclude the exercise of Rights (as defined in the Partnership Agreement) by any unit holder in accordance with the Partnership Agreement.

(f)  Holders of units of Series A Preferred Units shall not be entitled to any dividend, whether payable in cash, Property or units, in excess of full cumulative dividends on the Series A Preferred Units as provided above.  Any dividend payment made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid dividends due with respect to such units which remains payable.

3.	Liquidation Rights.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, the holders of units of Series A Preferred Units shall be entitled to be paid out of the assets of the Operating Partnership legally available for distribution to its Unit holders a liquidation preference of $25.00 per unit, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment shall be made to holders of share of Common Units or any other class or series of Units of the Operating Partnership ranking junior to the Series A Preferred Units as to liquidation rights.  In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up the available assets of the Operating Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding units of Series A Preferred Units and the corresponding amounts payable on all units of other classes or series of units of the Operating Partnership ranking on a parity with the Series A Preferred Units in the distribution of assets, then the holders of the Series A Preferred Units and all other such classes or series of units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  Holders of Series A Preferred Units shall be entitled to written notice of any such liquidation.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Operating Partnership.  The consolidation or merger of the Operating Partnership with or into any corporation, trust or entity or of any corporation, trust or other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Operating Partnership shall not be deemed to constitute a liquidation, dissolution or winding-up of the Operating Partnership.

4.	Redemption.

(a)  Series A Preferred Units shall not be redeemable prior to July 1, 2003.  On or after July 1, 2003, the Operating Partnership, at its option upon not less than 30 nor more than 60 days, written notice, may redeem the Series A Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per unit, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided below), without interest.  If fewer than all of the outstanding units of Series A Preferred Units are to be redeemed, the units of Series A Preferred Units to be redeemed shall be redeemed, pro rata (as nearly as may be practicable without creating fractional units) or by a lot or by any other equitable method determined by the Operating Partnership.  Holders of Series A Preferred Units to be redeemed shall surrender such Series A Preferred Units at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender.  If notice of redemption of any Series A Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Operating Partnership in trust for the benefit of the holders of any units of Series A Preferred Units so called for redemption, then from and after the redemption date, dividends shall cease to accrue on such Series A Preferred Units, such units of Series A Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption.

(b)  Unless full cumulative dividends on all Series A Preferred Units shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no Series A Preferred Units shall be redeemed unless all outstanding units of Series A Preferred Units are simultaneously redeemed and the Operating Partnership shall not purchase or otherwise acquire directly or indirectly any units of Series A Preferred Units (except by exchange for units of the Operating Partnership ranking junior to the Series A Preferred Units as to dividends and amounts upon liquidation.

(c)  Notice of redemption shall be mailed by the Operating Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the units of Series A Preferred Units to be redeemed at their respective addresses as they appear on the records of the Operating Partnership.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Units except as to a holder to whom notice was defective or not given.  Each notice shall state (i) the redemption date; (ii) the redemption price; (iii) the number of units of Series A Preferred Units to be redeemed; (iv) the place or places where units of Series A Preferred Units are to be surrendered for payment of the redemption price; and (v) that dividends on the Series A Preferred Units to be redeemed shall cease to accrue on such redemption date.  If fewer than all of the units of Series A Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of units of Series A Preferred Units held by such holder to be redeemed.

(d)  Immediately prior to any redemption of Series A Preferred Units, the Operating Partnership shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Units at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such units on the corresponding Dividend Payment Date notwithstanding the redemption of such units before such Dividend Payment Date.  Except as provided above, the Operating Partnership shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Units for which a notice of redemption has been given.

(e)  All units of the Series A Preferred Units redeemed pursuant to this Section 4 shall be retired and shall be restored to the status of authorized and unissued units of preferred units, without designation as to series and may thereafter be reissued as units of any series of preferred units.

(f)  The Series A Preferred Units shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption.

5.           Voting Rights.

        (a)  Holders of the Series A Preferred Units shall not have any voting rights, except as set forth in the Partnership Agreement.

(b)  So long as any units of Series A Preferred Units remain outstanding, the Operating Partnership shall not, without the affirmative vote or consent of the holders of two-thirds of the units of Series A Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):  (i) authorize or create or increase the authorized or issued amount of any class or series of units ranking prior to the Series A Preferred Units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Operating Partnership or reclassify any authorized units of the Operating Partnership into such units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such units; or (ii) amend, alter or repeal the provisions of the Partnership Agreement or this Certificate of Designations, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Units or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series A Preferred Units remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an

Event, the Operating Partnership may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Units and provided further that (A) any increase in amount of the authorized Preferred Units or the creation or issuance of any other Series A Preferred Units or (B) any increase in the number of authorized units of Series A Preferred Units or any other series of Preferred Units in each case ranking on a parity with or junior to the Series A Preferred Units of such series with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(c)  The foregoing voting provisions of this Section 5 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding units of Series A Preferred Units shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(d)  In any matter in which the Series A Preferred Units may vote (as expressly provided herein or as may be required by law), each share of Series A Preferred Units shall be entitled to one vote, except that when any other series of preferred units of the Operating Partnership shall have the right to vote with the Series A Preferred Units as a single class on any matter, the Series A Preferred Units and such other series shall have with respect to such matters one vote per each $25.00 of stated liquidation preference.

6.           Conversion.

The units of Series A Preferred Units shall, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Operating Partnership, rank (a) senior to the Common Units and to all units ranking junior to such Series A Preferred Units; (b) on a parity with all units issued by the Operating Partnership the terms of which specifically provide that such units rank on a parity with the Series A Preferred Units; and (c) junior to all units issued by the Operating partnership (in accordance with this Certificate of Designations) the terms of which specifically provide that such units rank senior to the Series A Preferred Units.  For purposes of this Section 6, the term “units” does not include indebtedness convertible into units.

7.           Exclusion of Other Rights.

The Series A Preferred Units shall not have any references or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Partnership Agreement and this Certificate of Designations.

8.           Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

9.           Severability of Provisions.

If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Units set forth in the Partnership Agreement and this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series A Preferred Units set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

10.           No Preemptive Rights.

No holder of Series A Preferred Units shall be entitled to any preemptive rights to subscribe for or acquire any unissued units of the Operating Partnership (whether now or hereafter authorized) or securities of the Operating Partnership convertible into or carrying a right to subscribe to or acquire units of the Operating Partnership.

SIGNATURE APPEARS ON NEXT PAGE

IN WITNESS WHEREOF, CBL Holdings I, Inc. has caused this Certificate of Designation of Series A Cumulative Redeemable referred Units to be duly executed by its Executive Vice President and Chief Financial Officer this 30th day of June, 1998.

CBL Holdings I, Inc.

By:           /s/ John N. Foy
John N. Foy
Executive Vice President
And Chief Financial Officer

CERTIFICATE OF DESIGNATION

OF

8.75% SERIES B CUMULATIVE REDEEMABLE PREFERRED UNITS

OF

CBL & ASSOCIATES LIMITED PARTNERSHIP

Pursuant to Article 4.4 of the
Second Amended and Restated Partnership Agreement of
CBL & Associates Limited Partnership

WHEREAS, CBL & Associates Properties, Inc. (the “Company”) has issued 2,000,000 shares (the “Offering”) of 8.75% Series B Cumulative Redeemable Preferred Stock (the “Preferred Stock”);

WHEREAS, the Company and the Operating Partnership desire that the Company contribute net proceeds of the Offering to CBL & Associates Limited Partnership (the “Operating Partnership”) in exchange for preferred units having substantially the same economic rights and terms of the Preferred Stock;

WHEREAS, Article 4.4 of the Second Amended and Restated Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) provides for a Preferred Unit Designation, setting forth, in sufficient detail, the economic rights and terms of the class or series of preferred units.

NOW, THEREFORE, CBL Holdings I, Inc., the general partner of the Operating Partnership (the “General Partner”) hereby designates a series of preferred units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:

1.           Designation and Amount.

The units of such series shall be designated “8.75% Series B Cumulative Redeemable Preferred Units” (the “Series B Preferred Units”) and the number of units constituting such series shall be 2,000,000.  The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series B Preferred Units shall be subject in all cases to the provisions of the Partnership Agreement.

2.           Dividends and Distribution Rights.

(a)  Holders of Series B Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of assets of the Operating Partnership legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 8.75% per annum of the $50.00 liquidation preference.  Such dividends shall be cumulative from the date of the original issue by the Operating Partnership of Series B Preferred Units and shall be payable quarterly in arrears on the 30th day of March, June, September, and December of each year or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”).  The first dividend shall be paid on June 30, 2002.  Such first dividend and any dividend payable on the Series B Preferred Units for any partial dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the records of the Operating Partnership at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the General Partner for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)           No dividends on the Series B Preferred Units shall be declared by the General Partner or paid or set apart for payment by the General Partner at such time as the terms and provisions of any agreement of the Operating Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)           Notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Units shall accrue whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series B Preferred Units shall accumulate as of the Dividend Payment Date on which they first become payable.

(d)           Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on any of the Operating Partnership’s Common Units (“Common Units”), or units of any other class or series of units of the Operating Partnership ranking, as to dividends, on a parity with or junior to the Series B Preferred Units (other than a dividend paid in units of Common Units or in units of any other class or series of units ranking junior to the Series B Preferred Units as to dividends and upon liquidation) for any period unless full cumulative dividends on the Series B Preferred Units for all past dividend periods and the then current dividend period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Units and the units of any other series of preferred units ranking on a parity as to dividends with the Series B Preferred Units, all dividends declared upon the Series B Preferred Units and any other series of preferred units ranking on a parity as to dividends with the Series B Preferred Units shall be declared pro rata so that the amount of dividends declared per unit of Series B Preferred Units and such other series of preferred units shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Units and such other series of preferred units (which shall not include any accrual in respect of unpaid dividends on such other series of preferred units for prior dividend periods if such other series of preferred units does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Units which may be in arrears.

(e)           Except as provided in Subsection 2(d), unless full cumulative dividends on Series B Preferred Units shall have been or contemporaneously are declared and paid in cash declared and a sum sufficient for the payment thereof in cash is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in Common Units or other units ranking junior to the Series B Preferred Units as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other dividend shall be declared or made upon the Common Units or any other units of the Operating Partnership ranking junior to or on a parity with the Series B Preferred Units as to dividends or amounts upon liquidation nor shall any units of Common Units, or any other units of capital stock of the Operating Partnership ranking junior to or on a parity with the Series B Preferred Units as to dividends or upon liquidation, shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Operating Partnership (except by conversion into or exchange for other units of the Operating Partnership ranking junior to the Series B Preferred Units as to dividends and upon liquidation).  Nothing in the foregoing shall be deemed to preclude the exercise of Rights (as defined in the Partnership Agreement) by any unit holder in accordance with the Partnership Agreement.

(f)           Holders of units of Series B Preferred Units shall not be entitled to any dividend, whether payable in cash, property or units, in excess of full cumulative dividends on the Series B Preferred Units as provided above.  Any dividend payment made on the Series B Preferred Units shall first be credited against the earliest accrued but unpaid dividends due with respect to such units which remains payable.

3.           Liquidation Rights.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, the holders of units of Series B Preferred Units shall be entitled to be paid out of the assets of the Operating Partnership legally available for distribution to its Unit holders a liquidation preference of $50.00 per unit, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment shall be made to holders of shares of Common Units or any other class or series of Units of the Operating Partnership ranking junior to the Series B Preferred Units as to liquidation rights.  In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Operating Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding units of Series B Preferred Units and the corresponding amounts payable on all units of other classes or series of units of the Operating Partnership ranking on a parity with the Series B Preferred Units in the distribution of assets, then the holders of the Series B Preferred Units and all other such classes or series of units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  Holders of Series B Preferred Units shall be entitled to written notice of any such liquidation.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Units will have no right or claim to any of the remaining assets of the Operating Partnership.  The consolidation or merger of the Operating Partnership with or into any corporation, trust or entity or of any corporation, trust or other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Operating Partnership shall not be deemed to constitute a liquidation, dissolution or winding-up of the Operating Partnership.

4.	Redemption.

(a)  Series B Preferred Units shall not be redeemable prior to June 14, 2007.  On or after June 14, 2007, the Operating Partnership, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem the Series B Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $50.00 per unit, plus any accrued and unpaid dividends thereon to the date fixed for redemption (except as provided below), without interest.  If fewer than all of the outstanding units of Series B Preferred Units are to be redeemed, the units of Series B Preferred Units to be redeemed shall be redeemed, pro rata (as nearly as may be practicable without creating fractional units) or by a lot or by any other equitable method determined by the Operating Partnership.  Holders of Series B Preferred Units to be redeemed shall surrender such Series B Preferred Units at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender.  If notice of redemption of any Series B Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Operating Partnership in trust for the benefit of the holders of any units of Series B Preferred Units so called for redemption, then from and after the redemption date dividends shall cease to accrue on such Series B Preferred Units, such units of Series B Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption.  Nothing herein shall prevent or restrict the Operating Partnership’s right or ability to purchase, from time to time either at a public or a private sale, of the whole, or any part of the Series B Preferred Stock at such price or prices as the Operating Partnership may determine, subject to the provisions of applicable law.

(b)  Unless full cumulative dividends on all Series B Preferred Units shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no Series B Preferred Units shall be redeemed unless all outstanding units of Series B Preferred Units are simultaneously redeemed and the Operating Partnership shall not purchase or otherwise acquire directly or indirectly any units of Series B Preferred Units (except by exchange for units of the Operating Partnership ranking junior to the Series B Preferred Units as to dividends and amounts upon liquidation).

(c)  Notice of redemption shall be mailed by the Operating Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the units of Series B Preferred Units to be redeemed at their respective addresses as they appear on the records of the Operating Partnership.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Units except as to a holder to whom notice was defective or not given.  Each notice shall state (i) the redemption date; (ii) the redemption price; (iii) the number of units of Series B Preferred Units to be redeemed; (iv) the place or places where units of Series B Preferred Units are to be surrendered for payment of the redemption price; and (v) that dividends on the Series B Preferred Units to be redeemed shall cease to accrue on such redemption date.  If fewer than all of the units of Series B Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of units of Series B Preferred Units held by such holder to be redeemed.

(d)  Immediately prior to any redemption of Series B Preferred Units, the Operating Partnership shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Preferred Units at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such units on the corresponding Dividend Payment Date notwithstanding the redemption of such units before such Dividend Payment Date.  Except as provided above, the Operating Partnership shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Units for which a notice of redemption has been given.

(e)  All units of the Series B Preferred Units redeemed pursuant to this Section 4 shall be retired and shall be restored to the status of authorized and unissued units of preferred units, without designation as to Series B and may thereafter be reissued as units of any series of preferred units.

(f)  The Series B Preferred Units shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption.

5.           Voting Rights.

(a)  Holders of the Series B Preferred Units shall not have any voting rights, except as set forth in the Partnership Agreement.

(b)  So long as any units of Series B Preferred Units remain outstanding, the Operating Partnership shall not, without the affirmative vote or consent of the holders of two-thirds of the units of Series B Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):  (i) authorize or create or increase the authorized or issued amount of any class or series of units ranking prior to the Series B Preferred Units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Operating Partnership or reclassify any authorized units of the Operating Partnership into such units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such units; or (ii) amend, alter or repeal the provisions of the Partnership Agreement or this Certificate of Designations, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Units or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series B Preferred Units remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an

Event, the Operating Partnership may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series B Preferred Units and provided further that (A) any increase in amount of the authorized Preferred Units or the creation or issuance of any other Series B Preferred Units or (B) any increase in the number of authorized units of Series B Preferred Units or any other series of Preferred Units, in each case ranking on a parity with or junior to the
Series B Preferred Units of such series with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(c)  The foregoing voting provisions of this Section 5 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding units of Series B Preferred Units shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(d)  In any matter in which the Series B Preferred Units may vote (as expressly provided herein or as may be required by law), each share of Series B Preferred Units shall be entitled to one vote, except that when any other series of preferred units of the Operating Partnership shall have the right to vote with the Series B Preferred Units as a single class on any matter, the Series B Preferred Units and such other series shall have with respect to such matters one vote per each $50.00 of stated liquidation preference.

6.           Conversion.

The units of Series B Preferred Units shall not be convertible into or exchangeable for any other property or units of the Operating Partnership.

7.           Ranking.

The Series B Preferred Units shall, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Operating Partnership, rank (a) senior to the Common Units and to all units ranking junior to such Series B Preferred Units; (b) on a parity with all units issued by the Operating partnership the terms of which specifically provide that such units rank on a parity with the Series B Preferred Units; and (c) junior to all units issued by the Operating partnership (in accordance with this Certificate of Designations) the terms of which specifically provide that such units rank senior to the Series B Preferred Units.  For purposes of this Section 7, the term “units” does not include indebtedness convertible into units.

8.           Exclusion of Other Rights.

The Series B Preferred Units shall not have any references or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Partnership Agreement and this Certificate of Designations.

9.           Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

10.           Severability of Provisions.

If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Units set forth in the Partnership Agreement and this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series B Preferred Units set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

11.           No Preemptive Rights.

No holder of Series B Preferred Units shall be entitled to any preemptive rights to subscribe for or acquire any unissued units of the Operating Partnership (whether now or hereafter authorized) or securities of the Operating Partnership convertible into or carrying a right to subscribe to or acquire units of the Operating Partnership.

SIGNATURE APPEARS ON NEXT PAGE

IN WITNESS WHEREOF, CBL Holdings I, Inc. has caused this Certificate of Designation of Series C Cumulative Redeemable Preferred Units to be duly executed by its Vice Chairman of the Board and Chief Financial Officer this 11th day of June, 2002.

CBL Holdings I, Inc.

By:/s/ John N. Foy
John N. Foy
Vice Chairman of the Board
And Chief Financial Officer

7.75% SERIES C CUMULATIVE REDEEMABLE PREFERRED UNITS

OF

CBL & ASSOCIATES LIMITED PARTNERSHIP

Pursuant to Article 4.4 of the
Second Amended and Restated Partnership Agreement of
CBL & Associates Limited Partnership

WHEREAS, CBL & Associates Properties, Inc. (the “Company”) has filed a registration statement for the offering of up to an aggregate of 4,830,000 depositary shares, each representing 1/10th of a share (the “Offering”) of 7.75% Series C Cumulative Redeemable Preferred Stock (the “Preferred Stock”);

WHEREAS, the Company and the Operating Partnership desire that the Company contribute net proceeds of the Offering to CBL & Associates Limited Partnership (the “Operating Partnership”) in exchange for preferred units having substantially the same economic rights and terms of the Preferred Stock;

WHEREAS, Article 4.4 of the Second Amended and Restated Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) provides for a Preferred Unit Designation, setting forth, in sufficient detail, the economic rights and terms of the class or series of preferred units.

NOW, THEREFORE, CBL Holdings I, Inc., the general partner of the Operating Partnership (the “General Partner”) hereby designates a series of preferred units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:

1.           Designation and Amount.

The units of such series shall be designated “7.75% Series C Cumulative Redeemable Preferred Units” (the “Series C Preferred Units”) and the number of units constituting such series shall be 483,000.  The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series C Preferred Units shall be subject in all cases to the provisions of the Partnership Agreement.

2.           Dividends and Distribution Rights.

(a)  Holders of Series C Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of assets of the Operating Partnership legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.75% per annum of the $250.00 liquidation preference.  Such dividends shall be cumulative from the date of the original issue by the Operating Partnership of Series B Preferred Units and shall be payable quarterly in arrears on the 30th day of March, June, September, and December of each year or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”).  The first dividend shall be paid on June 30, 2002.  Such first dividend and any divided payable on the Series C Preferred Units for any partial dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the records of the Operating Partnership at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the General Partner for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)           No dividends on the Series C Preferred Units shall be declared by the General Partner or paid or set apart for payment by the General Partner at such time as the terms and provisions of any agreement of the Operating Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)           Notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Units shall accrue whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series B Preferred Units shall accumulate as of the Dividend Payment Date on which they first become payable.

(d)           Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on any of the Operating Partnership’s Common Units (“Common Units”), or units of any other class or series of units of the Operating Partnership ranking, as to dividends, on a parity with or junior to the Series C Preferred Units (other than a dividend paid in units of Common Units or in units of any other class or series of units ranking junior to the Series C Preferred Units as to dividends and upon liquidation) for any period unless full cumulative dividends on the Series C Preferred Units for all past dividend periods and the then current dividend period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Units and the units of any other series of preferred units ranking on a parity as to dividends with the Series C Preferred Units, all dividends declared upon the Series C Preferred Units and any other series of preferred units ranking no a parity as to dividends with the Series C Preferred Units shall be declared pro rata so that the amount of dividends declared per unit of Series C Preferred Units and such other series of preferred units shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Units and such other series of preferred units (which shall not include any accrual in respect of unpaid dividends on such other series of preferred units for prior dividend periods if such other series of preferred units does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Units which may be in arrears.

(e)           Except as provided in Subsection 2(d), unless full cumulative dividends on Series C Preferred Units shall have been or contemporaneously are declared and paid in cash declared and a sum sufficient for the payment thereof in cash is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in Common Units or other units ranking junior to the Series C Preferred Units as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other dividend shall be declared or made upon the Common Units or any other units of the Operating Partnership ranking junior to or on a parity with the Series C Preferred Units as to dividends or amounts upon liquidation nor shall any units of Common Units, or any other units of capital stock of the Operating Partnership ranking junior to or on a parity with the Series C Preferred Units as to dividends or upon liquidation, shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Operating Partnership (except by conversion into or exchange for other units of the Operating Partnership ranking junior to the Series C Preferred Units as to dividends and upon liquidation).  Nothing in the foregoing shall be deemed to preclude the exercise of Rights (as defined in the Partnership Agreement) by any unit holder in accordance with the Partnership Agreement.

(f)           Holders of units of Series C Preferred Units shall not be entitled to any dividend, whether payable in cash, property or units, in excess of full cumulative dividends on the Series C Preferred Units as provided above.  Any dividend payment made on the Series C Preferred Units shall first be credited against the earliest accrued but unpaid dividends due with respect to such units which remains payable.

3.           Liquidation Rights.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, the holders of units of Series C Preferred Units shall be entitled to be paid out of the assets of the Operating Partnership legally available for distribution to its Unit holders a liquidation preference of $250.00 per unit, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment shall be made to holders of shares of Common Units or any other class or series of Units of the Operating Partnership ranking junior to the Series C Preferred Units as to liquidation rights.  In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Operating Partnership legally available for distribution to its Unit holders a liquidation preference of $250.00 per unit, plus an amount equal to any distribution or payment shall be made to holders of shares of Common Units or any other class or series of Units of the Operating Partnership ranking junior to the Series C Preferred Units as to liquidation rights.  In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Operating Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding units of Series C Preferred Units and the corresponding amounts payable on all units of other classes or series of units of the Operating Partnership ranking on a parity with the Series C Preferred Units in the distribution of assets, then the holders of the Series C Preferred Units and all other such classes or series of units shall share ratable in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  Holders of Series C Preferred Units shall be entitled to written notice of any such liquidation.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Units will have no right or claim to any of the remaining assets of the Operating Partnership.  The consolidation or merger of the Operating Partnership with or into any corporation, trust or entity or of any corporation, trust or other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Operating Partnership shall not be deemed to constitute a liquidation, dissolution or winding-up of the Operating Partnership.

4.	Redemption.

(a)  Series C Preferred Units shall not be redeemable prior to August 22, 2008.  On or after August 22, 2008, the Operating Partnership, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem the Series C Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $250.00 per unit, plus any accrued and unpaid dividends thereon to the date fixed for redemption (except as provided below), without interest.  If fewer than all of the outstanding units of Series C Preferred Units are to be redeemed, the units of Series C Preferred Units to be redeemed shall be redeemed, pro rata (as nearly as may be practicable without creating fractional units) or by a lot or by any other equitable method determined by the Operating Partnership.  Holders of Series A Preferred Units to be redeemed shall surrender such Series C Preferred Units at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender.  If notice of redemption of any Series C Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Operating Partnership in trust for the benefit of the holders of any units of Series C Preferred Units so called for redemption, then from and after the redemption date, dividends shall cease to accrue on such Series C Preferred Units, such units of Series C Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption.  Nothing herein shall prevent or restrict the Operating Partnership’s right or ability to purchase, from time to time either at a public or a private sale, of the whole, or any part of the Series C Preferred Stock at such price or prices as the Operating Partnership may determine, subject to the provisions of applicable law.

(b)  Unless full cumulative dividends on all Series C Preferred Units shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no Series C Preferred Units shall be redeemed unless all outstanding units of Series C Preferred Units are simultaneously redeemed and the Operating Partnership shall not purchase or otherwise acquire directly or indirectly any units of Series C Preferred -Units (except by exchange for units of the Operating Partnership ranking junior to the Series C Preferred Units as to dividends and amounts upon liquidation).

(c)  Notice of redemption shall be mailed by the Operating Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the units of Series C Preferred Units to be redeemed at their respective addresses as they appear on the records of the Operating Partnership.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Units except as to a holder to whom notice was defective or not given.  Each notice shall state (i) the redemption date; (ii) the redemption price; (iii) the number of units of Series C Preferred Units to be redeemed; (iv) the place or places where units of Series C Preferred Units are to be surrendered for payment of the redemption price; and (v) that dividends on the Series C Preferred Units to be redeemed shall cease to accrue on such redemption date.  If fewer than all of the units of Series C Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of units of Series C Preferred Units held by such holder to be redeemed.

(d)  Immediately prior to any redemption of Series C Preferred Units, the Operating Partnership shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series C Preferred Units at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such units on the corresponding Dividend Payment Date notwithstanding the redemption of such units before such Dividend Payment Date.  Except as provided above, the Operating Partnership shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Units for which a notice of redemption has been given.

(e)  All units of the Series C Preferred Units redeemed pursuant to this Section 4 shall be retired and shall be restored to the status of authorized and unissued units of preferred units, without designation as to Series C and may thereafter be reissued as units of any series of preferred units.

(f)  The Series C Preferred Units shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption.

5.           Voting Rights.

(a)  Holders of the Series C Preferred Units shall not have any voting rights, except as set forth in the Partnership Agreement.

(b)  So long as any units of Series C Preferred Units remain outstanding, the Operating Partnership shall not, without the affirmative vote or consent of the holders of two-thirds of the units of Series C Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):  (i) authorize or create or increase the authorized or issued amount of any class or series of units ranking prior to the Series C Preferred Units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Operating Partnership or reclassify any authorized units of the Operating Partnership into such units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such units; or (ii) amend, alter or repeal the provisions of the Partnership Agreement or this Certificate of Designations, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Units or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series C Preferred Units remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Operating Partnership may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series C Preferred Units and provided further that (A) any increase in amount of the authorized Preferred Units or the creation or issuance of any other Series C Preferred Units or (B) any increase in the number of authorized units of Series C Preferred Units or (C) the creation or issuance of any other series of Preferred Units, in each case referred to in clauses (A), (B) or (C) above, ranking on a parity with or junior to the Series C Preferred Units with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

(c)  The foregoing voting provisions of this Section 5 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding units of Series C Preferred Units shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(d)  In any matter in which the Series C Preferred Units may vote (as expressly provided herein or as may be required by law), each share of Series C Preferred Units shall be entitled to one vote per each $25.00 in stated liquidation preference.

6.           Conversion.

The units of Series C Preferred Units shall not be convertible into or exchangeable for any other property or units of the Operating partnership.

7.           Ranking.

The Series C Preferred Units shall, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Operating Partnership, rank (a) senior to the Common Units and to all units ranking junior to such Series C Preferred Units; (b) on a parity with all units issued by the Operating Partnership the terms of which specifically provide that such units rank on a parity with the Series C Preferred Units; and (c) junior to all units issued by the Operating partnership (in accordance with this Certificate of Designations) the terms of which specifically provide that such units rank senior to the Series C Preferred Units.  For purposes of this Section 7, the term “units” does not include indebtedness convertible into units.

8.           Exclusion of Other Rights.

The Series C Preferred Units shall not have any references or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Partnership Agreement and this Certificate of Designations.

9.           Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

10.           Severability of Provisions.

If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Units set forth in the Partnership Agreement and this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series C Preferred Units set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

11.           No Preemptive Rights.

No holder of Series C Preferred Units shall be entitled to any preemptive rights to subscribe for or acquire any unissued units of the Operating Partnership (whether now or hereafter authorized) or securities of the Operating Partnership convertible into or carrying a right to subscribe to or acquire units of the Operating Partnership.

SIGNATURE APPEARS ON NEXT PAGE

IN WITNESS WHEREOF, CBL Holdings I, Inc. has caused this Certificate of Designation of Series C Cumulative Redeemable Preferred Units to be duly executed by its Vice Chairman of the Board and Chief Financial officer this 21st day of August, 2003.

CBL Holdings I, Inc.

By: /s/ John N. Foy
John Foy
Vice Chairman of the Board
And Chief Financial Officer

CERTIFICATE OF DESIGNATION
OF
7.375% SERIES D CUMULATIVE REDEEMABLE PREFERRED UNITS
OF
CBL & ASSOCIATES LIMITED PARTNERSHIP

Pursuant to Article 4.4 of the
Second Amended and Restated Partnership Agreement of
CBL & Associates Limited Partnership

WHEREAS, CBL & Associates Properties, Inc. (the “Company”) has issued 805,000 shares (the “Offering”) of 7.375% Series D Cumulative Redeemable Preferred Stock (the “Preferred Stock”);

WHEREAS, the Company and CBL & Associates Limited Partnership (the “Operating Partnership”) desire that the Company contribute net proceeds of the Offering to the Operating Partnership in exchange for preferred units having substantially the same economic rights and terms as the Preferred Stock;

WHEREAS, Article 4.4 of the Second Amended and Restated Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) provides for a Preferred Unit Designation, setting forth, in sufficient detail, the economic rights and terms of the class or series of preferred units.

NOW THEREFORE, CBL Holdings I, Inc., the general partner of the Operating Partnership (the “General Partner”) hereby designates a series of preferred units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:

1. Designation and Amount.

The units of such series shall be designated “7.375% Series D Cumulative Redeemable Preferred Units” (the “Series D Preferred Units”) and the number of units constituting such series shall be 805,000.  The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series D Preferred Units shall be subject in all cases to the provisions of the Partnership Agreement.

2. Dividends and Distribution Rights.

(a)  Holders of Series D Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of assets of the Operating Partnership legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.375% per annum of the $250.00 liquidation preference.  Such dividends shall be cumulative from and including the date of the original issue by the Operating Partnership of the Series D Preferred Units and shall be payable quarterly in arrears on the 30th day of March, June, September, and December of each year or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”).  The first dividend shall be paid on March 30, 2005.  Such first dividend and any dividend payable on the Series D Preferred Units for any other partial dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the records of the Operating Partnership at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the General Partner for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)  No dividends on the Series D Preferred Units shall be declared by the General Partner or paid or set apart for payment by the General Partner at such time as the terms and provisions of any agreement of the Operating Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)  Notwithstanding anything contained herein to the contrary, dividends on the Series D Preferred Units shall accrue whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series D Preferred Units shall accumulate as of the Dividend Payment Date on which they first become payable.

(d)  Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on any of the Operating Partnership’s Common Units (“Common Units”), or units of any other class or series of units of the Operating Partnership ranking, as to dividends, on a parity with or junior to the Series D Preferred Units (other than a dividend paid in units of Common Units or in units of any other class or series of units ranking junior to the Series D Preferred Units as to dividends and upon liquidation) for any period unless full cumulative dividends on the Series D Preferred Units for all past dividend periods and the then current dividend period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Units and the units of any other series of preferred units ranking on a parity as to dividends with the Series D Preferred Units, all dividends declared upon the Series D Preferred Units and any other series of preferred units ranking on a parity as to dividends with the Series D Preferred Units shall be declared pro rata so that the amount of dividends declared per unit of Series D Preferred Units and such other series of preferred units shall in all cases bear to each other the same ratio that accrued dividends per unit on the Series D Preferred Units and such other series of preferred units (which shall not include any accrual in respect of unpaid dividends on such other series of preferred units for prior dividend periods if such other series of preferred units does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Units which may be in arrears.

(e)  Except as provided in Subsection 2(d), unless full cumulative dividends on the Series D Preferred Units shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in Common Units or other units ranking junior to the Series D Preferred Units as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other dividend shall be declared or made upon the Common Units or any other units of the Operating Partnership ranking junior to or on a parity with the Series D Preferred Units as to dividends or amounts upon liquidation nor shall any units of Common Units, or any units of any other class or series of units of the Operating Partnership ranking junior to or on a parity with the Series D Preferred Units as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Operating Partnership (except by conversion into or exchange for other units of the Operating Partnership ranking junior to the Series D Preferred Units as to dividends and upon liquidation).  Nothing in the foregoing shall be deemed to preclude the exercise of Rights (as defined in the Partnership Agreement) by any unit holder in accordance with the Partnership Agreement.

(f)  Holders of Series D Preferred Units shall not be entitled to any dividend, whether payable in cash, property or units, in excess of full cumulative dividends on the Series D Preferred Units as provided above.  Any dividend payment made on the Series D Preferred Units shall first be credited against the earliest accrued but unpaid dividends due with respect to such units which remains payable.

3.           Liquidation Rights.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, the holders of units of Series D Preferred Units shall be entitled to be paid out of the assets of the Operating Partnership legally available for distribution to its Unit holders a liquidation preference of $250.00 per unit, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment shall be made to holders of units of Common Units or any other class or series of units of the Operating Partnership ranking junior to the Series D Preferred Units as to liquidation rights.  In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Operating Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding units of Series D Preferred Units and the corresponding amounts payable on all units of other classes or series of units of the Operating Partnership ranking on a parity with the Series D Preferred Units in the distribution of assets, then the holders of the Series D Preferred Units and all other such classes or series of units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  Holders of Series D Preferred Units shall be entitled to written notice of any such liquidation.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Units will have no right or claim to any of the remaining assets of the Operating Partnership.  The consolidation or merger of the Operating Partnership with or into any corporation, trust or entity, or of any corporation, trust or other entity with or into the Operating Partnership, or the sale, lease or conveyance of all or substantially all of the property or business of the Operating Partnership shall not be deemed to constitute a liquidation, dissolution or winding-up of the Operating Partnership.

4.           Redemption.

(a)  Series D Preferred Units shall not be redeemable prior to December 13, 2009.  On or after December 13, 2009, the Operating Partnership, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem the Series D Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $250.00 per unit, plus any accrued and unpaid dividends thereon up to and including the date fixed for redemption (except as provided below), without interest.  If fewer than all of the outstanding units of Series D Preferred Units are to be redeemed, the units of Series D Preferred Units to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional units) or by lot or by any other equitable method determined by the Operating Partnership.  Holders of Series D Preferred Units to be redeemed shall surrender such Series D Preferred Units at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender.  If notice of redemption of any Series D Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Operating Partnership in trust for the benefit of the holders of any units of Series D Preferred Units so called for redemption, then from and after the redemption date, dividends shall cease to accrue on such Series D Preferred Units, such units of Series D Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption.  Nothing herein shall prevent or restrict the Operating Partnership’s right or ability to purchase, from time to time either at a public or a private sale, all, or any portion, of the outstanding Series D Preferred Units at such price or prices as the Operating Partnership may determine, subject to the provisions of applicable law.

(b)  Unless full cumulative dividends on all Series D Preferred Units shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no Series D Preferred Units shall be redeemed unless all outstanding units of Series D Preferred Units are simultaneously redeemed and the Operating Partnership shall not purchase or otherwise acquire directly or indirectly any units of Series D Preferred Units (except by exchange for units of the Operating Partnership ranking junior to the Series D Preferred Units as to dividends and amounts upon liquidation).

(c)  Notice of redemption shall be mailed by the Operating Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the units of Series D Preferred Units to be redeemed at their respective addresses as they appear on the records of the Operating Partnership.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Units except as to a holder to whom notice was defective or not given.  Each notice shall state (i) the redemption date; (ii) the redemption price; (iii) the number of units of Series D Preferred Units to be redeemed; (iv) the place or places where units of Series D Preferred Units are to be surrendered for payment of the redemption price; and (v) that dividends on the Series D Preferred Units to be redeemed shall cease to accrue on such redemption date.  If fewer than all of the units of Series D Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of units of Series D Preferred Units held by such holder to be redeemed.

(d)  Immediately prior to any redemption of Series D Preferred Units, the Operating Partnership shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series D Preferred Units at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such units on the corresponding Dividend Payment Date notwithstanding the redemption of such units before such Dividend Payment Date.  Except as provided above, the Operating Partnership shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Units for which a notice of redemption has been given.

(e)  All Series D Preferred Units redeemed or repurchased pursuant to this Section 4 shall be retired and shall be restored to the status of authorized and unissued units of preferred units, without designation as to Series D and may thereafter be reissued as units of any series of preferred units.

(f)  The Series D Preferred Units shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption.

5.           Voting Rights.

(a)  Holders of the Series D Preferred Units shall not have any voting rights, except as set forth in the Partnership Agreement.

(b)  The affirmative vote or consent of the holders of two-thirds of the units of Series D Preferred Units and the holders of all other classes or series of Preferred Units of the Operating Partnership ranking on parity with the Series D Preferred Units upon which like voting rights have been conferred and are exercisable, outstanding at the time (voting together as a class), given in person or by proxy, either in writing or at a meeting, will be required to: (i) authorize or create or increase the authorized or issued amount of any class or series of units ranking senior to the Series D Preferred Units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Operating Partnership or reclassify any authorized units of the Operating Partnership into such units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such units; or (ii) amend, alter or repeal the provisions of the Partnership Agreement or this Certificate of Designations, whether by merger, consolidation, transfer or conveyance of substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Units or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series D Preferred Units remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Operating Partnership may not be the

surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series D Preferred Units and in such case such holders shall not have any voting rights with respect to the Events set forth in (ii) above.  Except as may be required by law, holders of Series D Preferred Units shall not be entitled to vote with respect to (A) any increase or decrease in the total number of authorized Preferred Units, (B) any increase, decrease or issuance of any series of Preferred Units including the Series D Preferred Units or (C) the creation or issuance of any other series of Preferred Units, in each case referred to in clauses (A), (B) or (C) above, ranking on a parity with or junior to the Series D Preferred Units with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up.

(c)  The foregoing voting provisions of this Section 5 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding units of Series D Preferred Units shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(d)  In any matter in which the Series D Preferred Units may vote (as expressly provided herein or as may be required by law), each unit of Series D Preferred Units shall be entitled to one vote per each $25.00 in stated liquidation preference.

6.           Conversion.

The units of Series D Preferred Units shall not be convertible into or exchangeable for any other property or units of the Operating Partnership.

7.           Ranking.

The Series D Preferred Units shall, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Operating Partnership, rank (a) senior to the Common Units and to all units ranking junior to such Series D Preferred Units; (b) on a parity with all units issued by the Operating Partnership the terms of which specifically provide that such units rank on a parity with the Series D Preferred Units; and (c) junior to all units issued by the Operating Partnership (in accordance with this Certificate of Designations) the terms of which specifically provide that such units rank senior to the Series D Preferred Units. For purposes of this Section 7, the term “units” does not include indebtedness convertible into units.

8.           Exclusion of Other Rights.

The Series D Preferred Units shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than as expressly set forth in the Partnership Agreement and this Certificate of Designations.

9.           Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

10.           Severability of Provisions.

If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Units set forth in the Partnership Agreement and this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series D Preferred Units set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

11.           No Preemptive Rights.

No holder of Series D Preferred Units shall be entitled to any preemptive rights to subscribe for or acquire any unissued units of the Operating Partnership (whether now or hereafter authorized) or securities of the Operating Partnership convertible into or carrying a right to subscribe to or acquire units of the Operating Partnership.

SIGNATURE APPEARS ON NEXT PAGE

IN WITNESS WHEREOF, CBL Holdings I, Inc. has caused this Certificate of Designation of 7.375% Series D Cumulative Redeemable Preferred Units to be duly executed by its Vice Chairman of the Board and Chief Financial Officer this 10th day of December, 2004.

CBL Holdings I, Inc.

By:  /s/ John N. Foy
John N. Foy
Vice Chairman of the Board
and Chief Financial Officer

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION
OF
7.375% SERIES D CUMULATIVE REDEEMABLE PREFERRED UNITS
OF
CBL & ASSOCIATES LIMITED PARTNERSHIP

Pursuant to Article 4.4 of the
Third Amended and Restated Partnership Agreement of
CBL & Associates Limited Partnership

WHEREAS, CBL & Associates Properties, Inc. (the “Company”) previously issued, in December 2004, 700,000 shares (the “2004 Offering”) of 7.375% Series D Cumulative Redeemable Preferred Stock (the “Preferred Stock”); and

WHEREAS, the Company has committed to issue, in March 2010, an additional 630,000 shares (the “2010 Offering”) of the Preferred Stock; and

WHEREAS, the Company previously contributed the net proceeds of the 2004 Offering to CBL & Associates Limited Partnership (the “Operating Partnership”), and the Company and the Operating Partnership now desire that the Company contribute net proceeds of the 2010 Offering to the Operating Partnership, in each case in exchange for preferred units having substantially the same economic rights and terms as the Preferred Stock;

WHEREAS, Article 4.4 of the Third Amended and Restated Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) provides for a Preferred Unit Designation, setting forth, in sufficient detail, the economic rights and terms of the class or series of preferred units.

NOW THEREFORE, CBL Holdings I, Inc., the general partner of the Operating Partnership (the “General Partner”) hereby amends and restates in full, as so amended, the designated terms of a series of preferred units, with the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, being hereby fixed as follows:

1.           Designation and Amount.

The units of such series shall be designated “7.375% Series D Cumulative Redeemable Preferred Units” (the “Series D Preferred Units”) and the number of units constituting such series shall be 1,800,000.  The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series D Preferred Units shall be subject in all cases to the provisions of the Partnership Agreement.

2.           Dividends and Distribution Rights.

(a)  Holders of Series D Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of assets of the Operating Partnership legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.375% per annum of the $250.00 liquidation preference.  Such dividends shall be cumulative from and including the date of the original issue by the Operating Partnership of the Series D Preferred Units and shall be payable quarterly in arrears on the 30th day of March, June, September, and December of each year or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”).  The first dividend shall be paid on March 30, 2005.  Such first dividend and any dividend payable on the Series D Preferred Units for any other partial dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the records of the Operating Partnership at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the General Partner for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)  No dividends on the Series D Preferred Units shall be declared by the General Partner or paid or set apart for payment by the General Partner at such time as the terms and provisions of any agreement of the Operating Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)  Notwithstanding anything contained herein to the contrary, dividends on the Series D Preferred Units shall accrue whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series D Preferred Units shall accumulate as of the Dividend Payment Date on which they first become payable.

(d)  Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on any of the Operating Partnership’s Common Units (“Common Units”), or units of any other class or series of units of the Operating Partnership ranking, as to dividends, on a parity with or junior to the Series D Preferred Units (other than a dividend paid in units of Common Units or in units of any other class or series of units ranking junior to the Series D Preferred Units as to dividends and upon liquidation) for any period unless full cumulative dividends on the Series D Preferred Units for all past dividend periods and the then current dividend period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Units and the units of any other series of preferred units ranking on a parity as to dividends with the Series D Preferred Units, all dividends declared upon the Series D Preferred Units and any other series of preferred units ranking on a parity as to dividends with the Series D Preferred Units shall be declared pro rata so that the amount of dividends declared per unit of Series D Preferred Units and such other series of preferred units shall in all cases bear to each other the same ratio that accrued dividends per unit on the Series D Preferred Units and such other series of preferred units (which shall not include any accrual in respect of unpaid dividends on such other series of preferred units for prior dividend periods if such other series of preferred units does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Units which may be in arrears.

(e)  Except as provided in Subsection 2(d), unless full cumulative dividends on the Series D Preferred Units shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in Common Units or other units ranking junior to the Series D Preferred Units as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other dividend shall be declared or made upon the Common Units or any other units of the Operating Partnership ranking junior to or on a parity with the Series D Preferred Units as to dividends or amounts upon liquidation nor shall any units of Common Units, or any units of any other class or series of units of the Operating Partnership ranking junior to or on a parity with the Series D Preferred Units as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Operating Partnership (except by conversion into or exchange for other units of the Operating Partnership ranking junior to the Series D Preferred Units as to dividends and upon liquidation).  Nothing in the foregoing shall be deemed to preclude the exercise of Rights (as defined in the Partnership Agreement) by any unit holder in accordance with the Partnership Agreement.

(f)  Holders of Series D Preferred Units shall not be entitled to any dividend, whether payable in cash, property or units, in excess of full cumulative dividends on the Series D Preferred Units as provided above.  Any dividend payment made on the Series D Preferred Units shall first be credited against the earliest accrued but unpaid dividends due with respect to such units which remains payable.

3.           Liquidation Rights.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, the holders of units of Series D Preferred Units shall be entitled to be paid out of the assets of the Operating Partnership legally available for distribution to its Unit holders a liquidation preference of $250.00 per unit, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment shall be made to holders of units of Common Units or any other class or series of units of the Operating Partnership ranking junior to the Series D Preferred Units as to liquidation rights.  In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Operating Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding units of Series D Preferred Units and the corresponding amounts payable on all units of other classes or series of units of the Operating Partnership ranking on a parity with the Series D Preferred Units in the distribution of assets, then the holders of the Series D Preferred Units and all other such classes or series of units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  Holders of Series D Preferred Units shall be entitled to written notice of any such liquidation.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Units will have no right or claim to any of the remaining assets of the Operating Partnership.  The consolidation or merger of the Operating Partnership with or into any corporation, trust or entity, or of any corporation, trust or other entity with or into the Operating Partnership, or the sale, lease or conveyance of all or substantially all of the property or business of the Operating Partnership shall not be deemed to constitute a liquidation, dissolution or winding-up of the Operating Partnership.

4.           Redemption.

(a)  Series D Preferred Units shall not be redeemable prior to December 13, 2009.  On or after December 13, 2009, the Operating Partnership, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem the Series D Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $250.00 per unit, plus any accrued and unpaid dividends thereon up to and including the date fixed for redemption (except as provided below), without interest.  If fewer than all of the outstanding units of Series D Preferred Units are to be redeemed, the units of Series D Preferred Units to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional units) or by lot or by any other equitable method determined by the Operating Partnership.  Holders of Series D Preferred Units to be redeemed shall surrender such Series D Preferred Units at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender.  If notice of redemption of any Series D Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Operating Partnership in trust for the benefit of the holders of any units of Series D Preferred Units so called for redemption, then from and after the redemption date, dividends shall cease to accrue on such Series D Preferred Units, such units of Series D Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption. Nothing herein shall prevent or restrict the Operating Partnership’s right or ability to purchase, from time to time either at a public or a private sale, all, or any portion, of the outstanding Series D Preferred Units at such price or prices as the Operating Partnership may determine, subject to the provisions of applicable law.

(b)  Unless full cumulative dividends on all Series D Preferred Units shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no Series D Preferred Units shall be redeemed unless all outstanding units of Series D Preferred Units are simultaneously redeemed and the Operating Partnership shall not purchase or otherwise acquire directly or indirectly any units of Series D Preferred Units (except by exchange for units of the Operating Partnership ranking junior to the Series D Preferred Units as to dividends and amounts upon liquidation).

(c)  Notice of redemption shall be mailed by the Operating Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the units of Series D Preferred Units to be redeemed at their respective addresses as they appear on the records of the Operating Partnership.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Units except as to a holder to whom notice was defective or not given.  Each notice shall state (i) the redemption date; (ii) the redemption price; (iii) the number of units of Series D Preferred Units to be redeemed; (iv) the place or places where units of Series D Preferred Units are to be surrendered for payment of the redemption price; and (v) that dividends on the Series D Preferred Units to be redeemed shall cease to accrue on such redemption date.  If fewer than all of the units of Series D Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of units of Series D Preferred Units held by such holder to be redeemed.

(d)  Immediately prior to any redemption of Series D Preferred Units, the Operating Partnership shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series D Preferred Units at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such units on the corresponding Dividend Payment Date notwithstanding the redemption of such units before such Dividend Payment Date.  Except as provided above, the Operating Partnership shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Units for which a notice of redemption has been given.

(e)  All Series D Preferred Units redeemed or repurchased pursuant to this Section 4 shall be retired and shall be restored to the status of authorized and unissued units of preferred units, without designation as to Series D and may thereafter be reissued as units of any series of preferred units.

(f)  The Series D Preferred Units shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption.

5.           Voting Rights.

(a)  Holders of the Series D Preferred Units shall not have any voting rights, except as set forth in the Partnership Agreement.

(b)  The affirmative vote or consent of the holders of two-thirds of the units of Series D Preferred Units and the holders of all other classes or series of Preferred Units of the Operating Partnership ranking on parity with the Series D Preferred Units upon which like voting rights have been conferred and are exercisable, outstanding at the time (voting together as a class), given in person or by proxy, either in writing or at a meeting, will be required to: (i) authorize or create or increase the authorized or issued amount of any class or series of units ranking senior to the Series D Preferred Units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Operating Partnership or reclassify any authorized units of the Operating Partnership into such units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such units; or (ii) amend, alter or repeal the provisions of the Partnership Agreement or this Certificate of Designations, whether by merger, consolidation, transfer or conveyance of substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Units or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series D Preferred Units remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Operating Partnership may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series D Preferred Units and in such case such holders shall not have any voting rights with respect to the Events set forth in (ii) above.  Except as may be required by law, holders of Series D Preferred Units shall not be entitled to vote with respect to (A) any increase or decrease in the total number of authorized Preferred Units, (B) any increase, decrease or issuance of any series of Preferred Units including the Series D Preferred Units or (C) the creation or issuance of any other series of Preferred Units, in each case referred to in clauses (A), (B) or (C) above, ranking on a parity with or junior to the Series D Preferred Units with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up.

(c)  The foregoing voting provisions of this Section 5 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding units of Series D Preferred Units shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(d)  In any matter in which the Series D Preferred Units may vote (as expressly provided herein or as may be required by law), each unit of Series D Preferred Units shall be entitled to one vote per each $25.00 in stated liquidation preference.

6.           Conversion.

The units of Series D Preferred Units shall not be convertible into or exchangeable for any other property or units of the Operating Partnership.

7.           Ranking.

The Series D Preferred Units shall, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Operating Partnership, rank (a) senior to the Common Units and to all units ranking junior to such Series D Preferred Units; (b) on a parity with all units issued by the Operating Partnership the terms of which specifically provide that such units rank on a parity with the Series D Preferred Units; and (c) junior to all units issued by the Operating Partnership (in accordance with this Certificate of Designations) the terms of which specifically provide that such units rank senior to the Series D Preferred Units. For purposes of this Section 7, the term “units” does not include indebtedness convertible into units.

8.           Exclusion of Other Rights.

The Series D Preferred Units shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than as expressly set forth in the Partnership Agreement and this Certificate of Designations.

9.           Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

10.           Severability of Provisions.

If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Units set forth in the Partnership Agreement and this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series D Preferred Units set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

11.           No Preemptive Rights.

No holder of Series D Preferred Units shall be entitled to any preemptive rights to subscribe for or acquire any unissued units of the Operating Partnership (whether now or hereafter authorized) or securities of the Operating Partnership convertible into or carrying a right to subscribe to or acquire units of the Operating Partnership.

SIGNATURE APPEARS ON NEXT PAGE

IN WITNESS WHEREOF, CBL Holdings I, Inc. has caused this Amended and Restated Certificate of Designation of 7.375% Series D Cumulative Redeemable Preferred Units to be duly executed by its Vice Chairman of the Board and Chief Financial Officer this 25th day of February, 2010.

CBL Holdings I, Inc.

By:     /s/ John N. Foy
John N. Foy
Vice Chairman of the Board
and Chief Financial Officer

SECOND AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION
OF
7.375% SERIES D CUMULATIVE REDEEMABLE PREFERRED UNITS
OF
CBL & ASSOCIATES LIMITED PARTNERSHIP

Pursuant to Article 4.4 of the
Third Amended and Restated Partnership Agreement of
CBL & Associates Limited Partnership

WHEREAS, CBL & Associates Properties, Inc. (the “Company”) previously issued, in December 2004, 700,000 shares (the “2004 Offering”) of 7.375% Series D Cumulative Redeemable Preferred Stock (the “Preferred Stock”); and

WHEREAS, the Company previously issued, in March 2010, an additional 630,000 shares (the “March 2010 Offering”) of the Preferred Stock; and

WHEREAS, the Company has committed to issue, in October 2010, an additional 440,000 shares (the “October 2010 Offering”) of the Preferred Stock; and

WHEREAS, the Company previously contributed the net proceeds of the 2004 Offering and the March 2010 Offering to CBL & Associates Limited Partnership (the “Operating Partnership”), and the Company and the Operating Partnership now desire that the Company contribute net proceeds of the October 2010 Offering to the Operating Partnership, in each case in exchange for preferred units having substantially the same economic rights and terms as the Preferred Stock;

WHEREAS, Article 4.4 of the Third Amended and Restated Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) provides for a Preferred Unit Designation, setting forth, in sufficient detail, the economic rights and terms of the class or series of preferred units.

NOW THEREFORE, CBL Holdings I, Inc., the general partner of the Operating Partnership (the “General Partner”) hereby amends and restates in full, as so amended, the designated terms of a series of preferred units, with the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, being hereby fixed as follows:

1.           Designation and Amount.

The units of such series shall be designated “7.375% Series D Cumulative Redeemable Preferred Units” (the “Series D Preferred Units”) and the number of units constituting such series shall be 2,200,000.  The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series D Preferred Units shall be subject in all cases to the provisions of the

Partnership Agreement.

2.           Dividends and Distribution Rights.

(a)  Holders of Series D Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of assets of the Operating Partnership legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.375% per annum of the $250.00 liquidation preference.  Such dividends shall be cumulative from and including the date of the original issue by the Operating Partnership of the Series D Preferred Units and shall be payable quarterly in arrears on the 30th day of March, June, September, and December of each year or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”).  The first dividend shall be paid on March 30, 2005.  Such first dividend and any dividend payable on the Series D Preferred Units for any other partial dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the records of the Operating Partnership at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the General Partner for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)  No dividends on the Series D Preferred Units shall be declared by the General Partner or paid or set apart for payment by the General Partner at such time as the terms and provisions of any agreement of the Operating Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)  Notwithstanding anything contained herein to the contrary, dividends on the Series D Preferred Units shall accrue whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series D Preferred Units shall accumulate as of the Dividend Payment Date on which they first become payable.

(d)  Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on any of the Operating Partnership’s Common Units (“Common Units”), or units of any other class or series of units of the Operating Partnership ranking, as to dividends, on a parity with or junior to the Series D Preferred Units (other than a dividend paid in units of Common Units or in units of any other class or series of units ranking junior to the Series D Preferred Units as to dividends and upon liquidation) for any period unless full cumulative dividends on the Series D Preferred Units for all past dividend periods and the then current dividend period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Units and the units of any other series of preferred units ranking on a parity as to dividends with the Series D Preferred Units, all dividends declared upon the Series D Preferred Units and any other series of preferred units ranking on a parity as to dividends with the Series D Preferred Units shall be declared pro rata so that the amount of dividends declared per unit of Series D Preferred Units and such other series of preferred units shall in all cases bear to each other the same ratio that accrued dividends per unit on the Series D Preferred Units and such other series of preferred units (which shall not include any accrual in respect of unpaid dividends on such other series of preferred units for prior dividend periods if such other series of preferred units does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Units which may be in arrears.

(e)  Except as provided in paragraph 2(d), unless full cumulative dividends on the Series D Preferred Units shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in Common Units or other units ranking junior to the Series D Preferred Units as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other dividend shall be declared or made upon the Common Units or any other units of the Operating Partnership ranking junior to or on parity with the Series D Preferred Units as to dividends or amounts upon liquidation nor shall any units of Common Units, or any units of any other class or series of units of the Operating Partnership ranking junior to or on a parity with the Series D Preferred Units as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Operating Partnership (except by conversion into or exchange for other units of the Operating Partnership ranking junior to the Series D Preferred Units as to dividends and upon liquidation).  Nothing in the foregoing shall be deemed to preclude the exercise of Rights (as defined in the Partnership Agreement) by any unit holder in accordance with the Partnership Agreement.

(f)  Holders of Series D Preferred Units shall not be entitled to any dividend, whether payable in cash, property or units, in excess of full cumulative dividends on the Series D Preferred Units as provided above.  Any dividend payment made on the Series D Preferred Units shall first be credited against the earliest accrued but unpaid dividends due with respect to such units which remains payable.

3.           Liquidation Rights.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, the holders of units of Series D Preferred Units shall be entitled to be paid out of the assets of the Operating Partnership legally available for distribution to its Unit holders a liquidation preference of $250.00 per unit, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment shall be made to holders of units of Common Units or any other class or series of units of the Operating Partnership ranking junior to the Series D Preferred Units as to liquidation rights.  In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Operating Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding units of Series D Preferred Units and the corresponding amounts payable on all units of other classes or series of units of the Operating

Partnership ranking on a parity with the Series D Preferred Units in the distribution of assets, then the holders of the Series D Preferred Units and all other such classes or series of units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  Holders of Series D Preferred Units shall be entitled to written notice of any such liquidation.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Units will have no right or claim to any of the remaining assets of the Operating Partnership.  The consolidation or merger of the Operating Partnership with or into any corporation, trust or entity, or of any corporation, trust or other entity with or into the Operating Partnership, or the sale, lease or conveyance of all or substantially all of the property or business of the Operating Partnership shall not be deemed to constitute a liquidation, dissolution or winding-up of the Operating Partnership.

4.           Redemption.

(a)  Series D Preferred Units shall not be redeemable prior to December 13, 2009.  On or after December 13, 2009, the Operating Partnership, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem the Series D Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $250.00 per unit, plus any accrued and unpaid dividends thereon up to and including the date fixed for redemption (except as provided below), without interest.  If fewer than all of the outstanding units of Series D Preferred Units are to be redeemed, the units of Series D Preferred Units to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional units) or by lot or by any other equitable method determined by the Operating Partnership.  Holders of Series D Preferred Units to be redeemed shall surrender such Series D Preferred Units at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender.  If notice of redemption of any Series D Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Operating Partnership in trust for the benefit of the holders of any units of Series D Preferred Units so called for redemption, then from and after the redemption date dividends shall cease to accrue on such Series D Preferred Units, such units of Series D Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption.  Nothing herein shall prevent or restrict the Operating Partnership’s right or ability to purchase, from time to time either at a public or a private sale, all, or any portion, of the outstanding Series D Preferred Units at such price or prices as the Operating Partnership may determine, subject to the provisions of applicable law.

(b)  Unless full cumulative dividends on all Series D Preferred Units shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no Series D Preferred Units shall be redeemed unless all outstanding units of Series D Preferred Units are simultaneously redeemed and the Operating Partnership shall not purchase or otherwise acquire directly or indirectly any units of Series D Preferred Units (except by exchange for units of the Operating Partnership ranking junior to the Series D Preferred Units as to dividends and amounts upon liquidation).

(c)  Notice of redemption shall be mailed by the Operating Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the units of Series D Preferred Units to be redeemed at their respective addresses as they appear on the records of the Operating Partnership.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Units except as to a holder to whom notice was defective or not given.  Each notice shall state (i) the redemption date; (ii) the redemption price; (iii) the number of units of Series D Preferred Units to be redeemed; (iv) the place or places where units of Series D Preferred Units are to be surrendered for payment of the redemption price; and (v) that dividends on the Series D Preferred Units to be redeemed shall cease to accrue on such redemption date.  If fewer than all of the units of Series D Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of units of Series D Preferred Units held by such holder to be redeemed.

(d)  Immediately prior to any redemption of Series D Preferred Units, the Operating Partnership shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series D Preferred Units at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such units on the corresponding Dividend Payment Date notwithstanding the redemption of such units before such Dividend Payment Date.  Except as provided above, the Operating Partnership shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Units for which a notice of redemption has been given.

(e)  All Series D Preferred Units redeemed or repurchased pursuant to this paragraph 4 shall be retired and shall be restored to the status of authorized and unissued units of preferred units, without designation as to Series D and may thereafter be reissued as units of any series of preferred units.

(f)  The Series D Preferred Units shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption.

5.           Voting Rights.

(a)  Holders of the Series D Preferred Units shall not have any voting rights, except as set forth in the Partnership Agreement.

(b)  The affirmative vote or consent of the holders of two-thirds of the units of Series D Preferred Units and the holders of all other classes or series of Preferred Units of the Operating Partnership ranking on parity with the Series D Preferred Units upon which like voting rights have been conferred and are exercisable, outstanding at the time (voting together as a class), given in person or by proxy, either in writing or at a meeting, will be required to: (i) authorize or create, or increase the authorized or issued amount of, any class or series of units ranking senior to the Series D Preferred Units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Operating Partnership or reclassify any authorized units of the Operating Partnership into such units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such units; or (ii) amend, alter or repeal the provisions of the Partnership Agreement or this Certificate of Designations, whether by merger, consolidation, transfer or conveyance of substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Units or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series D Preferred Units remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Operating Partnership may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series D Preferred Units and in such case such holders shall not have any voting rights with respect to the Events set forth in (ii) above.  Except as may be required by law, holders of Series D Preferred Units shall not be entitled to vote with respect to (A) any increase or decrease in the total number of authorized Preferred Units, (B) any increase, decrease or issuance of any series of Preferred Units including the Series D Preferred Units or (C) the creation or issuance of any other series of Preferred Units, in each case referred to in clauses (A), (B) or (C) above, ranking on a parity with or junior to the Series D Preferred Units with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up.

(c)  The foregoing voting provisions of this paragraph 5 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding units of Series D Preferred Units shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(d)  In any matter in which the Series D Preferred Units may vote (as expressly provided herein or as may be required by law), each unit of Series D Preferred Units shall be entitled to one vote per each $25.00 in stated liquidation preference.

6.           Conversion.

The units of Series D Preferred Units shall not be convertible into or exchangeable for any other property or units of the Operating Partnership.

7.           Ranking.

The Series D Preferred Units shall, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Operating Partnership, rank (a) senior to the Common Units and to all units ranking junior to such Series D Preferred Units; (b) on a parity with all units issued by the Operating Partnership the terms of which specifically provide that such units rank on a parity with the Series D Preferred Units; and (c) junior to all units issued by the Operating Partnership (in accordance with this Certificate of Designations) the terms of which specifically provide that such units rank senior to the Series D Preferred Units. For purposes of this paragraph 7, the term “units” does not include indebtedness convertible into units.

8.           Exclusion of Other Rights.

The Series D Preferred Units shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than as expressly set forth in the Partnership Agreement and this Certificate of Designations.

9.           Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

10.           Severability of Provisions.

If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Units set forth in the Partnership Agreement and this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series D Preferred Units set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

11.           No Preemptive Rights.

No holder of Series D Preferred Units shall be entitled to any preemptive rights to subscribe for or acquire any unissued units of the Operating Partnership (whether now or hereafter authorized) or securities of the Operating Partnership convertible into or carrying a right to subscribe to or acquire units of the Operating Partnership.

SIGNATURE APPEARS ON NEXT PAGE

IN WITNESS WHEREOF, CBL Holdings I, Inc. has caused this Second Amended and Restated Certificate of Designation of 7.375% Series D Cumulative Redeemable Preferred Units to be duly executed by its Vice Chairman of the Board and Chief Financial Officer this 14 day of October, 2010.

CBL Holdings I, Inc.

By:           /s/ John N. Foy
John N. Foy
Vice Chairman of the Board
and Chief Financial Officer

EXHIBIT C

EXHIBIT C

Allocations

1.           Allocations of Gross Income, Net Income and Net Loss.

(a) Except as otherwise provided herein, in each tax year in which there is sufficient Gross Income and Net Income to make all of the allocations described in subsections (i) through (iv) below, Gross Income, Net Income and Net Loss of the Partnership for such tax year shall be allocated among the Partners in the following order and priority:

(i) First, Net Income shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess of (A) the amount of Net Cash Flow distributed to such Partner pursuant to Sections 6.2(a)(i) and (ii) and Subsection 6.2(f) (but only to the extent of the Preferred Distribution Requirement and Preferred Distribution Shortfalls) for the current and all prior Partnership tax years over (B) the amount of Net Income previously allocated to such Partner pursuant to this Subsection (a)(i) or pursuant to Subsection (b)(i);

(ii) Second, for any Partnership tax year ending on or after a date on which Preferred Units are redeemed, Net Income (or Net Losses) shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts for the Preferred Units that have been or are being redeemed during such Partnership tax year over the Preferred Unit Issue Price of such Preferred Units;

(iii) Third, Gross Income shall be allocated to the relevant Partner, on account of SCUs or S-SCUs, or Common Units received on a conversion or redemption of SCUs or S-SCUs in an amount equal to the amount of cash distributed to such Partner in respect of such SCUs or S-SCUs, or Common Units pursuant to Subsections 6.2(a)(iii), (iv) and (v) and Subsections 6.2(b)(i), (ii) and (iii) (the “Target Amount”).  The character of the items of Gross Income allocated to the relevant Partners pursuant to this Subsection (iii) shall proportionately reflect the relative amounts of the Partnership’s Gross Income having such character for such year, excluding from such Gross Income Net Capital Gain allocated pursuant to Subsection 1(c) below; provided, however, that such items shall not include items described in Subsection (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Subsection 3(a) corresponding to the items of Gross Income allocated pursuant to this Subsection 1(a)(iii) will equal the Target Amount.  If the amount of such items differs from the Target Amount, the items of Gross Income allocated pursuant to this Subsection 1(a)(iii) shall be adjusted to cause the amount of such tax items to equal the Target Amount.  For purposes of determining the amount of cash distributed to such Partners, Special Tax Distributions shall not be taken into account, and Extraordinary Return of Capital Distributions shall be taken into account only to the extent that the amount of such Extraordinary Return of Capital Distributions exceed the aggregate of the Excess Allocations made to such Partners.  For this purpose, “Excess Allocations” mean the excess of the Tax Net Capital Gain allocated under Subsection 3(a) to holders of SCUs or S-SCUs and holders of Common Units received on a conversion or redemption of SCUs and S-SCUs in connection with allocations of Net Capital Gain under Subsection 1(c) over the Special Tax Distribution made to such Partners.  A distribution shall be treated as an Extraordinary Return of Capital Distribution to the extent that such distribution is reasonably attributable to (x) Net Financing Proceeds or (y) proceeds allocable to a transaction generating Net Capital Gain allocated pursuant to Subsection 1(c); in either case limited to the excess of the Tax Net Capital Gain allocated under Subsection 3(a) to holders of SCUs or S-SCUs and holders of Common Units received on a conversion or redemption of SCUs or S-SCUs in connection with allocations of Net Capital Gain under Subsection 1(c) over the Special Tax Distributions made to such Partners;

(iv) Fourth, Gross Income shall be allocated to the relevant Partner, on account of L-SCUs, K-SCUs or Common Units received on a conversion or redemption of L-SCUs or K-SCUs in an amount equal to the amount of cash distributed to such Partner in respect of such L-SCUs, K-SCUs or Common Units pursuant to Subsections 6.2(c)(i), (ii) and (iii) and Subsections 6.2(e)(i), (ii) and (iii) (the “Target Amount”).  The character of the items of Gross Income allocated to the relevant Partners pursuant to this subsection (iv) shall proportionately reflect the relative amounts of the Partnership’s Gross Income having such character for such year (such that if, for example, X% of the Partnership’s Gross Income for such year consisted of net capital gain, then X% of the Gross Income allocated under this Subsection (iv) would consist of net capital gain); provided, however, that such items shall not include items described in Subsection (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Subsection 3(a) corresponding to the items of Gross Income allocated pursuant to this Subsection 1(a)(iv) will equal the Target Amount.  If the amount of such items differs from the Target Amount, the items of Gross Income allocated pursuant to this Subsection 1(a)(iv) shall be adjusted to cause the amount of such tax items to equal the Target Amount;

(v) Fifth, Gross Income shall be allocated to the relevant Partner, on account of the Common Units issued in conjunction with the Panama City Mall contribution, in an amount equal to the amount of cash distributed to such Partner pursuant to Section 6.2 of the Partnership Agreement.  The character of the items of Gross Income allocated to the relevant Partners pursuant to this subsection (v) shall proportionately reflect the relative amounts of the Partnership’s Gross Income having such character for such year (such that if, for example, X% of the Partnership’s Gross Income for such year consisted of net capital gain, then X% of the Gross Income allocated under this Subsection (v) would consist of net capital gain); provided, however, that such items shall not include items described in Subsection (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Subsection 3(a) corresponding to the items of Gross Income allocated pursuant to this Subsection 1(a)(v) will equal the Target Amount.  If the amount of such items differs from the Target Amount, the items of Gross Income allocated pursuant to this Subsection

1(a)(iv) shall be adjusted to cause the amount of such tax items to equal the Target Amount;

(vi) Sixth, any remaining Net Income and Net Losses (taking into account in determining such Net Income or Net Losses the allocation of Gross Income provided for in subsections (a)(iii), (a)(iv), and (a)(v) above) shall be allocated among the Partners, on account of their Common Units other than Common Units received on a conversion or redemption of SCUs, S-SCUs, L-SCUs or K-SCUs, in accordance with their proportionate ownership of Common Units other than Common Units received on a conversion or redemption of SCUs, S-SCUs, L-SCUs or K-SCUs (except as otherwise required by the Regulations).

(b) Except as otherwise provided herein, in each tax year in which there is not sufficient Gross Income and Net Income to make all of the allocations described in subsections (a)(i) through (a)(v) above, Gross Income, Net Income and Net Loss of the Partnership for such tax year shall be allocated among the Partners in the following order and priority:

(i) First, Net Income shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess of (A) the amount of Net Cash Flow distributed to such Partner pursuant to Subsections 6.2(a)(i) and (ii) and Subsection 6.2(f) (but only to the extent of the Preferred Distribution Requirement and Preferred Distribution Shortfalls) for the current and all prior Partnership tax years over (B) the amount of Net Income previously allocated to such Partner pursuant to this Subsection (b)(i) or pursuant to Subsection (a)(i);

(ii) Second, for any Partnership tax year ending on or after a date on which Preferred Units are redeemed, Net Income (or Net Losses) shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts for the Preferred units that have been or are being redeemed during such Partnership tax year over the Preferred Unit Issue Price of such Preferred Units;

(iii) Third, Gross Income, to the extent not previously taken into account in making the allocations required under Subsections (a)(i) and (a)(ii), shall be allocated to the relevant Partner, on account of SCUs or S-SCUs, or Common Units received on a conversion or redemption of such SCUs or S-SCUs in an amount equal to the Target Amount.  The character of the items of Gross Income allocated to the relevant Partners pursuant to this Subsection (iii) shall proportionately reflect the relative amounts of the Partnership’s Gross Income having such character for such year, excluding from such Gross Income, Net Capital Gain allocated pursuant to Subsection 1(c) below; provided, however, that such items shall not include items described in Subsection (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Subsection 3(a) corresponding to the items of Gross Income allocated pursuant to this Subsection 1(b)(iii) will equal the Target Amount.  If the amount of such items differs from the Target Amount, the items of Gross Income allocated pursuant to this Subsection 1(b)(iii) shall be adjusted to cause the amount of such tax items to equal the Target Amount.  For purposes of determining the amount of cash distributed to such Partners, Special Tax Distributions shall not be taken into account, and Extraordinary Return of Capital Distributions shall be taken into account only to the extent that the amount of such Extraordinary Return of Capital Distributions exceed the aggregate of the Excess Allocations made to such Partners.  For this purpose, “Excess Allocations” mean the excess of the Tax Net Capital Gain allocated under Subsection 3(a) to holders of SCUs or S-SCUs, and holders of Common Units received on a conversion or redemption of SCUs or S-SCUs in connection with allocations of Net Capital Gain under Subsection 1(c) over the Special Tax Distribution made to such Partners.  A distribution shall be treated as an Extraordinary Return of Capital Distribution to the extent that such distribution is reasonably attributable to (x) Net Financing Proceeds or (y) proceeds allocable to a transaction generating Net Capital Gain allocated pursuant to Subsection 1(c); in either case limited to the excess of the Tax Net Capital Gain allocated under Subsection 3(a) to holders of SCUs or S-SCUs, and holders of Common Units received on a conversion or redemption of SCUs or S-SCUs in connection with allocations of Net Capital Gain under Subsection 1(c) over the Special Tax Distributions made to such Partners.

(iv) Fourth, Gross Income, to the extent not previously taken into account in making the allocations required under Subsections (a)(i), (a)(ii), or (a)(iii) shall be allocated to the relevant Partner, on account of L-SCUs, K-SCUs or Common Units received on a conversion or redemption of such L-SCUs or K-SCUs in an amount equal to the Target Amount.  The character of the items of Gross Income allocated to the relevant Partners pursuant to this Subsection (b)(iv) shall proportionately reflect the relative amounts of the Partnership’s Gross Income having such character for such year (such that if, for example, X% of the Partnership’s Gross Income for such year consisted of net capital gain, then X% of the Gross Income allocated under this Subsection (iv) would consist of net capital gain); provided, however, that such items shall not include items described in Subsection (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Subsection 3(a) corresponding to the items of Gross Income allocated pursuant to this Subsection 1(b)(iv) will equal the Target Amount.  If the amount of such items differs from the Target Amount, the items of Gross Income allocated pursuant to this Subsection 1(b)(iv) shall be adjusted to cause the amount of such tax items to equal the Target Amount;

(v) Fifth, Gross Income (to the extent not previously taken into account in making the allocations required under Subsections (a)(i), (a)(ii), (a)(iii), or (a)(iv)) shall be allocated to the relevant Partner, on account of Common Units issued in conjunction with the Panama City Mall contribution as defined herein below.  The character of the items of Gross Income allocated to the relevant Partners pursuant to this Subsection (v) shall proportionately reflect the relative amounts of the Partnership’s Gross Income having such character for such year (such that if, for example, X% of the Partnership’s Gross Income for such year consisted of net capital gain, then X% of the Gross Income allocated under this Subsection (v) would consist of net capital gain); provided, however, that such items shall not include items described in Subsection (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Subsection 3(a) corresponding to the items of Gross Income allocated pursuant to this Subsection 1(b)(v) will equal the Target Amount.  If the amount of such items differs from the Target Amount, the items of Gross Income allocated pursuant to this Subsection 1(b)(v) shall be adjusted to cause the amount of such tax items to equal the Target Amount;

(vi) Sixth, any remaining Net Income and Net Losses (taking into account in determining such Net Income or Net Losses the allocation of Gross Income provided for in Subsections (b)(iii), (b)(iv), and (b)(v) above) shall be allocated among the Partners, on account of their Common Units other than Common Units received on a conversion or redemption of SCUs, S-SCUs, L-SCUs or K-SCUs, in accordance with their proportionate ownership of Common Units other than common units received on a conversion or redemption of SCUs, S-SCUs, L-SCUs or K-SCUs (except as otherwise required by the Regulations).

(c) Notwithstanding Subsections (a)(iii) and (a)(vi), and Subsections (b) (iii) and (b)(vi), above, holders of SCUs or S-SCUs and holders of Common Units received upon a conversion or redemption of SCUs or S-SCUs may be allocated their proportionate share of Net Capital Gain recognized by the Partnership in a taxable year (in accordance with their proportionate ownership of the aggregate number of SCUs, S-SCUs and Common Units, counting each SCU or S-SCU, as applicable, as the number of Common Units into which it is convertible in accordance with Exhibit E or Exhibit H as applicable), in addition to the amount specified in Subsection (a)(iii) above and Subsection (b)(iii) above, if each of the following requirements is satisfied:

(i) the Partnership shall have distributed to each holder of SCUs and S-SCUs in cash pursuant to Subsection 6.2(a)(iv) or 6.2(b)(ii) for the last quarter of such taxable year an amount equal to the Basic Distribution Amount or the S-SCU Basic Distribution Amount, as applicable (determined without taking into account any Special Tax Distribution);

(ii) during such taxable year, the Partnership has recognized Net Capital Gain in connection with a sale of, condemnation of or disposition of one or more Properties;

(iii) the Partnership has made or will make prior to January 30, of the following tax year a cash distribution (a “Special Tax Distribution”) to the Partners, and the portion of such Special Tax Distribution made (x) to the holders of SCUs and holders of Common Units received upon a conversion or redemption of SCUs equals or exceeds the product of the maximum combined federal, Ohio and Cleveland rates imposed on net capital gains of the applicable holding period (taking into account recapture, if applicable, and the deductibility of state and local taxes) multiplied by the amount of Tax Net Capital Gain allocated under Subsection 3(a) to holders of SCUs and holders of Common Units received upon a conversion or redemption of SCUs in connection with the allocation under this Subsection 1(c) of Net Capital Gain to such holders, and (y) to the holders of S-SCUs and holders of Common Units received upon a conversion or redemption of S-SCUs equals or exceeds the product of the maximum combined federal, Ohio and Cleveland rates imposed on net capital gains of the applicable holding period (taking into account recapture, if applicable, and the deductibility of state and local taxes) multiplied by the amount of Tax Net Capital Gain allocated under Subsection 3(a) to holders of S-SCUs and holders of Common Units received upon a conversion or redemption of S-SCUs in connection with the allocation under this Subsection 1(c) of Net Capital Gain to such holders.  For these purposes, Tax Net Capital Gain means net capital gain, as determined for federal income tax purposes, which is governed by Subsection 3(a) and not Subsection 3(c) hereof.  For the avoidance of doubt, no portion of any Special Tax Distribution will be taken into account when determining whether the Partnership has satisfied the distribution requirement of Subsections 6.2(a)(iii), 6.2(a)(iv), 6.2(b)(i) and 6.2(b)(ii);

(iv) (A)  [intentionally left blank]

(B)  with respect to Special Tax Distributions to be made within two years of the Closing Date provided for in the Contribution and Exchange Agreement for Monroeville Mall, the Special Tax Distribution will not cause the aggregate distributions to a holder of S-SCUs or a holder of Common Units received on a conversion or redemption of S-SCUs, other than distributions to such holder in respect of the S-SCU Basic Distribution Amount, to exceed the product of (x) the lesser of such holder’s percentage interest in Partnership profits for the year in which the Special Tax Distribution is made or such holder’s percentage interest in Partnership profits for the life of the Partnership (as determined for purposes of Regulations Section 1.707-4(b)) and (y) the Partnership’s net cash flow from operations for the year in which the Special Tax Distribution is made (as determined for purposes of Regulations Section 1.707-4(b)).

(d) Notwithstanding Subsections (a)(iv) and (a)(vi), and Subsections (b)(iv) and (b)(vi) above, holders of L-SCUs shall be allocated Gross Income in excess of the amount in Subsections (a)(iv) and (b)(iv) above if and only if (i) all other Common Unit holders have received an income and/or gain allocation equivalent to their cash distributions, and (ii) such allocation of income and/or gain to holders of the L-SCUs is in an amount equivalent to their pro rata portion, treating each SCU, S-SCU, L-SCU and K-SCU as the number of Common Units into which such SCU, S-SCU, L-SCU and K-SCU are convertible pursuant to Exhibit E, Exhibit H, Exhibit J or Exhibit K, as applicable, of the aggregate of the income and/or gain remaining after the other Common Unit holders have been allocated income and/or gain in an amount equivalent to the cash distributions that they received for such fiscal year.

(e) Notwithstanding Subsections (a)(iv) and (a)(vi), and Subsections (b)(iv) and (b)(vi) above, holders of K-SCUs and holders of Common Units received upon a conversion or redemption of K-SCUs shall be allocated Gross Income in excess of the amount in Subsections (a)(iv) and (b)(iv) above if and only if (i) all other Common Unit holders have received an income and/or gain allocation equivalent to their cash distributions and (ii) such allocation of income and/or gain to holders of the K-SCUs is in an amount equivalent to their pro rata portion, treating each SCU, S-SCU, L-SCU and K-SCU as the number of Common Units into which such SCU, S-SCU, L-SCU and K-SCU is convertible pursuant to Exhibit E, Exhibit H, Exhibit J or Exhibit K, as applicable, of the aggregate of the income and/or gain remaining after the other Common Unit holders have been allocated income and/or gain in an amount equivalent to the cash distributions that they received for such fiscal year.

(f) Notwithstanding Subsections (a)(v) and (a)(vi), and Subsections (b)(v) and (b)(vi), above, holders of Common Units issued in conjunction with the Panama City Mall contribution as defined hereinbelow, shall be allocated Gross Income in excess of the amount in Subsections (a)(v) and (b)(v) above if and only if (i) all other Common Unit holders have received an income and/or gain allocation equivalent to their cash distributions, and (ii) such allocation of income and/or gain to holders of the L-SCUs is in an amount equivalent to their pro rata portion, treating each SCU, S-SCU, L-SCU and K-SCU as the number of Common Units into which such SCU, S-SCU, L-SCU and K-SCU are convertible pursuant to Exhibit E, Exhibit H, Exhibit J or Exhibit K, as applicable, of the aggregate of the income and/or gain remaining after the other Common Unit holders have been allocated income and/or gain in an amount equivalent to the cash distributions that they received for such fiscal year.

(g) Notwithstanding Subsections (a), (b), (c), (d), (e) and (f), Net Income and Net Losses from a Liquidation Transaction shall be allocated as follows:

(i) First, Net Income (or Net Losses) from the Liquidation Transaction shall be allocated to the relevant Partner, in connection with the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts of the Preferred Units which have been or will be redeemed with the proceeds of the Liquidation Transaction over the Preferred Unit Issue Price of such Preferred Units;

(ii) Second, Net Income (or Net Losses) from the Liquidation Transaction shall be allocated among the Partners owning SCUs, S-SCUs, L-SCUs, K-SCUs or Common Units so that the Capital Accounts of the Partners (excluding from the Capital Account of any Partner the amount attributable to such Partner’s Preferred Units) are proportional to the number of Common Units held by each Partner.  For purposes of this Subsection (ii), each SCU, S-SCU, L-SCU or K-SCUs shall be treated as the number of Common Units into which the SCU, S-SCUs, L-SCUs or K-SCUs are convertible pursuant to the terms of Exhibit E, Exhibit H, Exhibit J or Exhibit K, as applicable, to the Agreement.

(iii) Third, any remaining Net Income or Net Losses from the Liquidation Transaction shall be allocated among the Partners owning SCUs, S-SCUs, L-SCUs, K-SCUs or Common Units in accordance with their proportionate ownership of Common Units.  For purposes of this Subsection (iii), each SCU, S-SCU, L-SCU or K-SCU shall be treated as the number of Common Units into which the SCU, S-SCU, L-SCU or K-SCU is convertible pursuant to the terms of Exhibit E, Exhibit H, Exhibit J or Exhibit K, as applicable, to the Agreement.

2.           Special Allocations.
Notwithstanding any provisions of Section 1 of this Exhibit C, the following special allocations shall be made in the following order:

(a)           Minimum Gain Chargeback (Nonrecourse Liabilities).  If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner’s share of the net decrease in Partnership Minimum Gain.  The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f).  This Subsection (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith.  Allocations pursuant to this Subsection (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

(b)           Minimum Gain Attributable to Partner Nonrecourse Debt.  If there is a net decrease in minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner’s share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt.  The items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(i)(4) and (j)(2).  This Subsection (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said sections of the Regulations and shall be interpreted consistently therewith.  Allocations pursuant to this Subsection (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

(c)           Qualified Income Offset.  In the event a Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible.  This Subsection (c) is intended to constitute a “qualified income offset” under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)           Nonrecourse Deductions.  Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their proportionate ownership of Common Units other than Common Units issued on a redemption or conversion of SCUs, S-SCUs L-SCUs or K-SCUs.

(e)           Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Sections 1.704-2(b)(4) and (i)(1)).

           (f)           Curative Allocations.  The Regulatory Allocations (as defined below) shall be taken into account in allocating other items of income (including Gross Income), gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership Items under Sections 1 and 2 of this Exhibit C shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred.  To the extent that there is an allocation under Subsection 2(a) or (b) hereof of Partnership income or gain to a holder of SCUs, S-SCUs, L-SCUs, K-SCUs or Common Units issued on a redemption or conversion of SCUs, S-SCUs, L-SCUs or K-SCUs, there will be a correspondingly smaller allocation of Gross Income to such holder under Sections 1(a)(iii), 1(a)(iv),l(b)(iii), or 1(b)(iv) hereof.  This Subsection (f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.  For purposes hereof, “Regulatory Allocations” shall mean the allocations provided under this Section 2.

3.           Tax Allocations.

(a)           Generally.  Subject to Subsections (b) and (c) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, “Tax Items”) shall be allocated among the Partners on the same basis as their respective book items.

(b)           Sections 1245/1250 Recapture.  If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Section 1245 or 1250 (“Affected Gain”), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Section 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Subsection (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Section 1245 and/or 1250 not applied.  For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

(c)           Allocations Respecting Section 704(c) and Revaluations: Curative Allocations Resulting from the Ceiling Rule.  Notwithstanding Subsection (b) hereof, Tax Items with respect to Partnership property that is subject to Code Section 704(c) and/or Regulation Section 1.704-1(b)(2)(iv)(f) (collectively, “Section 704(c) Tax Items”) shall be allocated in accordance with said Code section and/or Regulation Section 1.704-1(b)(4)(i), as the case may be.  The allocation of Tax Items shall be subject to the ceiling rule stated in Regulation Section 1.704-1(c) and Regulation Section 1.704-3, except that with respect to the properties contributed to the Partnership (the “Jacobs Properties”) pursuant to the Master Contribution Agreement dated September 25, 2000 among Jacobs Realty Investors Limited Partnership, CBL & Associates Properties, Inc., CBL & Associates Limited Partnership and others (as amended, the “Master Contribution Agreement”), the property (“Monroeville Mall”) contributed to the Partnership pursuant to the Contribution and Exchange Agreement for Monroeville Mall, the property (“Laurel Park Place”) contributed to the Partnership pursuant to the Contribution and Exchange Agreement for Laurel Park Place and the property (“Panama City Mall”) contributed to the Partnership pursuant to the Contribution and Exchange for Panama City Mall, and Oak Park Mall and Eastland Mall (collectively, the “CWB Properties”) contributed to the Partnership pursuant to Contribution Agreements and Joint Escrow Instructions dated as of October 19, 2005, curative allocations of gain recognized on a disposition of a direct or indirect interest in a

Jacobs Property, Monroeville Mall, Laurel Park Place, Panama City Mall or a CWB Property may be made to the extent permitted in Regulation Section 1.704-3(c) respectively.  The Partnership shall allocate items of income, gain, loss and deduction allocated to it by a Property Partnership to the Partner or Partners contributing the interest or interests in such Property Partnership, so that, to the greatest extent possible, such contributing Partner or Partners are allocated the same amount and character of items of income, gain, loss and deduction with respect to such Property Partnership that they would have been allocated had they contributed undivided interests in the assets owned by such Property Partnership to the Partnership in lieu of contributing the interest or interests in the Property Partnership to the Partnership.  Notwithstanding the above, with respect to property contributed to the Partnership after the date hereof, such Section 704(c) Tax Items may be allocated under such method selected by the General Partner that is consistent with the Section 704(c) Regulations.

4.            Certain Allocations of Depreciation and Loss.  Notwithstanding anything in this Exhibit C to the contrary, depreciation, amortization, gain and loss attributable to an adjustment under Section 743 or Section 734 of the Code of the federal income tax basis of Partnership assets (including adjustments made prior to or after the contribution of the relevant assets or indirect interests therein to the Partnership) shall be allocated to the direct or indirect partner, or such partner’s successor or assign, whose death or acquisition of a direct or indirect interest gave rise to the adjustments, except to the extent such allocations would not be valid as a result of a change in tax law occurring after the date of the Master Contribution Agreement.

5.           Clarification Regarding L-SCUs’ Conversion to Common Units.  Throughout this Exhibit C, reference is made to “L-SCUs or Common Units received on a conversion or redemption of such L-SCUs” or words to similar effect.  The terms and rights of the L-SCUs are set forth on Exhibit J of the Partnership Agreement and such rights do not include the right on the part of the holder of L-SCUs to convert such L-SCUs to Common Units in all circumstances.  However, circumstances may arise where holders of L-SCUs receive Common Units in exchange for or in redemption of L-SCUs, i.e., on a Recapitalization Transaction as defined in Exhibit J.  The references to L-SCUs being converted to Common Units or Common Units being received in redemption of L-SCUs as set forth above shall not be construed as amending, reducing, expanding or otherwise changing the terms and rights of the L-SCUs as set forth on Exhibit J.

EXHIBIT D

Rights Terms

The Rights granted to the Limited Partners pursuant to Section 11.1 hereof shall be subject to the following terms and conditions:

1.           Definitions.  Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement, and, in addition, the following terms and phrases shall, for purposes of this Exhibit D and the Agreement, have the meanings set forth below:

“Beneficially Own; Beneficially Owned” shall mean the ownership of shares of Common Stock by a Person who would be treated as an owner of such shares of common Stock either directly or indirectly though the application of Sections 542 and 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and any comparable successor provisions thereto.

“Beneficial Ownership Limit” shall mean (A) with respect to any Person other than members of the Lebovitz Group and the Wolford Group, 6% of the outstanding Capital Stock of the Company, (B) with respect to the Lebovitz Group, 23% of the outstanding Capital Stock of the Company and (C) with respect to the Wolford Group, 8% of the outstanding Capital Stock of the Company, in each case, determined by (i) number of shares outstanding, (ii) voting power or (iii) value (as determined by the Company’s board of directors), whichever produces the smallest holding of Capital Stock under the three methods, and computed taking into account all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under existing options and Exchange Rights that have not been exercised or deferred stock that has not vested.

“Constructively Own; Constructively Owned” shall mean the ownership of shares of Common Stock by a Person who would be treated as an owner of such shares of Common Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code, and any comparable successor provisions thereto.

“Constructive Ownership Limit” shall mean (A) with respect to any Person other than members of the Lebovitz Group and the Wolford Group, 6% of the outstanding Capital Stock of the Company, (B) with respect to the Lebovitz Group, 23% of the outstanding Capital Stock of the Company and (C) with respect to the Wolford Group, 8% of the outstanding Capital Stock of the Company, in each case, determined by (i) number of shares outstanding, (ii) voting power or (iii) value (as determined by the Company’s board of directors), whichever produces the smallest holding of Capital Stock under the three methods, and computed taking into account all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under existing options and Exchange Rights that have not been exercised or deferred stock that has not vested; provided however, that members of the Lebovitz Group or the Wolford Group shall be subject to a Constructive Ownership Limit of 9.9% of the outstanding Capital Stock of the Company at all times that (x) members of the Lebovitz Group or the

Wolford Group Constructively Own (i) 10% or more of either the total combined voting power of all classes of stock entitled to vote or the total number of all classes of stock entitled to vote or the total number of outstanding shares of stock of any Tenant that is treated as a corporation for federal income tax purposes or (ii) an interest of 10% or more in the assets or net profits of any Tenant that is not treated as a corporation for federal income tax purposes and (y) the aggregate amount of income derived by the Company in its immediately preceding taxable year from such Tenants whose ownership is described in clause (x) hereof exceeded the amount derived from Tenants on November 3, 1993, adjusted as provided herein.

“Election Notice” shall mean the written notice to be given by the Company to the Exercising Partners in accordance with the provisions of Section 6 hereof in response to the receipt by the Company of an Exchange Notice from such Exercising Partners, the form of which Election Notice is attached hereto as Schedule 2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

“Exchange Consideration” shall have the meaning set forth in Section 5 hereof.

“Exchange Notice” shall have the meaning set forth in Subsection 2(a) hereof.

“Exchange Rights” shall have the meaning set forth in Subsection 2(a) hereof.

“Exercising Partners” shall have the meaning set forth in Section 2 hereof.

“Grandfathered Related Party Tenant” shall mean any Tenant which is a Related Party Tenant at the time that the Agreement of which this Exhibit is a part is entered into, as set forth on Schedule 4 hereto.

“Hart-Scott Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Independent” shall have the meaning set forth in the Amended and Restated Certificate of Incorporation of the Company.

“Lebovitz Group” shall mean (i) Charles B. Lebovitz and (ii) any Beneficial Owner or Constructive Owner of shares of Common Stock whose shares of Common Stock are Beneficially Owned or Constructively Owned by Charles B. Lebovitz or members of his family.

“Offered Units” shall mean the Common Units of the Exercising partners identified in an Exchange Notice which, pursuant to the exercise of Exchange Rights, can be acquired by the Company under the terms hereof.

“Ownership Limit” shall mean the Beneficial Ownership Limit or the Constructive Ownership Limit, as appropriate.

“Registration Rights” shall mean the registration right attributable to shares of Common Stock, if any, issued to Limited Partners in accordance with the provisions hereof, as set forth in Schedule 3 hereto.

“Related Party Tenant” shall mean any Tenant with 10% or more of either the total combined voting power of all classes of stock entitled to vote or the total number of outstanding shares of stock of which, in the case of a corporate Tenant, or 10% or more of the assets or net profits of which, in the case of a non-corporate Tenant, is Constructively Owned by members of the Lebovitz Group or the Wolford Group.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor statute.

“Tenant” shall mean any Person that rents real property owned, directly or indirectly, by the Company or the Partnership.

“Wolford Group” shall mean (i) James L. Wolford and (ii) any Beneficial Owner or Constructive Owner of shares of Common Stock whose shares of Common Stock are Beneficially Owned or Constructively Owned by James L. Wolford or members of his family.

2.           Delivery of Exchange Notices.  Any one or more Limited Partners (“Exercising Partners”) may, subject to the limitations set forth herein, deliver to the Company written notice (the “Exchange Notice”) pursuant to which such Exercising Partners elect to exercise their Right to exchange (the “Exchange Rights”) all or any portion of their Common Units for Exchange Consideration subject to the limitations contained in Sections 3 and 4 below.

3.           Exercise Subject to Ownership Limit.  Exchange Rights may be exercised at any time and from time to time, to the extent that, upon exercise of the Exchange Rights, the Exercising Partner shall not, on a cumulative basis, Beneficially Own or Constructively Own shares of Common Stock including shares of Common Stock to be issued in connection with the exercise of such Exchange Rights, in excess of the applicable Ownership Limit.  If an Exchange Notice is delivered to the Company, but as a result of the applicable Ownership Limit or as a result of restrictions contained in the Certificate of Incorporation of the Company, the Exchange Rights cannot be exercised in full, the Exchange Notice shall be deemed to be modified such that the Exchange Rights shall be exercised only to the extent permitted under the applicable Ownership Limit under the Certificate of Incorporation of the Company, and the Exchange Notice with respect to the remainder of such Exchange Rights shall be deemed to have been withdrawn.

4.           Limitation on Exercise of Exchange Rights.  Exchange Rights may be exercised at any time and from time to time, provided however, that, except with the prior written consent of the General Partner, (a) only one (1) Exchange Notice may be delivered to the Company by any Limited Partners during any consecutive 12-month period; and (b) no Exchange Notice may be delivered with respect to Common Units having a value of less than $250,000 or result in the exchanging Limited Partner owning Common Units having a value of less than $250,000 after giving effect to the exchange, in each case calculated by multiplying the Common Stock Amount with respect to such Common Units by the Current Per Share Market Price.

5.           Computation of Exchange Consideration/Form of Payment.  The exchange consideration (“Exchange Consideration”) payable by the Company to each Exercising Partner shall be equal to the Common Stock Amount with respect to the Offered Units multiplied by the Current Per Share Market Price, each computed as of the date on which the Exchange Notice was delivered to the Company (the “Computation Date”).  The Exchange Consideration shall, in the sole and absolute discretion of the Company, be paid in the form of (a) cash, or cashier’s or certified check or by wire transfer of immediately available funds to the Exercising Partner’s designated account or (b) subject to the applicable Ownership Limit, by the issuance by the Company of a number of shares of its Common Stock equal to the Common Stock Amount with respect to the Offered Units or (c) subject to the applicable Ownership Limit, any combination of cash and Common Stock (valued at the Current Per Share Market Price).

6.           Closing; Delivery of Election Notice.  Within thirty (30) days after receipt by the Company of any Exchange Notice delivered in accordance with the requirements of Sections 2 and 4 hereof, the Company shall deliver to the Exercising Partners a notice (an “Election Notice”), which Election Notice shall set forth the computation of the Exchange Consideration and shall specify the form of the Exchange Consideration (which shall be in accordance with Section 5 hereof) to be paid by the Company to such Exercising Partners and the date, time and location for completion of the purchase and sale of the Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of Offered Units with respect to which the Company has elected to pay the Exchange Consideration by issuance of shares of Common Stock, the later of (i) ten (10) days after delivery by the Company of the Election Notice for Offered units and (ii) the expiration or termination of the waiting period applicable to each Exercising Partner, if any, under the Hart-Scott Act or (B) in the case of Offered Units with respect to which the Company has elected to pay the Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the Exchange Notice for such Offered Units; provided however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the Offered Units.  Notwithstanding the foregoing, the Company agrees to use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible.

7.           Adjustment to Exchange Consideration.  If the Company elects to pay all or any portion of the Exchange Consideration in cash and if, as a result thereof, the Company elects to raise such cash through a public offering of its securities, borrowings or otherwise, the aggregate Exchange Consideration computed under Section 5 above shall be reduced by an amount (“Transaction Expenses”) equal to the expenses incurred by the Company in connection with such raising of funds allocable to the amounts required to pay the Exchange Consideration hereunder; provided however, notwithstanding the foregoing, the Exchange Consideration shall not be reduced hereunder by an amount exceeding 5% of the Exchange Consideration computed without regard to the adjustment for Transaction Expenses.

8.           Closing Deliveries.  At the closing of the purchase and sale of Offered Units, payment of the Exchange consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Exercising Partner with respect to (x) its due authority to sell all of the right, title and interest in and to such Offered Units to the Company, (y) the status of the Offered Units being sold, free and clear of all

Liens and (z) its intent to acquire the Common Stock for investment purposes and not for distribution, and (B) the Company with respect to due authority for the purchase of such Offered Units, and (ii) to the extent that any shares of Common Stock are issued in payment of the Exchange Consideration or any portion thereof, (A) an opinion of counsel for the Company, reasonably satisfactory to the Exercising Partners, to the effect that (I) such shares of Common Stock have been duly authorized, are validly issued, fully-paid and non-assessable and (II) issuance of such shares will not violate the Ownership Limit, and (B) a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name of the Exercising Partner or its designee with an appropriate legend reflecting that such shares are not registered under the Securities Act of 1933, as amended, and may not be offered or sold unless registered pursuant to the provisions of such act or an exemption therefrom is available as established by an opinion of counsel satisfactory to the Company.

9.  Term of Rights.  Unless sooner terminated, the rights of the parties with respect to the Rights shall commence as of the date hereof and lapse for all purposes and in all respects on November 3, 2043; provided however, that the parties hereto shall continue to be bound by an Exchange Notice delivered to the Company prior to such date.  Notwithstanding any provisions of this Exhibit to the contrary, Exchange Rights associated with Exchange Rights held by members of the Lebovitz Group or the Wolford Group shall terminate, to the extent necessary to reduce the Constructive Ownership of the members of the Lebovitz Group or the Wolford Group to 9.9% of the value of the outstanding Common Stock (treating, for these purposes, shares of Common Stock subject to Exchange Rights associated with Rights held by members of the Lebovitz Group or the Wolford Group, as applicable, as outstanding), immediately if:

(a) the Constructive Ownership by the members of the Lebovitz Group of any Grandfathered Related Party Tenant increases;

(b) there comes to be a Related Party Tenant other than a Grandfathered Related Party Tenant;

(c)  the rent from Related Party Tenants to be taken into account for purposes of Section 856(d) of the Code in annual amounts exceeds the amounts derived from Related Party Tenants on the date of the Initial Public Offering or such other amount as a majority of the independent members of the board of directors of the Company shall determine; or

(d)  there is an increase (as determined on an annualized basis at the time of any rental payment) of more than 5% in the rental payments derived by the Company or the Partnership from a Grandfathered Related Party Tenant with respect to any real property owned, directly or indirectly, by the Company or the Partnership over the rental payments made by such Grandfathered Related Party Tenant with respect to such real property at the time that the Agreement of which this Exhibit is a part is entered into.

10.  Covenants of the Company.  To facilitate the Company’s ability to fully perform its obligations hereunder, the Company covenants and agrees as follows:

(a)  At all times during the pendency of the Rights, the Company shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the Company to issue such shares in full payment of the Exchange Consideration in regard to all Common Units which are from time to time outstanding.

(b)  As long as the Company shall be obligated to file periodic reports under the Exchange Act, the Company will timely file such reports in such manner as shall enable any recipient of Common Stock issued to Limited Partners hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

(c)  During the pendency of the Rights, the Limited Partner Representatives shall receive in a timely manner all reports filed by the Company with the SEC and all other communications transmitted from time to time by the Company to its shareholders generally.

(d)  The Company shall not issue or sell any shares of Common Stock or other equity securities or any instrument convertible into any equity security for a consideration less than the fair value of such Common Stock or other equity security, as determined in each case by the board of directors of the Company, in consultation with the Company’s professional advisors, and under no circumstances shall the Company declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of Limited partners under this Exhibit and the Agreement.

(e)  Notwithstanding the Company’s determination as to the form in which the Exchange Consideration shall be payable, the Company shall be required to pay the Exchange Consideration by cashier’s check or wire transfer of New York clearing house funds to the extent that payment by issuance of Common Stock would disqualify the Company from being characterized as a real estate investment trust under the Code.

11.  Limited Partners’ Covenant.  Each Limited Partner covenants and agrees with the Company that all Offered Units tendered to the Company in accordance with the exercise of Rights herein provided shall be delivered to the Company free and clear of all Liens and should any Liens exist or arise with respect to such Units, the Company shall be under no obligation to acquire the same unless, in connection with such acquisition, the Company has elected to pay such portion of the Exchange Consideration in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration and the Company is expressly authorized to apply such portion of the Exchange Consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full.  Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Offered Units to the Company (or its designee), such Limited Partner shall assume and pay such transfer tax.

12.  Registration Rights.  The Limited Partners shall have the Registration Rights set forth in Schedule 3 hereof with respect to shares of Common Stock acquired hereunder.

EXHIBIT D   SCHEDULE 1

EXCHANGE NOTICE

To:           CBL & Associates Limited Partnership

Reference is made to that certain Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated June 15, 2005 (the “Partnership Agreement”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement.  Pursuant to Article XI and Section 2 of Exhibit D of the Partnership Agreement, each of the undersigned, being a limited partner of the Partnership (an “Exercising Partner”), hereby elects to exercise its Exchange Rights as to a portion or portions of its Partnership Units all as specified opposite its signature below:

Dated: ________________

   Number of
     Offered
              Exercising Partner                                                                         Units

Exercising Partners:

___________________________________

___________________________________

EXHIBIT D    SCHEDULE 2

ELECTION NOTICE

To:           All Exercising Partners

Reference is made to that certain Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated June 15, 2005 (the “Partnership Agreement”).  All capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement.  Pursuant to Section 6 of Exhibit D to the Partnership Agreement, the undersigned, being the General Partner of the Partnership, hereby notifies the Exercising Partners that (a) the Exchange Consideration for the Offered Units as to which the Exchange Rights are being or are deemed to be exercised is $_____ , the computation of which is set forth on an attachment hereto; (b) $_______ of the Exchange Consideration is payable in cash and the balance thereof is payable by issuance of _______ shares of Common Stock; and (c) the closing of the purchase and sale of the Offered Units as to which the Exchange Rights are being or are deemed to be exercised shall take place at the offices of  __________________ at _______ a.m., local time, on ____________.

Dated: ___________________________

CBL HOLDINGS I,  INC.,
a Delaware corporation

By:          _______________________________

Its:   ___________________________

EXHIBIT D SCHEDULE 3

REGISTRATION RIGHTS

TABLE OF CONTENTS

ARTICLE I.

REGISTRATION STATEMENT

SECTION 1.1.                                           REGISTRATION STATEMENT………………………………….
SECTION 1.2.                                           RESTRICTIONS ON SALES BY HOLDERS…………………….

ARTICLE II.

REGISTRATION PROCEDURES

SECTION 2.1.                                           REGISTRATION PROCEDURES………………………………...
SECTION 2.2.                                           REGISTRATION EXPENSES…………………………………….

ARTICLE III.

INDEMNIFICATION

SECTION 3.1.                                           INDEMNIFICATION BY THE COMPANY……………………..
SECTION 3.2.                                           INDEMNIFICATION BY THE HOLDERS………………………
SECTION 3.3.                                           CONDUCT OF INDEMNIFICATION PROCEEDINGS…………
SECTION 3.4.                                           CONTRIBUTION………………………………………………….

ARTICLE IV.

MISCELLANEOUS

SECTION 4.1.                                           CERTAIN OTHER OBLIGATIONS OF THE COMPANY………
SECTION 4.2.                                           SUCCESSORS AND ASSIGNS…………………………………...
SECTION 4.3.                                           AMENDMENTS AND WAIVERS………………………………..
SECTION 4.4.                                           NOTICES…………………………………………………………...
SECTION 4.5.                                           SPECIFIC PERFORMANCE………………………………………
SECTION 4.6.                                           HEADINGS………………………………………………………...
SECTION 4.7.                                           SEVERABILITY…………………………………………………...
SECTION 4.8.                                           GOVERNING LAW………………………………………………..

WHEREAS, the Persons listed on Exhibit A to the Partnership Agreement and designated as such (the “Holders”) have been issued Class A Common Units (“Units”) of CBL & Associates Limited Partnership, a Delaware limited partnership (the “Partnership”), which Units are exchangeable for shares of the common stock, par value $.01 per share, of the Company (the “Shares”) pursuant to the terms of certain Contribution and Exchange Agreements between certain Holders and the Partnership and the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 30, 1998, as such agreement may be amended pursuant to the terms thereof (the “Partnership Agreement”).

WHEREAS, in connection with the issuance of the Units to the Holders, the Company has set forth the following terms as set forth herein:

ARTICLE I.

Registration Statement

SECTION 1.1.       Registration Statement.  (a) Promptly, and in any event (except as otherwise provided herein) within 20 business days, after any Holder delivers written notice (a “Registration Request”) to the Company requesting registration of Shares or other Registrable Securities, the Company shall file a registration statement (the “Registration Statement”) under Rule 415 of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “1933 Act”), with the Securities and Exchange Commission (“SEC”) covering resales of all of the Shares which have been or may be obtained upon exchange of the Units and any other Registrable Securities (as hereinafter defined), and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act within three months after the initial filing thereof.  Notwithstanding anything to the contrary in the foregoing, if the Company shall furnish to the Holders making the Registration Request a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that, in the good faith judgment of the board of directors of the Company, it would be significantly disadvantageous to the Company and its stockholders for such Registration Statement to be filed on or before the date filing would be required in accordance with the foregoing, the Company shall have an additional 30 days in which to file such Registration Statement.  The Registration Statement (i) shall be available for the sale of Registrable Securities in accordance with the intended method or methods of distribution by the Selling Holders (as hereinafter defined), other than an underwritten offering, and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith.  The term “Selling Holder” shall mean a Holder of Registrable Securities the public sale of which has been registered under the 1933 Act pursuant to the Registration Statement.  The Company agrees that it shall deliver to any Holder who so requests for its review and comment a copy of the Registration Statement and any amendments and supplements thereto (other than post-effective amendments) prior to filing thereof with the SEC.  Notwithstanding anything in the foregoing to the contrary, the Company shall not be obligated to file such Registration Statement if (x) the Common Stock Amount (as defined in the Partnership Agreement) with respect to the Specified Units (as defined below) multiplied by the Current Per Share Market Price as of the date of such Registration Request of the Specified shares (as defined below) (the product being referred to herein as the “Unit Value”) is less than $3 million or (y) if the Company has filed a Registration Statement with respect to any of the Units issued pursuant to a Contribution and Exchange Agreement with such Holder during the 12 month period preceding such Registration Request.

(b)  Once the Registration Statement becomes effective, the Company shall keep the Registration Statement continuously effective and available for resale of the Registrable Securities until the earliest to occur of (i) the sale of all of the Registrable Securities by the Holders in accordance with the Registration Statement, (ii) the date on which, in the opinion of counsel for the Company, all of the Registrable Securities become eligible for sale pursuant to Rule 144 (or any successor provision to such rule) under the 1933 Act without regard to any volume or manner of sale limitations, of (iii) in the opinion of counsel to the Company, the Registrable Securities may be distributed without registration under the 1933 Act.  Notwithstanding anything to the contrary in the foregoing, if the Company determines that it is necessary to amend or supplement such Registration Statement and if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that, in the good faith judgment of the board of directors of the Company, it would be significantly disadvantageous to the Company and its stockholders for any such Registration Statement to be amended or supplemented, the Company may defer such amending or supplementing of such Registration Statement for not more than 50 days and in such event the Holders shall be required to discontinue disposition of any Registrable Securities covered by such Registration Statement during such period.

(c)  The right of any Holder to give a Registration Request shall be subject to the following:

(i)  Such Holder will certify in such Registration Request that it has a bona fide intention to sell all or a portion of the Shares (the “Specified Shares”), as specified in such Registration Request, which may be obtained upon exchange of any such Units pursuant to the Rights (as defined in the Partnership Agreement), within 12 months after the effective date of such Registration Statement (the Units for which the Specified Shares are exchangeable being herein called the “Specified Units”); and

(ii)  Such Holder shall offer to sell the Specified Units to the Company for a cash purchase price equal to the Unit Value; and

(iii)  The Company may elect not to file such Registration Statement if it shall irrevocably elect, by written notice to such Holder, to accept the offer referred to in Subsection (ii) above within 15 business days after receipt thereof and, in the event of such acceptance, the Company shall be obligated to close the purchase of the Specified Shares within 10 business days after such acceptance.

The provisions of this Subsection 1.01(c) shall not apply with respect to any Holder who holds Registrable Securities that it received pursuant to an exercise of the Rights (as defined in the Partnership Agreement).

(d)  The term “Registrable Securities” shall mean (i) any Shares that have been or may be issued from time to time upon the exchange of the Units (including any additional units of limited partnership interest of the Partnership or any successor entity received in exchange for, or as a dividend or distribution on account of, the Units) pursuant to the Partnership Agreement and other securities issued by the Company in exchange for the Shares and (ii) any securities issued by the Partnership or the Company as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of outstanding Registrable Securities into a greater number of securities (by reclassification, stock split or otherwise).

SECTION 1.2.  Restrictions on Sales by Holders.  If the Company is issuing securities to the public in an underwritten offering (a “Company Offering”) and the managing underwriter for such underwriting requests that the Holders not effect any public sale or distribution of Registrable Securities or any securities convertible into or exchangeable or exercisable for such Registrable Securities, then the Holders shall not be permitted to effect any such public sale or distribution during the 15 calendar day period prior to, and during the 90 calendar day period subsequent to, the date (an “Execution Date”) specified in the Lock-Out Notice (as defined below) as the anticipated date of the execution and delivery of the underwriting agreement (or, if later, a pricing or terms agreement signed pursuant to such underwriting agreement) to be entered into in connection with the Company Offering.  The Execution Date shall be no fewer than 21 calendar days subsequent to the date of delivery of written notice (a “Lock-Out Notice”) by the Company to each Holder of the anticipated execution of an underwriting agreement (or pricing or terms agreement), and the Execution Date shall be specified in the Lock-Out Notice.  The Company may not deliver a Lock-Out Notice unless it is making a good faith effort to pursue and implement the Company Offering.  The Company may not establish Lock-Out Periods for an aggregate period for more than 120 days during any 12-month period.  Any Lock-Out Period may be shortened at the Company’s sole discretion by written notice to the Holders, and the applicable Lock-Out Period shall be deemed to have ended on the date such notice is received by the Holders.  A Lock-Out Period shall be deemed to not have occurred, and a Lock-Out Notice shall be deemed not to have been delivered, if prior to the Execution Date specified above, the Company delivers a written notice (the “Revocation Notice”) to the Holders stating that the Company Offering (the “Aborted Offering”) with respect to which such Lock-Out Notice had been delivered, has not been, or shall not be, consummated.

ARTICLE II.

Registration Procedures

SECTION 2.1.  Registration Procedures.  During the time period that the Registration Statement is required to be current, effective and available under Section 1.1 above, the Company shall, at its expense, use its reasonable efforts to:

(a)  prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus constituting a part thereof, as amended or supplemented (the “Prospectus”), as may be necessary to keep the Registration Statement effective and to comply with the provisions of the 1933 Act with respect to resales of Registrable

Securities in accordance with the intended method or methods of distribution by the Selling Holders (other than an underwritten offering) whenever a Selling Holder shall desire to sell or otherwise dispose of the same, or any portion thereof, but in no event beyond the period during which the Registration Statement is required to be kept in effect or the Registrable Securities have been sold, and otherwise subject to the limitations, under Section 1.1 above;

(b)  furnish to each Selling Holder, without charge, such number of authorized copies of the Prospectus, and any amendments or supplements to the Prospectus, in conformity with the requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “1934 Act”), and such other documents as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder, and the Company hereby consents to the use of the Prospectus, such amendments or supplements and such other documents in connection with the offering and sale of the Registrable Securities;

(c)  register or qualify the Registrable Securities under state securities or blue sky laws of such jurisdictions as are reasonably required to effect a sale thereof and do any and all other acts and things which may be necessary or appropriate under such state securities or blue sky laws to enable the Selling Holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities to be sold or otherwise disposed of by such Selling Holders from time to time;

(d)  before filing with the SEC any amendments or supplements to the Registration Statement or the Prospectus, furnish copies of all such documents proposed to be filed to the Selling Holders, which shall have five business days to review and comment thereon; provided, however, that the information concerning any Holder in such documents (including, without limitation, the proposed method of distribution by such Holder of such Holder’s Registrable Securities) shall be subject to the approval of such Holder;

(e)  notify the Selling Holders promptly (and, if requested by a Selling Holder, confirm in writing) (i) when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments or supplements to the Registration Statement and the Prospectus or for additional information, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period the Registration Statement is effective which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(f)  obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

(g)  cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates evidencing the Registrable Securities being sold, which certificates shall not bear any restrictive legends provided the Registrable Securities evidenced thereby have been sold in a manner permitted by the Prospectus;

(h)  upon the occurrence of any event contemplated by Subsection 2.1(e)(v), promptly prepare and file a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(i)  cause the Registrable Securities to be listed on any securities exchange on which securities of the same class issued by the Company are then listed; and

(j)  make available for inspection by the Selling Holders and any counsel, accountants or other representatives retained by such Selling Holders, such financial and other records and pertinent corporate documents of the Company and cause the officers, directors and employees of the Company to supply such records, documents or information reasonably requested by such Selling Holders, counsel, accountants or representatives in connection with the preparation of the Registration Statement that are reasonably required in order for such Selling Holders to establish their “due diligence” defense against liabilities under Section 12(a)(2) of the 1933 Act; provided, however, that such records, documents or information are confidential and shall not be disclosed by such Selling Holders, counsel, accountants or representatives unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information become generally available to the public other than through a breach of the terms hereof.

SECTION 2.2.                                  Registration Expenses.  The Company shall bear all expenses reasonably relating to filing the Registration Statement and keeping the Registration Statement current, effective and available during the period specified above; provided, however, that the Company shall not be responsible for any brokerage fees or underwriting commissions, if any, incurred by Selling Holders in connection with the resale of Registrable Securities, the fees and expenses of any counsel, accountant or other representative or advisor retained by a Holder in connection with resales of the Registrable Securities or income or transfer taxes, if any, relating to the sale or disposition of Registrable Securities.

ARTICLE III.

Indemnification

SECTION 3.1.  Indemnification by the Company.  (a) The Company hereby agrees to indemnify and hold harmless each Holder and each person or entity, if any, which controls a Holder (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act), and their respective officers, directors, members, partners, agents and employees (each such person being sometimes hereinafter referred to as an “Indemnified Holder”), from and against any and all losses, claims, damages, costs and expenses (including reasonable attorneys’ fees) to which such Holder or each such person may become subject under the 1933 Act or otherwise that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or by reason of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating, preparing or defending against any such loss, claim or damages as such expenses are incurred; provided, however, that the indemnity provided pursuant to this Section 3.1 shall not apply to any Holder with respect to any such losses, claims, damages, costs and expenses (including reasonable attorneys’ fees) that arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished in writing to the Company by such Holder expressly for use therein relating to the Holder’s status as a selling securities Holder and provided further that the indemnity provided pursuant to this Section 3.1 shall not be for the benefit of any third party.

SECTION 3.2.  Indemnification by the Holders.  Each Holder selling shares pursuant to the Registration Statement (an “Indemnifying Holder”) severally (and not jointly) agrees to indemnify and hold harmless the Company and the other Selling Holders, and each of their respective directors and officers and each person or entity, if any, who controls the Company or any other Selling Holder (within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act) to the same extent as the foregoing indemnity from the Company to such Indemnifying Holder, but only insofar as such loss, claim, damage, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto or the Prospectus or any Amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use therein relating to the Selling Holder’s status as a selling security holder; provided that the indemnity provided pursuant to this Section 3.2 shall not be for the benefit of any third party; and provided further that the maximum aggregate indemnity by any separate Holder will be capped at the amount of proceeds derived by such Holder from the sale of Restricted Securities sold pursuant to the Registration Statement.  The indemnifying party shall not settle any matters without the indemnified party’s consent unless the indemnified party is fully released.

SECTION 3.3.  Conduct of Indemnification Proceedings.  Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Sections 3.1 or 3.2 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Sections 3.1 or 3.2 above.  After receipt of such notice, the indemnifying party shall be entitled to participate in and, at its option, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by such indemnifying party; provided, however, that, if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to one separate counsel, the reasonable fees and expenses of which shall be paid by the indemnifying party.  If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this Section, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm in addition to any local counsel necessary in connection with such action or proceeding) for the indemnified party.  In such event, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party.  If the indemnifying party assumes the defense of any such action or proceeding in accordance with this Section, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding except as set forth in the proviso in the second sentence of this Section 3.3.

SECTION 3.4.  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article III is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the Selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Selling Holders, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Holders on the other (in such proportions that the Selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties’ relative intent, access to information and opportunity to correct or prevent such action.

(a)  The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 3.4(a).  Notwithstanding the provisions of this Section 3.4, no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder would otherwise have been required to pay by reason of such untrue statement or omission.

(b)  Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 3.4, each Person, if any, who controls a Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

ARTICLE IV.

Miscellaneous

SECTION 4.1.  Certain Other Obligations of the Company.  The Company covenants that, so long as it is subject to the reporting requirements of the 1934 Act, it will use its reasonable efforts to file the reports required to be filed by it under the 1934 Act so as to enable any Holder to sell the Registrable Securities pursuant to Rule 144 under the 1933 Act.

(a)  In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the 1933 Act, the Company shall reasonably cooperate with such Holder to facilitate the timely preparation and delivery of certificates evidencing the Registrable Securities to be sold and not bearing any 1933 Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request.  The Company’s obligation set forth in the previous sentence shall be subject to the receipt by the Company or its transfer agent, by counsel to such Holder, in form and substance reasonably satisfactory to the Company and its transfer agent, of an opinion from counsel to the Company that such 1933 Act legend need not appear on such certificate.

SECTION 4.2.  Successors and Assigns.  The terms hereof shall be binding upon and inure to the benefit of the parties hereto, the Holders and, subject to the following sentence, their respective Permitted Transferees and their respective transferees under the Partnership Agreement who become Substitute Limited Partners (as defined in the Partnership Agreement).  A transferee of Units and/or Registrable Securities who is a “Permitted Transferee” (as defined in any Contribution and Exchange Agreement with a Holder) or becomes a Substitute Limited Partner and who hereafter acquires the Units and/or Registrable Securities from a Holder in a transaction other than pursuant to a registration statement under the 1933 Act may become a Holder for purposes of the terms hereof by (i) taking and holding the record ownership of such Units and/or Registrable Securities, (ii) notifying the Company in writing of such transfer and (iii) providing the Company with all information concerning such Permitted Transferee that is necessary to amend or supplement the Prospectus, whereupon such Permitted Transferee shall be conclusively deemed to have agreed to be bound by and entitled to the benefit of all the terms and provisions hereof.

SECTION 4.3.  Amendments and Waivers.  The terms hereof, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Company and the Holders of a majority of the outstanding Registrable Securities (treating for the purpose of such computation the Holders of Units as the Holders of Registrable Securities issuable upon exchange of such Units); provided, however, that no amendment, modification, supplement or waiver of, or consent to the departure from, the provisions hereof, which has the purpose or effect of reducing, impairing or adversely affecting the right of any Holder, shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder (except that only the written consent of more than 50% of the Holders of the outstanding Registrable Securities (treating for the purpose of such computation the Holders of Units as the Holders of Registrable Securities issuable upon exchange of such Units shall be required to amend the terms of Sections 1.2 and the proviso to Subsection 2.1(a).  Notice of any such amendment, modification, supplement, waiver or consent adopted in accordance with this Section 4.3 shall be provided by the Company to each Holder of Registrable Securities at least 30 days prior to the effective date of such amendment, modification, supplement, waiver or consent.

SECTION 4.4.  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, (i) if to a Holder, at such Holder’s registered address appearing on the share register of the Company or the Unit register of the Operating Partnership or (ii) if to the Company, at 2030 Hamilton Place Boulevard, Suite 500, CBL Center, Chattanooga, Tennessee, 37421-2931, Attention: Chief Financial Officer.

SECTION 4.5.  Specific Performance.  The parties hereto agree that the obligations imposed on them herein are special, unique and of an extraordinary character, and that in the event of breach by any party damages would not be an adequate remedy, and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

SECTION 4.6.  Headings.  The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 4.7.  Severability.  If any provision hereof (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstance.

SECTION 4.8.  Governing Law.  The terms hereof shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

EXHIBIT E

TERMS
OF
SERIES J SPECIAL COMMON UNITS
OF
CBL & ASSOCIATES LIMITED PARTNERSHIP
(the “Operating Partnership”)

Pursuant to Article 4.4 of the
Second Amended and Restated Partnership Agreement of
the Operating Partnership

WHEREAS, Article 4.4 of the Second Amended and Restated Partnership Agreement of the Operating Partnership (as amended through January 31, 2001, and as the same may hereafter be amended as permitted therein and herein, the “Partnership Agreement”) grants CBL Holdings I, Inc., the general partner of the Operating Partnership (the “General Partner”), authority to cause the Operating Partnership to issue interests in the Operating Partnership to persons other than the General Partner in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion.  (For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Partnership Agreement.)

NOW THEREFORE, the General Partner hereby designates a series of priority units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such priority units, as follows:

1.           Designation and Amount.  The units of such series shall be designated “Series J Special Common Units” (the “SCUs”) and the number of units constituting such series shall initially be 12,556,427 (but shall be 25,112,854 after the 6/15/05 Stock Split).  The Operating Partnership may not issue any additional SCUs unless (i) the issuance is required to deliver additional consideration as required by the terms of the Master Contribution Agreement, dated as of September 25, 2000, among the Company, the Operating Partnership, Jacobs Realty Investors Limited Partnership (“JRI”) and certain other persons named therein, as amended by the Letter Agreement, dated November 13, 2000, and the Amendment to the Master Contribution Agreement, dated as of December 19, 2000, and the same may be further amended, supplemented or modified (the “Master Contribution Agreement”)  or any Interest Contribution Agreement or Deed Contribution Agreement (as those terms are defined in the Master Contribution Agreement) or (ii) it has obtained the prior written consent of JRI.  The rights and obligations of the SCUs shall be as set forth herein (to the extent not inconsistent with the Partnership Agreement) and in the Partnership Agreement.  Nothing in the foregoing shall be deemed to limit the right and power of the General Partner to cause the Operating Partnership to issue securities otherwise designated to the fullest extent permitted under the terms of the Partnership Agreement and this Exhibit E.

2.           Distribution Rights.  (a)  Holders of SCUs shall be entitled to receive, when, as and if declared by the General Partner distributions with respect to the SCUs in the manner and to the fullest extent set forth in the Partnership Agreement.

(b) Distributions with respect to the SCUs shall be payable on the dates designated by the General Partner for the payment of distributions to the holders of SCUs and Common Units.  Any distribution payable on the SCUs for the quarter in which the SCUs are first issued will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months; provided, however, that in the case of SCUs issued on January 31, 2001, the distribution payable for the first fiscal quarter following issuance, shall be reduced by the amount of $.0080625 per SCU. Distributions will be payable to holder of record as they appear in the records of the Operating Partnership at the close of business on the applicable record date, which shall be the record date designated by the General Partner for the payment of distributions for such quarter to the holders of SCUs and Common Units.

(c) At such time, if any, as there is any distribution shortfall as described in Subsection 6.2(a)(iii) of the Partnership Agreement, none of the Operating Partnership, the General Partner or the REIT will redeem, purchase or otherwise acquire for any consideration (or any moneys be paid to or made available for any sinking fund for the redemption of any such units) any Common Units or any other units of interest in the Partnership that by their terms rank junior as to distributions to the rights of the SCUs (except by conversion into or exchange for shares of Common Stock of the REIT or other units of the Operating Partnership ranking junior to the SCUs as to distributions).

(d) Distributions with respect to the SCUs are intended to qualify as permitted distributions of cash that are not treated as a disguised sale within the meaning of Regulation Section 1.707-4, and the provisions of this Exhibit E shall be construed and applied consistent with such Regulations.

3. Special Distribution Upon Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, the holders of SCUs shall be entitled to be paid out of the assets of the Operating Partnership legally available for distribution to its unit holders an amount equal to any distribution shortfall described in Subsection 6.2(a)(iii) of the Partnership Agreement, before any distribution or payment shall be made to holders of Common Units.  In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Operating Partnership are insufficient to pay such amount on all outstanding SCUs, then the holders of the SCUs shall share ratably in any such distribution of assets, based on the number of SCUs held by each such holder.  Holders of SCUs shall be entitled to written notice of any such liquidation.  In addition, upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, after any such distribution shortfall on account of the SCUs shall have been paid in cash, the SCUs shall be treated as if they had been exchanged for Common Units pursuant to the terms of Subsection 7(b) hereof.  The consolidation or merger of the Operating Partnership with or into any partnership, limited liability company, corporation, trust or other entity shall not be deemed to constitute a liquidation, dissolution or winding-up of the Operating Partnership.

4. Redemption.  (a)  SCUs shall not be redeemable by the Operating Partnership prior to January 31, 2011.  Except as provided below in Subsection 4(b), on or after January 31, 2011, the Operating Partnership, at its option upon not less than thirty (30) nor more than sixty (60) days’ written notice, may redeem the SCUs, in whole or in part, on the first Business Day following any record date established for the determination of parties entitled to receive any distributions being made to holders of SCUs by (i) paying in cash to the holders of SCUs with respect to their SCUs being redeemed, any distribution shortfall described in Subsection 6.2(a)(iii) of the Partnership Agreement outstanding on the date of redemption (whether or not declared) and (ii) issuing to the holders thereof a number of Common Units equal to the Common Unit Amount (as defined in Section 7 below).  If fewer than all of the outstanding SCUs are to be redeemed, the units of SCUs to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional units) or by lot or by any other equitable method determined by the Operating Partnership.  Holders of SCUs to be redeemed shall surrender the certificates evidencing such SCUs, if any, at the place designated in the Operating Partnership’s notice and shall be entitled to the distribution payments and Common Units described in the second sentence of this Subsection 4(a) prior to or concurrently with such surrender.  If notice of redemption of any SCUs has been given and if funds and Common Units necessary for such redemption have been set aside by the Operating Partnership in trust for the benefit of the holders of any SCUs so called for redemption, then from and after the redemption date distributions shall cease to be payable with respect to such SCUs, such SCUs shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the distribution payments and Common Units described in the second sentence of this Subsection 4(a).

(b)           Notwithstanding the provisions of Subsection 4(a) above, unless full cumulative dividends on all SCUs shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past distribution periods and the then current distribution period or portion thereof, no SCUs shall be redeemed, and the Operating Partnership shall not purchase or otherwise acquire directly or indirectly any SCUs.

(c) Notice of redemption shall be mailed by the Operating Partnership, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the units of SCUs to be redeemed at their respective addresses as they appear on the records of the Operating Partnership.  Failure to give such notice or any defect thereto or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any SCUs.  Each notice shall state (i) the redemption date; (ii) the total number of SCUs to be redeemed and the number of SCUs held by such holder to be redeemed; (iii) the Common Unit Amount; (iv) the place or places where SCUs are to be surrendered for payment of the distribution shortfall described in Subsection 6.2(a)(iii) of the Partnership Agreement outstanding thereon and the issuance of a number of Common Units equal to the Common Unit Amount; and (v) that distributions on the SCUs to be redeemed shall cease to be payable on such redemption date.

(d) All SCUs redeemed pursuant to this Section 4 shall be deemed retired and terminated.

(e) The SCUs shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption except as otherwise provided in this Section 4.

5. Voting Rights.  (a)  Holders of the SCUs shall have the voting rights set forth herein and in the Partnership Agreement.

(b) So long as any SCUs remain outstanding, the Operating Partnership shall not, without the affirmative vote or consent of the holders of two-thirds of the SCUs outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):

(i) undertake, consent to, or otherwise participate in or acquiesce to any recapitalization transaction (including, without limitation, an initial public offering, a merger, consolidation, other business combination, exchange, self-tender offer for all or substantially all of the Common Units, or sale or other disposition of all or substantially all of the Operating Partnership’s assets) (each of the foregoing being referred to herein as a “Recapitalization Transaction”) unless in connection with such a Recapitalization Transaction (x) either each SCU outstanding prior to the Recapitalization Transaction will (A) remain outstanding following the consummation of such Recapitalization Transaction without any amendment to any of the provisions of this Exhibit E or the other terms of the Partnership Agreement establishing the rights and obligations of holders of the SCU in any manner adverse to the holders of SCUs or (B) be converted into or exchanged for securities of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, distribution rights and terms and conditions of redemption thereof no less favorable than those of a SCU under this Exhibit E and the Partnership Agreement, and (y) each holder of SCUs shall have the option to convert its SCUs into the amount and type of consideration and/or securities receivable by a holder of the number of Common Units into which such holder’s SCUs could have been exchanged immediately prior to the consummation of the Recapitalization Transaction pursuant to Subsection 7(b) hereof upon the consummation of the Recapitalization Transaction; and (z) the holders of the SCUs will be treated no less favorably than the holders of the Common Units;

(ii) amend, alter or repeal the provisions of this Exhibit E or Subsection 6.2(a)(iii), 6.2(a)(iv), 6.2(a)(v), 6.2(e) or 6.2(f) of the Partnership Agreement the provisions of Subsection 9.2(a), as they apply to holders of SCUs or Common Units issued in respect thereof or the provisions of Subsection 9.2(c), in each case whether by merger, consolidation or otherwise; or

(iii) otherwise amend, alter or repeal the provisions of the Partnership Agreement in a manner that would adversely affect in any material respect the holders of the SCUs disproportionately with respect to the rights of holders of the Common Units; it being understood that nothing in this Exhibit E, shall be deemed to limit the right of the Operating Partnership to issue securities to holders of any interests in the Operating

Partnership that rank on a parity with or prior to the SCUs with respect to distribution rights and rights upon dissolution, liquidation or winding-up of the Operating Partnership or to amend, alter or repeal the terms of any such securities.

(c) The holders of the SCUs shall have the right to vote with the holders of Common Units, as a single class, on any matter on which the holders of Common Units are entitled to vote.

(d) The foregoing voting provisions of this Section 5 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding SCUs shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(e) In any matter in which the SCUs may vote as a class (as expressly provided herein or as may be required by law), each SCU shall be entitled to one vote.  In any matter in which the SCUs may vote with the Common Units as a single class, each SCU shall be entitled to the number of votes equal to the number of Common Units issuable upon the exchange of one SCU pursuant to Subsection 7(b) hereof.

6.           Notice of Extraordinary Transaction of the Company. The Company shall notify the holders of SCUs of its intention to make any extraordinary distributions of cash or property to its shareholders or effect a merger (including, without limitation, a triangular merger a sale of all or substantially all of its assets or any other similar transaction outside of the ordinary course of business at least thirty (30) days prior to the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other transaction (or, if no such record date is applicable, at least thirty (30) days before consummation of such merger, sale or other transaction).  This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Exhibit E or the Partnership Agreement or requires the approval of the holders of SCUs or (ii) to require a vote of the holders of SCUs to a transaction that does not otherwise require such a vote under this Exhibit E and the Partnership Agreement or (iii) to effect the validity of any transaction if such notice is not given.  Each holder of SCUs, as a condition to the receipt of the notice pursuant hereto, shall be obligated to keep confidential the information set forth therein until such time as the Company has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether or not to exercise its Series J Exchange Rights; provided, however, that a holder of SCUs may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.

7.           Exchange.

(a) At any time following the earlier to occur of (x) January 31, 2004 or by (y) the death of the direct or indirect holder or beneficial owner thereof, and in either case subject to the remainder of this Section 7, a holder of SCUs shall have the right (the “Series J Exchange Right”) to exchange all or any portion of such holder’s SCU’s (the “Series J Offered Units”) for

Series J Exchange Consideration (as defined below), subject to the limitations contained in Subsections 7(c) and 7(d) below.  Any such Series J Exchange Right shall be exercised pursuant to an exchange notice comparable to the Exchange Notice required under Exhibit D to the Partnership Agreement (such notice, a “Series J Exchange Notice”) delivered, at the election of the holder exercising the Series J Exchange Right (the “Series J Exercising Holder”), to the Company or to the Operating Partnership, by the Series J Exercising Holder.

(b) The exchange consideration (the “Series J Exchange Consideration”) payable by the Company or the Operating Partnership, as applicable, to each Series J Exercising Holder shall be equal to the product of (x) the Common Stock Amount with respect to the Series J Offered Units multiplied by (y) the Current Per Share Market Price, each computed as of the date on which the Series J Exchange Notice was delivered to the Company.  In connection with a Series J Exchange Notice delivered to the Company, the Series J Exchange Consideration shall, in the sole and absolute discretion of the Company, be paid in the form of (A) cash, or cashier’s or certified check, or by wire transfer of immediately available funds to the Series J Exercising Holder’s designated account or (B) subject to the applicable Ownership Limit, by the issuance by the Company of a number of shares of its Common Stock equal to the Common Stock Amount with respect to the Series J Offered Units or (C) subject to the applicable Ownership Limit, any combination of cash and Common Stock (valued at the Current Per Share Market Price).  In connection with a Series J Exchange Notice delivered to the Operating Partnership, the Series J Exchange Consideration shall be paid by the Operating Partnership by the issuance by the Operating Partnership of a number of Common Units equal to the Common Unit Amount.  In addition to the Series J Exchange Consideration, concurrently with any exchange pursuant to this Section 7, the Operating Partnership shall pay the Series J Exercising Holder cash in an amount equal to any distribution shortfall described in Subsection 6.2(a)(iii) of the Partnership Agreement with respect to the Series J Offered Units outstanding on the date of the exchange.

As used herein, the term “Common Unit Amount” shall mean, with respect to any number of SCUs, the number of Common Units equal to such number of SCUs multiplied by the Common Unit Conversion Factor; provided, however, that in the event that the Operating Partnership issues to all holders of Common Units rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase additional Common Units, or any other securities or property of the Operating Partnership (collectively, “Common Unit Additional Rights”), other than a right to receive Common Units pursuant to a Distribution of Common Units in Lieu of Cash (as defined below), then the Common Unit Amount shall also include (other than with respect to any Common Units or SCUs “Beneficially Owned” by an “Acquiring Person” (as those terms are defined in the Company’s Rights Agreement, dated as of April 30, 1999, as amended as of the Principal Closing Date (as defined in the Master Contribution Agreement) and as it may be further amended from time to time, and any successor agreement thereof (collectively, the “Rights Agreement”))), such Common Unit Additional Rights that a holder of that number of Common Units would be entitled to receive.  As used herein, the term “Common Unit Conversion Factor” shall mean 1.0, provided, that, in the event that the Operating Partnership (i) makes a distribution to all holders of its Common Units in Common Units (other than a distribution of Common Units pursuant to an offer to all holders of Common Units and SCUs permitting each to elect to receive a distribution in Common Units in lieu of a cash distribution (such a distribution of Common Units is referred to herein as a “Distribution of Common Units in Lieu of Cash”)), (ii), subdivides or splits outstanding

Common Units (which shall expressly exclude any Distribution of Common Units in Lieu of Cash), or (iii) combines or reverse splits its outstanding Common Units into a smaller number of Common Units (in each case, without making a comparable distribution, subdivision, split, combination or reverse split with respect to the SCUS), the Common Unit Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Common Unit Conversion Factor by a fraction, the numerator of which shall be the number of Common Units issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split (assuming for such purposes that such distribution, subdivision, split, combination or reverse split occurred as of such time) and the denominator of which shall be the actual number of Common Units (determined without the above assumption) issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split.  Any adjustment to the Common Unit Conversion Factor shall become effective immediately after the record date for such event in the case of distribution or the effective date in the case of a subdivision, split, combination or reverse split.

(c) Notwithstanding anything herein to the contrary, any Series J Exchange Right with respect to the Company may only be exercised to the extent that, upon exercise of the Series J Exchange Right, assuming payment by the Company of the Series J Exchange Consideration in shares of Common Stock, the Series J Exercising Holder will not, on a cumulative basis, Beneficially Own or Constructively Own shares of Common Stock, including shares of Common Stock to be issued upon exercise of the Series J Exchange Right, in excess of the applicable Ownership Limit.  If a Series J Exchange Notice is delivered to the Company but, as a result of the applicable Ownership Limit or as a result of restrictions contained in the certificate of incorporation of the Company, the Series J Exchange Right cannot be exercised in full as aforesaid, the Series J Exchange Notice shall be deemed to be modified to provide that the Series J Exchange Right shall be exercised only to the extent permitted under the applicable Ownership Limit under the certificate of incorporation of the Company, and the Series J Exchange Notice with respect to the remainder of such Series J Exchange Right shall be deemed to have been withdrawn.

(d) Series J Exchange Rights may be exercised at any time after the date set forth in Subsection 7(a) above and from time to time, provided, however, that, except as set forth below in Subsection 7(f) or with the prior written consent of the General Partner, (x) only two (2) Series J Exchange Notices may be delivered to either the Company or the Operating Partnership by each holder of SCUs during any consecutive twelve (12) month period; and (y) no Series J Exchange Notice may be delivered with respect to SCUs either (i) having a value of less than $250,000 calculated by multiplying the Common Stock Amount with respect to such SCUs by the Current Per Share Market Price or (ii) if a holder does not own SCUs having a value of $250,000 or more, constituting less than all of the SCUs owned by such holder.

(e) Within thirty (30) days after receipt by the Company or the Operating Partnership of any Series J Exchange Notice delivered in accordance with the requirements of Subsection 7(a) hereof, the Company or the Operating Partnership, as applicable, shall deliver to the Series J Exercising Holder a notice (a “Series J Election Notice”), which Series J Election Notice shall set forth the computation of the Series J Exchange Consideration and, in the case of a Series J Election Notice delivered by the Company, shall specify the form of the Series J Exchange Consideration (which shall be in accordance with Subsection 7(b) hereof), to be paid by the

Company or the Operating Partnership, as applicable to such Series J Exercising Holder and the date, time and location for completion of the purchase and sale of the Series J Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of Series J Offered Units with respect to which (x) the Operating Partnership is required to pay the Series J Exchange Consideration by issuance of Common Units or (y) the Company has elected to pay the Series J Exchange Consideration by issuance of shares of Common Stock, ten (10) days after the delivery by the Company or the Operating Partnership, as applicable, of the Series J Election Notice for the Series J Offered Units or (B) in the case of Series J Offered Units with respect to which the Company has elected to pay the Series J Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the Series J Exchange Notice for such Series J Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the Series J Offered Units.  Notwithstanding the foregoing, each of the Company and the Operating Partnership agrees to use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible.  If the Company or the Operating Partnership, as applicable, has delivered a Series J Election Notice to the Series J Exercising Holder with respect to a Series J Exchange Notice, the Series J Exchange Notice may not be withdrawn or modified by the Series J Exercising Holder (except to the extent of any deemed modification required by Subsection 7(c) above) without the consent of the General Partner.  Similarly, if the Company or the Operating Partnership delivers a Series J Election Notice to a Series J Exercising Holder, the Company or the Operating Partnership, as applicable, may not modify the Series J Election Notice without the consent of the Series J Exercising Holder.

(f) Notwithstanding the limitation set forth in clause (x) of Subsection 7(d), in the event that the Company provides notice to the holder of SCUs, pursuant to the Section 6 hereof, the Series J Exchange Rights shall be exercisable by each holder of SCUs at any time after the date set forth in Subsection 7(a) that is during the period commencing on the date on which the Company provides such notice and ending on the earlier to occur of thirty (30) days from receipt of the Company’s aforesaid notice and the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, the date that is thirty (30) days after the date the Company provides the notice pursuant to Section 6 hereof).  In the event that Series J Exercising Holder delivers to the Company a Series J Exchange Notice pursuant to this Subsection 7(f), the Company shall be required to deliver a Series J Election Notice before the earlier of (1) the tenth (10th) Business Day after the Company receives the Series J Exchange Notice or (2) one (1) Business Day before the record date to determine shareholders eligible to receive a distribution or vote on approval and such Series J Election Notice shall, among other things, set the date for the purchase and sale of the Series J Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of Series J Offered Units with respect to which the Company has elected to pay the Series J Exchange Consideration by issuance of shares of Common Stock, one (1) Business Day prior to the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction or (B) in the case of Series J Offered Units with respect to which the Company has elected to pay the Series J Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the Series J Exchange Notice for such Series J Offered Units; provided, however, that such sixty

(60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the Series J Offered Units.  Notwithstanding the foregoing, the Company shall use its reasonable efforts to case the closing of the exchange hereunder to occur as quickly as possible.

(g) At the closing of the purchase and sale of Series J Offered Units, payment of the Series J Exchange Consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Series J Exercising Holder with respect to (x) its due authority to sell all of the right, title and interest in and to such Series J Offered Units to the Company or the Operating Partnership, as applicable, (y) the status of the Series J Offered Units being sold, free and clear of all Liens and (z) its intent to acquire the Common Stock or Common Units, as applicable, for investment purposes and not for distribution, and (B) the Company or the Operating Partnership, as applicable, with respect to due authority for the purchase of such Series J Offered Units, and (ii) to the extent that any shares of Common Stock or Common Units are issued in payment of the Series J Exchange Consideration or any portion thereof, (A) an opinion of counsel for the Company or the Operating Partnership, as applicable, reasonably satisfactory to the Series J Exercising Holder, to the effect that (I) such shares of Common Stock or Common Units, as applicable, have been duly authorized, are validly issued, fully-paid and non-assessable and (II) if shares of Common Stock are issued, that the issuance of such shares will not violate the applicable Ownership Limit, and (B) a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name of the Series J Exercising Holder or its designee, with an appropriate legend reflecting that such shares or units are not registered under the Securities Act of 1933, as amended, and may not be offered or sold unless registered pursuant to the provisions of such Act or an exemption therefrom is available as confirmed by an opinion of counsel satisfactory to the Company or the Operating Partnership, or an executed amendment to the Partnership Agreement reflecting the Series J Exercising Holder as a holder of the applicable number of Common Units, as applicable.

(h) To facilitate the Company’s ability to fully perform its obligations hereunder, the Company covenants and agrees, for the benefit of the holders from time to time of SCUs, as follows:

(i) At all times during the pendency of the Series J Exchange Rights, the Company shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the Company to issue such shares in full payment of the Series J Exchange Consideration in regard to all SCUs which are from time to time outstanding.

(ii) As long as the Company shall be obligated to file periodic reports under the Exchange Act, the Company will timely file such reports in such manner as shall enable any recipient of Common Stock issued to holders of SCUs hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

(iii) Each holder of SCUs, upon request, shall be entitled to receive from the Operating Partnership in a timely manner all reports filed by the Company with the SEC and all other communications transmitted from time to time by the Company to its shareholders generally.

(iv) Other than as contemplated under the terms of the Rights Agreement, issuances of stock pursuant to the Company’s dividend reinvestment plan (as described in the Company’s prospectus dated August 15, 1995) or any customary dividend reinvestment plan adopted by the Company after that date and other than the issuance of deferred stock awards or the grant of stock options to officers, directors and employees of the Company, the Company shall not issue or sell any shares of Common Stock or other equity securities or any instrument convertible into any equity security for a consideration less than the fair value of such Common Stock or other equity security, as determined in each case by the board of directors of the Company, in consultation with the Company’s professional advisors, and under no circumstances shall the Company declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of holders of the SCUs under this Exhibit E and the Partnership Agreement.

(i) To facilitate the Operating Partnership’s ability to fully perform its obligations hereunder, the Operating Partnership covenants and agrees, for the benefit of the holders from time to time of SCUs, as follows:

(i) At all times during the pendency of the Series J Exchange Rights, the Operating Partnership shall reserve for issuance such number of Common Units as may be necessary to enable the Operating Partnership to issue such units in full payment of the Series J Exchange Consideration in regard to all SCUs which are from time to time outstanding.

(ii) Other than partnership interests issuable to the Company which correspond to issuances by the Company pursuant to the Rights Agreement, its current dividend reinvestment plan (as described in the Company’s prospectus dated August 15, 1995) or any customary dividend reinvestment plan adopted by the Company after that date, or issuances by the Company of deferred stock awards or the grant of stock options, to officers, directors and employees of the Company, the Operating Partnership shall not issue or sell any Common Units or any instrument convertible into Common Units for a consideration less than the fair value of such Common Units, as determined in each case by the board of directors of the Company, in its sole discretion, and under no circumstances shall the Operating Partnership declare any Common Unit dividend, Common Unit split, Common Unit distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of holders of the SCUs under this Exhibit E and the Partnership Agreement.

(j) All Series J Offered Units tendered to the Company or to the Operating Partnership, as applicable, in accordance with the exercise of Series J Exchange Rights shall be delivered to the Company or to the Operating Partnership, as applicable, free and clear of all Liens and should any Liens exist or arise with respect to such Units, the Company or the Operating Partnership, as applicable, shall be under no obligation to acquire the same unless, in connection with such acquisition, the Company or the Operating Partnership, as applicable, has elected to pay such portion of the Series J Exchange Consideration in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration, and the Company or the Operating Partnership, as applicable, is expressly authorized to apply such portion of the Series J Exchange Consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full.  In the event any state or local property transfer tax is payable as a result of the transfer of Series J Offered Units to the Company, the transferring holder thereof shall assume and pay such transfer tax.

(k) Subject to the restrictions on transfer set forth in the Partnership Agreement and in Section 8 hereof, the Assignee of any holder of SCUs may exercise the rights of such holder of SCUs pursuant to this Section 7, and such holder of SCUs shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such holder’s Assignee.  In connection with any exercise of such rights by such Assignee on behalf of such holder, the Series J Exchange Consideration shall be paid by the Company or the Operating Partnership, as applicable, directly to such Assignee and not to such holder.

(l) In the event that the Company shall be a party to any transaction (including, without limitation, a merger, consolidation or statutory share exchange with respect to the Common Stock), in each case as a result of which shares of Common Stock are converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), the Series J Exchange Consideration payable thereafter by the Company pursuant to clauses (B) and (C) of Subsection 7(b) in lieu of a share of Common Stock shall be the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) that was received upon consummation of such transaction in return for one share of Common Stock, and the Series J Exchange Consideration payable by the Operating Partnership pursuant to the last sentence of Subsection 7(b) shall be adjusted accordingly; and the Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

(m) As of the date hereof (i) the Conversion Factor is 1.0 and (ii) the Common Unit Conversion Factor is 1.0.

(n) The provisions of Article XI, Exhibit D of the Partnership Agreement shall not apply to the SCUs or to any Common Units received in exchange for, or upon the conversion of, any SCUs in accordance with the terms of this Exhibit E.  Exhibit F of the Partnership Agreement sets forth the exchange rights of the Common Units received in exchange for, or upon the conversion of, SCUs in accordance with the terms of this Exhibit E.

8. Restrictions on Transfer.  In addition to Transfers permitted pursuant to Article IX of the Partnership Agreement, but subject to Section 9.3 of the Partnership Agreement, the General Partner hereby consents to (i) an Approved Transfer of SCUs which are described in clauses (a)-(d) of Section 8 (any such Transfer, an “Approved Transfer”) and (ii) the admission of any transferee of a SCU pursuant to any Approved Transfer as a Substituted Limited Partner (and the conditions set forth in Section 9.2 of the Partnership Agreement for such admission will be deemed satisfied) upon the filing with the Operating Partnership of (A) a duly executed and acknowledged instrument of assignment between the transferor and the transferee specifying the SCUs being assigned, setting forth the intention of the transferor that such transferee succeed to the transferor’s interest as a Limited Partner with respect to the SCUs being assigned and agreement of the transferee assuming all of the obligations of a Limited Partner under the Partnership Agreement with respect to such transferred SCUs accruing from and after the date of transfer, (B) a duly executed and acknowledged instrument by which the transferee confirms to the Operating Partnership that it accepts and adopts the provisions of the Partnership Agreement applicable to a Limited Partner and (C) any other instruments reasonably required by the General Partner and payment by the transferor of a transfer fee to the Operating Partnership sufficient to cover the reasonable expenses of the transfer, if any.

For the purposes of this Section 8, all of the following Transfers shall be considered Approved Transfers:

(i) Any transfer by an initial holder of any SCU or any permitted transferee thereof to one or more of the initial holders of SCUs or to the designated holding entity (as contemplated in the Master Contribution Agreement) of one or more of the initial holders of SCUs, which holder and designated holding entities are identified on the Schedule A hereto (each, an “Initial Holder”);

(ii) Any transfer to any Immediate Family Member of any Initial Holder or any initial beneficial owner of any interest in any Initial Holder of SCUs or any Immediate Family Member thereof, or any trust for the benefit of any initial Holder or initial beneficial owner of any interest in any Initial Holder of SCUs or any Immediate Family Member thereof;

(iii) Any transfer to any Affiliate of any Initial Holder or initial beneficial owner of any interest in any Initial Holder of SCUs or to any charitable organization; and any pledge by an initial holder of or any permitted transferee thereof to an institutional lender as security for a bona fide obligation of the holder, and any transfer to any such pledge or any designee thereof or purchaser therefrom following a default in the obligation secured by such pledge; or

9. Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

10. Severability of Provisions.  If any rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the SCUs set forth in the Partnership Agreement and this Exhibit E are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of SCUs set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the SCUs herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

11. No Preemptive Rights.  No holder of SCUs shall be entitled to any preemptive rights to subscribe for or acquire any unissued units of the Operating Partnership (whether now or hereafter authorized) or securities of the Operating Partnership convertible into or carrying a right to subscribe to or acquire units of the Operating Partnership.

Signature on next page

IN WITNESS WHEREOF, CBL Holdings I, Inc., solely in its capacity as the general partner of the Operating Partnership, has caused this Terms of Series J Special Common Units to be duly executed by its Chief Financial Officer this 31st day of January, 2001.

CBL HOLDINGS I, INC.

By:           /s/ John N. Foy
Name: John N. Foy
Title: Chief Financial Officer

Acknowledged and Agreed:

CBL & ASSOCIATES PROPERTIES, INC.

By:          /s/ John N. Foy
Name: John N. Foy
Title: Chief Financial Officer

Schedule A to Terms of Series J Special Common Units

Contributors Designated	Holding Entity	Number of SCUs

JG Brookfield LLC	CB Brookfield Square Mall LLC	1,064,891
CB Brookfield Square Mall LLC	N/A	249,789
JG Cary Joint Venture	CB Cary Towne Center LLC	769,234
Cary Towne Center Corp.	CB Cary Towne Center LLC	9,737
JRI (Citadel)	CB Citadel Mall LLC	40,564
CB Citadel Mall LLC	N/A	13,884
JG Columbia LLC	CB Columbia Mall LLC	28,447
JVJ Eastgate Joint Venture	CB Eastgate Mall LLC	184,051
JG Eastgate Joint Venture	CB Eastgate Mall LLC	99,111
JVJ Madison Joint Venture	CB Madison LLC	1,145,284
JRI (Fashion Square)	CB Fashion Square Mall LLC	1,127,952
CB Fashion Square Mall LLC	N/A	43,095
JRI (Fayette)	CB Fayette Mall LLC	1,169,657
CB Fayette Mall LLC	N/A	26,189
JRI (Hanes)	CB Hanes Mall LLC	649,365
CB Hanes Mall LLC	N/A	186,692
JG Louisville Ltd.	CB Jefferson Mall LLC	342,095
CB Jefferson Mall LLC	N/A	9,499
JRI (Jefferson)	CB Jefferson Mall LLC	46,377
Paducah Development Company	CB Kentucky Oaks Mall LLC	703,828
JVJ Midland Venture LP	CB Midland Mall LLC	16,164
JRI (Northwoods)	CB Northwoods Mall LLC	540,606
CB Northwoods Mall LLC	N/A	126,809
JG Old Hickory Ltd.	CB Old Hickory Mall LLC	665,884
CB Old Hickory Mall LLC	N/A	35,046
JVJ Beaumont Joint Venture	CB Parkdale Mall LLC	588,724
Parkdale Management Co.	CB Parkdale Mall LLC	5,947
JVJ Asheboro Joint Venture	CB Randolph Mall LLC	40,010
CB Randolph Mall LLC	N/A	615
JRI (Regency)	CB Regency Mall LLC	159,197
CB Regency Mall LLC	N/A	55,644
JG Middletown Ltd.	CB Towne Mall LLC	11,913
CB Towne Mall LLC	N/A	627
JRI (Wausau Penney)	CB Wausau Penney LLC	12,155
CB Wausau Penney LLC	N/A	5,209
JRI (Wausau Center)	CB Wausau Center LLC	330,935
CB Wausau Center LLC	N/A	141,829
CV Investments	N/A	807,118

Total		11,454,173

EXHIBIT F

Exchange Rights of Common Units

Issued In Exchange For or Upon Redemption of SCUs

1.          At any time, subject to the remainder of this Exhibit F, a holder of Common Units issued in exchange for or upon the redemption of SCU (such Common Units are referred to herein as “JCUs”) shall have the right to exchange all or any portion of such holder’s JCUs (the “JCU Offered Units”) for JCU Exchange Consideration (as defined below), subject to the limitations contained in Sections 3 and 4 below.  Any such JCU Exchange Right shall be exercised pursuant to an exchange notice comparable to the Exchange Notice required under Exhibit D to the Partnership Agreement (such notice, a “JCU Exchange Notice”) delivered by the holder exercising the JCU Exchange Right (the “JCU Exercising Holder”) to the Company.

2.           The exchange consideration (the “JCU Exchange Consideration”) payable by the Company to each JCU Exercising Holder shall be equal to the product of (x) the Common Stock Amount with respect to the JCU Offered Units multiplied by (y) the Current Per Share Market Price, each computed as of the date on which the JCU Exchange Notice was delivered to the Company.  The JCU Exchange Consideration shall, in the sole and absolute discretion of the Company, be paid in the form of (A) cash, or cashier’s or certified check, or by wire transfer of immediately available funds to the JCU Exercising Holder’s designated account or (B) subject to the applicable Ownership Limit, by the issuance by the Company of a number of shares of its Common Stock equal to the Common Stock Amount with respect to the JCU Offered Units or (C) subject to the applicable Ownership Limit, any combination of cash and Common Stock (valued at the Current Per Share Market Price).

3.           Notwithstanding anything herein to the contrary, any JCU Exchange Right may only be exercised to the extent that, upon exercise of the JCU Exchange Right, assuming payment by the Company of the JCU Exchange Consideration in shares of Common Stock, the JCU Exercising Holder will not, on a cumulative basis, Beneficially Own or Constructively Own shares of Common Stock, including shares of Common Stock to be issued upon exercise of the JCU Exchange Right, in excess of the applicable Ownership Limit.  If a JCU Exchange Notice is delivered to the Company but, as a result of the applicable Ownership Limit or as a result of restrictions contained in the certificate of incorporation of the Company, the JCU Exchange Right cannot be exercised in full as aforesaid, the JCU Exchange Notice shall be deemed to be modified to provide that the JCU Exchange Right shall be exercised only to the extent permitted under the applicable Ownership Limit under the certificate of incorporation of the Company, and the JCU Exchange Notice with respect to the remainder of such JCU Exchange Right shall be deemed to have been withdrawn.

4.           JCU Exchange Rights may be exercised at any time and from time to time, provided, however, that, except with the prior written consent of the General Partner, (x) only two (2) JCU Exchange Notices may be delivered to the Company by all holders of JCUs during any consecutive twelve (12) month period; and (y) no JCU Exchange Notice may be delivered with respect to JCUs either (i) having a value of less than $250,000 calculated by multiplying the Common Stock Amount with respect to such JCUs by the Current Per Share Market Price or (ii) if a holder does not own JCUs having a value of $250,000 or more, constituting less than all of the JCUs owned by such holder.

5.           Within thirty (30) days after receipt by the Company of any JCU Exchange Notice delivered in accordance with the requirements of Section 1 hereof, the Company shall deliver to the JCU Exercising Holder a notice (a “JCU Election Notice”), which JCU Election Notice shall set forth the computation of the JCU Exchange Consideration and shall specify the form of the JCU Exchange Consideration (which shall be in accordance with Section 2 hereof), to be paid by the Company to such JCU Exercising Holder and the date, time and location for completion of the purchase and sale of the JCU Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of JCU Offered Units with respect to which the Company has elected to pay the JCU Exchange Consideration by issuance of shares of Common Stock, ten (10) days after the delivery by the Company of the JCU Election Notice for the JCU Offered Units or (B) in the case of JCU Offered Units with respect to which the Company has elected to pay the JCU Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the JCU Exchange Notice for such JCU Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the JCU Offered Units.  Notwithstanding the foregoing, the Company agrees to use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible.  If the Company has delivered a JCU Election Notice to the JCU Exercising Holder with respect to a JCU Exchange Notice, the JCU Exchange Notice may not be withdrawn or modified by the JCU Exercising Holder without the consent of the General Partner.  Similarly, if the Company delivers a JCU Election Notice to a JCU Exercising Holder, the Company may not modify the JCU Election Notice without the consent of the JCU Exercising Holder.

6.           Notwithstanding the limitation set forth in clause (x) of Section 4, in the event that the Company provides notice to the holders of JCUs, pursuant to Subsection 8(v) hereof, the JCU Exchange Rights shall be exercisable by each holder of JCUs at any time that is during the period commencing on the date on which the Company provides such notice and ending on the earlier to occur of thirty (30) days from receipt of the Company’s aforesaid notice and the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, the date that is thirty (30) days after the date the Company provides the notice pursuant to Subsection 8(v) hereof). In the event that a JCU Exercising Holder delivers to the Company a JCU Exchange Notice pursuant to this Section 6, the Company shall be required to deliver a JCU Election Notice before the earlier of (l) the tenth (10th) Business Day after the Company receives the JCU Exchange Notice or (2) one (1) Business Day before the record date to determine shareholders eligible to receive a distribution or vote on approval and such JCU Election Notice shall, among other things, set the date for the purchase and sale of the JCU Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of JCU Offered Units with respect to which the Company has elected to pay the JCU Exchange Consideration by issuance of shares of Common Stock, one (1) Business Day prior to the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction or (B) in the case of JCU Offered Units with respect to which the Company has elected to pay the JCU Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the JCU Exchange Notice for such JCU Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the JCU Offered Units.  Notwithstanding the foregoing, the Company shall use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible.

7.           At the closing of the purchase and sale of JCU Offered Units, payment of the JCU Exchange Consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the JCU Exercising Holder with respect to (x) its due authority to sell all of the right, title and interest in and to such JCU Offered Units to the Company, (y) the status of the JCU Offered Units being sold, free and clear of all Liens and (z) its intent to acquire the Common Stock for investment purposes and not for distribution, and (B) the Company with respect to due authority for the purchase of such JCU Offered Units, and (ii) to the extent that any shares of Common Stock are issued in payment of the JCU Exchange Consideration or any portion thereof, (A) an opinion of counsel for the Company reasonably satisfactory to the JCU Exercising Holder, to the effect that (I) such shares of Common Stock have been duly authorized, are validly issued, fully-paid and non- assessable and (II) that the issuance of such shares will not violate the applicable Ownership Limit and (B) a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name of the JCU Exercising Holder or its designee, with an appropriate legend reflecting that such shares or units are not registered under the Securities Act of 1933, as amended, and may not be offered or sold unless registered pursuant to the provisions of such act or an exemption therefrom is available as confirmed by an opinion of counsel satisfactory to the Company.

8.           To facilitate the Company’s ability to fully perform its obligations hereunder, the Company covenants and agrees, for the benefit of the holders from time to time of JCUs, as follows:

(i)  At all times during the pendency of the JCU Exchange Rights, the Company shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the Company to issue such shares in full payment of the JCU Exchange Consideration in regards to all JCUs which are from time to time outstanding.

(ii)  As long as the Company shall be obligated to file periodic reports under the Exchange Act, the Company will timely file such reports in such manner as shall enable any recipient of Common Stock issued to holders of JCUs hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

(iii)  Each holder of JCUs, upon request, shall be entitled to receive from the Operating Partnership in a timely manner all reports filed by the Company with the SEC and all other communications transmitted from time to time by the Company to its shareholders generally.

(iv)  Other than as contemplated under the terms of the Rights Agreement, dated April 30, 1999, as amended from time to time, and any successor agreement thereof, issuances of stock pursuant to the Company’s dividend reinvestment plan (as described in the Company’s prospectus dated August 15, 1995) or any customary dividend reinvestment plan adopted by the Company after that date and other than the issuance of deferred stock awards or the grant of stock options to officers, directors and employees of the Company, the Company shall not issue or sell any shares of Common Stock or other equity securities or any instrument convertible into any equity security for a consideration less than the fair value of such Common Stock or other equity security, as determined in each case by the board of directors of the Company, in consultation with the Company’s professional advisors, and under no circumstances shall the Company declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of holders of the JCUs under Exhibit F and the Agreement.

(v)           The Company shall notify the holders of JCUs of its intention to make any extraordinary distributions of cash or property to its shareholders or effect a merger (including, without limitation, a triangular merger), a sale of all or substantially all of its assets or any other similar transaction outside of the ordinary course of business at least thirty (30) days prior to the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other transaction (or, if no such record date is applicable, at least thirty (30) days before consummation of such merger, sale or other transaction). This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by the Agreement or requires the approval of the holders of JCUs or (ii) to require a vote of the holders of JCUs to a transaction that does not otherwise require such a vote under the Agreement or (iii) to effect the validity of any transaction if such notice is not given. Each holder of JCUs, as a condition to the receipt of the notice pursuant hereto, shall be obligated to keep confidential the information set forth therein until such time as the Company has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether or not to exercise its JCU Exchange Rights; provided, however, that a holder of JCUs may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.

9.           All JCU Offered Units tendered to the Company in accordance with the exercise of JCU Exchange Rights shall be delivered to the Company free and clear of all Liens and should any Liens exist or arise with respect to such Units, the Company shall be under no obligation to acquire the same unless, in connection with such acquisition, the Company has elected to pay such portion of the JCU Exchange Consideration in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration, and the Company is expressly authorized to apply such portion of the JCU Exchange Consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full.  In the event any state or local property transfer tax is payable as a result of the transfer of JCU Offered Units to the Company, the transferring holder thereof shall assume and pay such transfer tax.

10.           Subject to the restrictions of transfer set forth in the Agreement, the Assignee of any holder of JCUs may exercise the rights of such holder of JCUs pursuant to this Exhibit F, and such holder of JCUs shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such holder’s Assignee.  In connection with any exercise of such rights by such Assignee on behalf of such holder, the JCU Exchange Consideration shall be paid by the Company directly to such Assignee and not to such holder.

11.           In the event that the Company shall be a party to any transaction (including, without limitation, a merger, consolidation or statutory share exchange with respect to the Common Stock), in each case as a result of which shares of Common Stock are converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), the JCU Exchange Consideration payable thereafter by the Company pursuant to clauses (B) and (C) of Section 2 in lieu of a share of Common Stock shall be the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) that was received upon consummation of such transaction in return for one share of Common Stock; and the Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

12.           The provisions of Article XI and Exhibit D of the Agreement shall not apply to the JCUs.

13.           Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement.

EXHIBIT G

Jacobs Limited Partner Representative

For the following entities:

CB Brookfield Square Mall LLC
CB Cary Towne Center LLC
C.V. Investments
CB Citadel Mall LLC
CB Columbia Mall LLC
CB Eastgate Mall LLC
CB Madison Mall LLC
CB Fashion Square Mall LLC
CB Fayette Mall LLC
CB Hanes Mall LLC
CB Jefferson Mall LLC
CB Kentucky Oaks Mall LLC
CB Midland Mall LLC
CB Northwoods Mall LLC
CB Old Hickory Mall LLC
CB Parkdale Mall LLC
CB Randolph Mall LLC
CB Regency Mall LLC
CB Towne Mall LLC
CB Wausau Center LLC
CB Wausau Penney LLC

G-1

EXHIBIT H

TERMS
OF
SERIES S SPECIAL COMMON UNITS
OF
CBL & ASSOCIATES LIMITED PARTNERSHIP
(the “Operating Partnership”)

Pursuant to Article 4.4 of the
Second Amended and Restated Partnership Agreement of
the Operating Partnership

WHEREAS, Article 4.4 of the Second Amended and Restated Partnership Agreement of the Operating Partnership (as amended through July 28, 2004, and as the same may hereafter be amended as permitted therein and herein, the “Partnership Agreement”) grants CBL Holdings I, Inc., the general partner of the Operating Partnership (the “General Partner”), authority to cause the Operating Partnership to issue interests in the Operating Partnership to persons other than the General Partner in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion.  (For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Partnership Agreement.)

NOW THEREFORE, the General Partner hereby designates a series of priority units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such priority units, as follows:

1.           Designation and Amount.  The units of such series shall be designated “Series S Special Common Units” (the “S-SCUs”) and the number of units constituting such series shall initially be 960,307 (but shall be 1,920,614 after the 6/15/05 Stock Split).  The Operating Partnership may not issue any additional S-SCUs unless (i) the issuance is required to deliver additional consideration as required by the terms of the Contribution and Exchange Agreement, dated as of May 21, 2004, among Donald Soffer, Rita Soffer Leeds, Eugene Kessler, Pittsburgh Mall Limited Partnership and Monroeville Mall Partners, L.P., as the same may be further amended, supplemented or modified (the “Contribution Agreement”) or (ii) it has obtained the prior written consent of the holders of record of a majority of the outstanding S-SCUs (“Majority Holders”).  The rights and obligations of the S-SCUs shall be as set forth herein (to the extent not inconsistent with the Partnership Agreement) and in the Partnership Agreement.  Nothing in the foregoing shall be deemed to limit the right and power of the General Partner to cause the Operating Partnership to issue securities otherwise designated to the fullest extent permitted under the terms of the Partnership Agreement and this Exhibit H.

2.           Distribution Rights.  (a)  Holders of S-SCUs shall be entitled to receive, when, as and if declared by the General Partner distributions with respect to the S-SCUs in the manner and to the fullest extent set forth in the Partnership Agreement.

(b)           Distributions with respect to the S-SCUs shall be payable on the dates designated by the General Partner for the payment of distributions to the holders of SCUs and Common Units.  Any distribution payable on the S-SCUs for the quarter in which the S-SCUs are first issued will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions will be payable to holders of record of the S-SCUs as they appear in the records of the Operating Partnership at the close of business on the applicable record date, which shall be the record date designated by the General Partner for the payment of distributions for such quarter to the holders of SCUs and Common Units.

(c)           At such time, if any, as there is any distribution shortfall with respect to the S-SCUs as described in Subsection 6.2(b)(i) of the Partnership Agreement, none of the Operating Partnership, the General Partner or the REIT will redeem, purchase or otherwise acquire for any consideration (or any moneys be paid to or made available for any sinking fund for the redemption of any such units) any Common Units or any other units of interest in the Partnership that by their terms rank junior as to distributions to the rights of the S-SCUs (except by conversion into or exchange for shares of Common Stock of the REIT or other units of the Operating Partnership ranking junior to the S-SCUs as to distributions).

(d)           Distributions with respect to the S-SCUs are intended to qualify as permitted distributions of cash that are not treated as a disguised sale within the meaning of Regulation Section 1.707-4, and the provisions of this Exhibit H shall be construed and applied consistent with such Regulations.

3.           Special Distribution Upon Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, the holders of S-SCUs shall be entitled to be paid out of the assets of the Operating Partnership legally available for distribution to its unit holders an amount equal to any distribution shortfall with respect to the S-SCUs described in Subsection 6.2(b)(i) of the Partnership Agreement, before any distribution or payment shall be made to holders of Common Units or any other series of Partnership Units ranking junior to the S-SCUs or SCUs as to liquidation rights.  In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Operating Partnership are insufficient to pay such amount on all outstanding S-SCUs and SCUs, then the holders of the S-SCUs and the SCUs shall share ratably in any such distribution of assets, based on the number of S-SCUs or SCUs held by each such holder.  Holders of S-SCUs shall be entitled to written notice of any such liquidation.  In addition, upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, after any such distribution shortfall on account of the S-SCUs shall have been paid in cash, the S-SCUs shall be treated as if they had been exchanged for Common Units pursuant to the terms of Subsection 7(b) hereof.  The consolidation or merger of the Operating Partnership with or into any partnership, limited liability company, corporation, trust or other entity shall not be deemed to constitute a liquidation, dissolution or winding-up of the Operating Partnership.

4.           Optional Redemption.  (a)  At any time after the Operating Partnership shall have achieved the Distribution Benchmark, the Operating Partnership, at its option upon not less than thirty (30) nor more than sixty (60) days’ written notice, may redeem the S-SCUs, in whole or in part, on the first Business Day following any record date established for the determination of parties entitled to receive any distributions being made to holders of S-SCUs.  Such redemption shall be made by (i) paying in cash to the holders of S-SCUs with respect to their S-SCUs being redeemed, any distribution shortfall with respect to the S-SCUs described in Subsection 6.2(b)(i) of the Partnership Agreement outstanding on the date of redemption (whether or not declared) and (ii) issuing to the holders thereof a number of Common Units equal to the Common Unit Amount.  If fewer than all of the outstanding S-SCUs are to be redeemed, the S-SCUs to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional units) or by lot or by any other equitable method determined by the Operating Partnership.  Holders of S-SCUs to be redeemed shall surrender the certificates evidencing such S-SCUs, if any, at the place designated in the Operating Partnership’s notice and shall be entitled to the distribution payments and Common Units described in the second sentence of this Subsection 4(a) prior to or concurrently with such surrender.  From and after the redemption date distributions shall cease to be payable with respect to such S-SCUs, such S-SCUs shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the distribution payments and Common Units described in the second sentence of this Subsection 4(a).  For purposes hereof, the term “Distribution Benchmark” shall mean when the quarterly distributions paid over a period of twelve (12) consecutive quarters pursuant to Subsections 6.2(b)(ii) and (iii) of the Partnership Agreement per S-SCU then outstanding shall have equaled or exceeded 130% of the S-SCU Basic Distribution Amount.

(b)           Notwithstanding the provisions of Subsection 4(a) above, unless full cumulative distributions on all S-SCUs shall have been or contemporaneously are paid in cash or a sum sufficient for the payment thereof in cash set apart for payment for all past distribution periods and the then current distribution period or portion thereof, no S-SCUs shall be redeemed unless all outstanding units of S-SCUs are simultaneously redeemed.

(c)           Notice of redemption pursuant to Subsection 4(a) above shall be mailed by the Operating Partnership by registered mail, return receipt requested, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the S-SCUs to be redeemed at their respective addresses as they appear on the records of the Operating Partnership.  Failure to give such notice or any defect thereto or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any S-SCUs.  Each notice shall state (i) the redemption date; (ii) the total number of S-SCUs to be redeemed and the number of S-SCUs held by such holder to be redeemed; (iii) the Common Unit Amount; (iv) the place or places where S-SCUs are to be surrendered for payment of the distribution shortfall with respect to the S-SCUs described in Subsection 6.2(b)(i) of the Partnership Agreement outstanding thereon and the issuance of a number of Common Units equal to the Common Unit Amount; and (v) that distributions on the S-SCUs to be redeemed shall cease to be payable on such redemption date.

(d)           All S-SCUs redeemed pursuant to this Section 4 shall be deemed retired and terminated.

    (e)           The S-SCUs shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption except as otherwise provided in this Section 4.

(f)           As used herein, the term “Common Unit Amount” shall mean, with respect to any number of S-SCUs, the number of Common Units equal to such number of S-SCUs multiplied by the Common Unit Conversion Factor; provided, however, that in the event that the Operating Partnership issues to all holders of Common Units rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase additional Common Units, or any other securities or property of the Operating Partnership (collectively, “Common Unit Additional Rights”), other than a right to receive Common Units pursuant to a Distribution of Common Units in Lieu of Cash (as defined below), then the Common Unit Amount shall also include (other than with respect to any Common Units or S-SCUs “Beneficially Owned” by an “Acquiring Person” (as those terms are defined in the Company’s Rights Agreement, dated as of April 30, 1999, as amended through the date hereof and as it may be further amended from time to time, and any successor agreement thereof (collectively, the “Rights Agreement”))), such Common Unit Additional Rights that a holder of that number of Common Units would be entitled to receive.  As used herein, the term “Common Unit Conversion Factor” shall mean 1.0, provided, that, in the event that the Operating Partnership (i) makes a distribution to all holders of its Common Units in Common Units (other than a distribution of Common Units pursuant to an offer to all holders of Common Units and S-SCUs permitting each to elect to receive a distribution in Common Units in lieu of a cash distribution (such a distribution of Common Units is referred to herein as a “Distribution of Common Units in Lieu of Cash”)), (ii) subdivides or splits its outstanding Common Units (which shall expressly exclude any Distribution of Common Units in Lieu of Cash, but which may include any other distribution of Common Units), or (iii) combines or reverse splits its outstanding Common Units into a smaller number of Common Units (in each case, without making a comparable distribution, subdivision, split, combination or reverse split with respect to the S-SCUs), the Common Unit Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Common Unit Conversion Factor by a fraction, the numerator of which shall be the number of Common Units issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split (assuming for such purposes that such distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of Common Units (determined without the above assumption) issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split.  Any adjustment to the Common Unit Conversion Factor shall become effective immediately after the record date for such event in the case of a distribution or the effective date in the case of a subdivision, split, combination or reverse split.

(g)             Notwithstanding anything to the contrary in this Section 4, the redemption date may not be a date prior to the eighth anniversary of the initial closing under the Contribution Agreement.
5.             Put Right.

(a) If an original Holder of S-SCUs shall die on or before the fifth anniversary of the issuance of the S-SCUs, the successor Holder of such S-SCUs shall have the option to deliver to the Operating Partnership, within sixty (60) days from such date of death (the “Put

Period”), a written notice (the “Put Notice”) that requires the Operating Partnership to redeem all or part of such Holder’s S-SCUs for the Put Consideration.  The Put Consideration for each S-SCU shall be an amount, equal to the sum of (x) the product of the Current Per Share Market Price per share of Common Stock and the Common Stock Amount applicable to such S-SCU, each computed as of such date of death, plus (y) the lesser of the Closing Amount or the Redeemable Amount (each as defined below), provided that in the event that the Redeemable Amount is a number less than $0, the amount of this clause (x) shall be $0, minus (z) the amount of $3.91 per S-SCU ($1.955 per S-SCU after the 6/15/05 Stock Split), which amount will be reduced by 5% upon each date on which payment of a quarterly distribution is made to the holders of the S-SCUs (prorated for the quarter in which the S-SCUs are first issued and computed on the basis of a 360-day year consisting of twelve 30-day months).  The Put Consideration shall, at the election of the Operating Partnership, be payable in any combination of cash or shares of Common Stock, which Common Stock shall be valued for this purpose at the Current Per Share Market Price as of such date of death.  The Closing Amount shall be the difference between (i) $78.10 ($39.05 after the 6/15/05 Stock Split), divided by the Conversion Factor, minus (ii) the Current Per Share Market Price per share of Common Stock as of the date of issuance of the S-SCUs, but in no case shall such Current Per Share Market Price per share of Common Stock be an amount less than $56.70 ($28.35 after the 6/15/05 Stock Split).  The Redeemable Amount shall be the difference between (i) $78.10 ($39.05 after the 6/15/05 Stock Split), divided by the Conversion Factor, minus (ii) the product of the Current Per Share Market Price per share of Common Stock and the Common Stock Amount applicable to each S-SCU, each computed as of such date of death.  In addition to and in conjunction with the payment of the Put Consideration, the holders of the S-SCUs shall be entitled to payment in cash of any distribution shortfall with respect to the S-SCUs described in Subsection 6.2(b)(i) of the Partnership Agreement.

Set forth below is an illustration of the calculation of the Put Consideration.  The calculation assumes that the Current Per Share Market Price upon the date of first issuance of the S-SCUs was $56.70 ($28.35 after the 6/15/05 Stock Split) and that the Current Per Share Market Price upon the date of death was $70.00 ($35.00 after the 6/15/05 Stock Split).  The Put Consideration for each S-SCU shall be calculated as follows:

($70.00 ($35.00 after the 6/15/05 Stock Split) x Common Stock Amount (calculated as of the date of death) plus

(the lesser of the Closing Amount or the Redeemable Amount (each as calculated below)) minus

($3.91 per S-SCU ($1.955 after the 6/15/05 Stock Split), which amount will be reduced by 5% upon each date on which payment of a quarterly distribution is made to the holders of the S-SCUs (prorated for the quarter in which the S-SCUs are first issued and computed on the basis of a 360-day year consisting of twelve 30-day months)) equals the Put Consideration.

The Closing Amount shall equal: ($78.10/ the Conversion Factor) - $56.70; ($39.05/ the Conversion Factor) - $28.35 (after the 6/15/05 Stock Split).

The Redeemable Amount shall equal:  ($78.10/ the Conversion Factor) - ($70.00 x Common Stock Amount (calculated as of the date of death); ($39.05/ the Conversion Factor) - ($35.00 x Common Stock Amount (calculated as of the date of death) (after the 6/15/05 Stock Split).

(b) A Put Notice in the form annexed hereto as Attachment 1 hereto shall be duly completed, executed and mailed by registered mail, return receipt requested, addressed to the Operating Partnership at 2030 Hamilton Place Boulevard, CBL Center, Suite 500, Chattanooga, Tennessee 37421-6000 Attention: Chief Executive Officer.  A Put Notice once dispatched may not be withdrawn except with the written consent of the Operating Partnership.  From and after the dispatch of a Put Notice with respect to any S-SCUs, all distributions shall cease to be payable with respect to the S-SCUs, the S-SCUs shall no longer be deemed outstanding and all rights of holders with respect to the S-SCUs shall terminate, except the right to receive the Put Consideration and any other payments described in Subsections 5(a) or 5(c) at the Put Closing.

(c) Within thirty (30) days of receipt of a Put Notice pursuant to Subsection 5(b) above, the Operating Partnership shall, by registered mail, return receipt requested, addressed to the respective holders of record of the S-SCUs at their respective addresses as they appear on the records of the Operating Partnership, deliver a notice (a “Put Response Notice”) setting forth the date and time (the “Put Closing Date”) on which the S-SCUs are to be surrendered for payment of the Put Consideration and any other payments described in Subsection 5(a) above (the “Put Closing”) and setting forth with reasonable specificity (i) the amount and calculation of such payments to be made, and (ii) the amount of cash or Common Stock to be used to pay the Put Consideration (the “Put Stock”).  The Put Closing Date shall be a date not more than thirty (30) days from the date of receipt of the Put Notice if the Operating Partnership shall elect to pay the Put Consideration entirely in shares of Common Stock, and not more than ninety (90) days from the receipt of the Put Notice if the Operating Partnership shall elect to pay the Put Consideration entirely in cash, provided that if payment of the cash Put Consideration is delayed beyond thirty (30) days from the receipt of the Put Notice, it will bear interest at the prime rate from such date until payment.

(d) The Put Closing shall take place at the offices of the Operating Partnership or at such other location set forth by the Operating Partnership in the Put Response Notice.  At the Put Closing, the holders of the offered S-SCUs shall surrender the certificates evidencing such S-SCUs, if any, and otherwise execute such documents reasonably requested by the Operating Partnership to consummate or evidence such surrender, and the Operating Partnership shall pay the Put Consideration, including without limitation, through the delivery of stock certificates or other appropriate means to evidence any Put Stock, together with any other payments described in Subsection 5(a) above.

(e)           Notwithstanding anything in clause (a) above to the contrary for purposes of this Section 5, S-SCUs issued by the Operating Partnership to, and held of record by, an entity that is not an Original Holder (a “Record Holder”) shall nevertheless be deemed held of record by an Original holder to the extent that such Original Holder shall, at any time (and from time to time) not less than ninety (90) days prior to such Original Holder’s date of death, have given written notice to the Operating Partnership of the S-SCUs held of record by such Record Holder of which the Original Holder is the beneficial owner.

(f)           For purposes of this Section 5,

(i)           the term “Original Holder” shall mean the persons identified in Attachment 2 hereof, as of the date hereof, and the number of S-SCUs Beneficially Owned by such Original Holder and the Record Holder thereof (for purposes of clause (e) above) are identified next to such Original Holder’s name; and

(ii)           the term “Successor Holder” shall mean the estate of the deceased Original Holder as well as any successor beneficial owner (by will or laws of succession) of the S-SCUs of the deceased Original Holder, provided however, that a Record Holder of S-SCUs that was deemed an Original Holder under clause (e) above with respect to such S-SCUs on behalf of such deceased Original Holder shall likewise be deemed a Successor Holder of such S-SCUs on behalf of such Successor Holder(s) for purposes of this Section 5.

6.           Voting Rights.  (a)  Holders of the S-SCUs shall have the voting rights set forth herein and in the Partnership Agreement.

(b)           So long as any S-SCUs remain outstanding, the Operating Partnership shall not, without the affirmative vote or consent of the holders of two-thirds of the S-SCUs outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):

(i)           undertake, consent to, or otherwise participate in or acquiesce to any recapitalization transaction (including, without limitation, an initial public offering, a merger, consolidation, other business combination, exchange, self-tender offer for all or substantially all of the Common Units, or sale or other disposition of all or substantially all of the Operating Partnership’s assets) (each of the foregoing being referred to herein as a “Recapitalization Transaction”) unless in connection with such a Recapitalization Transaction (x) either each S-SCU outstanding prior to the Recapitalization Transaction will (A) remain outstanding following the consummation of such Recapitalization Transaction without any amendment to the rights and obligations of holders of the S-SCUs that is materially adverse to the holders of S-SCUs (as reasonably determined by the board of directors of the Company) or (B) be converted into or exchanged for securities of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, distribution rights and terms and conditions of redemption thereof materially no less favorable than those of a S-SCU under this Exhibit H and the Partnership Agreement (as reasonably determined by the board of directors of the Company), and (y) each holder of S-SCUs shall have the option to convert its S-SCUs into the amount and type of consideration and/or securities receivable by a holder of the number of Common Units into which such holder’s S-SCUs could have been exchanged immediately prior to the consummation of the Recapitalization Transaction pursuant to Subsection 7(b) hereof upon the consummation of the Recapitalization Transaction;

(ii)           amend, alter or repeal the provisions of this Exhibit H or Subsection 6.2(b) of the Partnership Agreement, the provisions of Subsections 9.2(a) or 9.2(d) as they apply to holders of S-SCUs or Common Units issued in respect thereof or the provisions of Subsection 9.2(c), in each case whether by merger, consolidation or otherwise, in a manner materially adverse to the holders of the S-SCUs (as reasonably determined by the board of directors of the Company); or

(iii)           otherwise amend, alter or repeal the provisions of the Partnership Agreement in a manner that would adversely affect in any material respect the holders of the S-SCUs disproportionately with respect to the rights of holders of the Common Units (as reasonably determined by the board of directors of the Company); it being understood that nothing in this Exhibit H, shall be deemed to limit the right of the Operating Partnership to issue securities to holders of any interests in the Operating Partnership that rank on a parity with or prior to the S-SCUs with respect to distribution rights and rights upon dissolution, liquidation or winding-up of the Operating Partnership or to amend, alter or repeal the terms of any such securities.

(c)           The holders of the S-SCUs shall have the right to vote with the holders of Common Units, as a single class, on any matter on which the holders of Common Units are entitled to vote.

(d)           The foregoing voting provisions of this Section 6 shall not apply and holders of the S-SCUs shall not be entitled to vote on matters on account of S-SCUs that have been (i) redeemed by the Operating Partnership, (ii) exchanged by the holders pursuant to Section 7 hereof, or (iii) the subject of a Put Closing.

(e) In any matter in which the S-SCUs may vote as a class (as expressly provided herein or as may be required by law), each S-SCU shall be entitled to one vote.  In any matter in which the S-SCUs may vote with the Common Units and/or SCUs as a single class, each S-SCU shall be entitled to the number of votes equal to the number of Common Units issuable upon the exchange of one S-SCU pursuant to Subsection 7(b) hereof.

7.           Exchange.

(a)           At any time following the issuance of the S-SCUs, subject to the remainder of this Section 7, a holder of S-SCUs shall have the right (the “Series S Exchange Right”) to exchange all or any portion of such holder’s S-SCU’s (the “Series S Offered Units”) for Exchange Consideration (as defined below), subject to the limitations contained in Subsections 7(c) and 7(d) below.  Any such Series S Exchange Right shall be exercised pursuant to an exchange notice comparable to the Exchange Notice required under Exhibit D to the Partnership Agreement (such notice, a “Series S Exchange Notice”) delivered, at the election of the holder exercising the Series S Exchange Right (the “Series S Exercising Holder”), to the Company or to the Operating Partnership, by the Series S Exercising Holder.

(b)           The exchange consideration (the “Series S Exchange Consideration”) payable by the Company or the Operating Partnership, as applicable, to each Series S Exercising Holder shall be equal to the product of (x) the Common Stock Amount with respect to the Series S Offered Units multiplied by (y) the Current Per Share Market Price, each computed as of the date on which the Series S Exchange Notice was delivered to the Company.  In connection with a Series S Exchange Notice delivered to the Company, the Series S Exchange Consideration shall, in the sole and absolute discretion of the Company, be paid in the form of (A) cash, or cashier’s or certified check, or by wire transfer of immediately available funds to the Series S Exercising Holder’s designated account or (B) subject to the applicable Ownership Limit, by the issuance by the Company of a number of shares of its Common Stock equal to the Common Stock Amount with respect to the Series S Offered Units or (C) subject to the applicable Ownership Limit, any combination of cash and Common Stock (valued at the Current Per Share Market Price).  In connection with a Series S Exchange Notice delivered to the Operating Partnership, the Series S Exchange Consideration shall be paid by the Operating Partnership by the issuance by the Operating Partnership of a number of Common Units equal to the Common Unit Amount.  In addition to the Series S Exchange Consideration, concurrently with any exchange pursuant to this Section 7, the Operating Partnership shall pay the Series S Exercising Holder cash in an amount equal to any distribution shortfall described in Subsection 6.2(b)(i) of the Partnership Agreement with respect to the Series S Offered Units outstanding on the date of the exchange.

(c)           Notwithstanding anything herein to the contrary, any Series S Exchange Right with respect to the Company may only be exercised to the extent that, upon exercise of the Series S Exchange Right, assuming payment by the Company of the Series S Exchange Consideration in shares of Common Stock, the Series S Exercising Holder will not, on a cumulative basis, Beneficially Own or Constructively Own shares of Common Stock, including shares of Common Stock to be issued upon exercise of the Series S Exchange Right, in excess of the applicable Ownership Limit.  If a Series S Exchange Notice is delivered to the Company but, as a result of the applicable Ownership Limit or as a result of restrictions contained in the certificate of incorporation of the Company, the Series S Exchange Right cannot be exercised in full as aforesaid, the Series S Exchange Notice shall be deemed to be modified to provide that the Series S Exchange Right shall be exercised only to the extent permitted under the applicable Ownership Limit under the certificate of incorporation of the Company, and the Series S Exchange Notice with respect to the remainder of such Series S Exchange Right shall be deemed to have been withdrawn.

(d)           Series S Exchange Rights may be exercised at any time after the date set forth in Subsection 7(a) above and from time to time, provided however, that,

(i) except with the prior written consent of the General Partner, (x) only one (1) Series S Exchange Notice may be delivered to either the Company or the Operating Partnership by all holders of S-SCUs during any consecutive twelve (12) month period; and (y) no Series S Exchange Notice may be delivered with respect to S-SCUs either (A) having a value of less than $500,000 calculated by multiplying the Common Stock Amount with respect to such S-SCUs by the Current Per Share Market Price or (B) if a holder does not own S-SCUs having a value of $500,000 or more, constituting less than all of the S-SCUs owned by such holder, and

(ii) Series S Exchange Rights may only be exercised with respect to S-SCUs issued at least one year prior to delivery of the Exchange Notice.

(e)           Within thirty (30) days after receipt by the Company or the Operating Partnership of any Series S Exchange Notice delivered in accordance with the requirements of Subsection 7(a) hereof, the Company or the Operating Partnership, as applicable, shall deliver to the Series S Exercising Holder a notice (a “Series S Election Notice”), which Series S Election Notice shall set forth the computation of the Series S Exchange Consideration and, in the case of a Series S Election Notice delivered by the Company, shall specify the form of the Series S Exchange Consideration (which shall be in accordance with Subsection 7(b) hereof), to be paid by the Company or the Operating Partnership, as applicable to such Series S Exercising Holder and the date, time and location for completion of the purchase and sale of the Series S Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of Series S Offered Units with respect to which (x) the Operating Partnership is required to pay the Series S Exchange Consideration by issuance of Common Units or (y) the Company has elected to pay the Series S Exchange Consideration by issuance of shares of Common Stock, ten (10) days after the delivery by the Company or the Operating Partnership, as applicable, of the Series S Election Notice for the Series S Offered Units or (B) in the case of Series S Offered Units with respect to which the Company has elected to pay the Series S Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the Series S Exchange Notice for such Series S Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the Series S Offered Units.  Notwithstanding the foregoing, each of the Company and the Operating Partnership agrees to use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible.  If the Company or the Operating Partnership, as applicable, has delivered a Series S Election Notice to the Series S Exercising Holder with respect to a Series S Exchange Notice, the Series S Exchange Notice may not be withdrawn or modified by the Series S Exercising Holder (except to the extent of any deemed modification required by Subsection 7(c) above) without the consent of the General Partner.  Similarly, if the Company or the Operating Partnership delivers a Series S Election Notice to a Series S Exercising Holder, the Company or the Operating Partnership, as applicable, may not modify the Series S Election Notice without the consent of the Series S Exercising Holder.

(f) At the closing of the purchase and sale of Series S Offered Units, payment of the Series S Exchange Consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Series S Exercising Holder with respect to (x) its due authority to sell all of the right, title and interest in and to such Series S Offered Units to the Company or the Operating Partnership, as applicable, (y) the status of the Series S Offered Units being sold, free and clear of all Liens and (z) its intent to acquire the Common Stock or Common Units, as applicable, for investment purposes and not for distribution, and (B) the Company or the Operating Partnership, as applicable, with respect to due authority for the purchase of such Series S Offered Units, and (ii) to the extent that any shares of Common Stock or Common Units are issued in payment of the Series S Exchange

Consideration or any portion thereof, (A) an opinion of counsel for the Company or the Operating Partnership, as applicable, reasonably satisfactory to the Series S Exercising, to the effect that (I) such shares of Common Stock or Common Units, as applicable, have been duly authorized, are validly issued, fully-paid and non-assessable and (II) if shares of Common Stock are issued, that the issuance of such shares will not violate the applicable Ownership Limit, and (B) a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name of the Series S Exercising Holder or its designee, with an appropriate legend reflecting that such shares or units are not registered under the Securities Act of 1933, as amended, and may not be offered or sold unless registered pursuant to the provisions of such act or an exemption therefrom is available as confirmed by an opinion of counsel satisfactory to the Company or the Operating Partnership, or an executed amendment to the Partnership Agreement reflecting the Series S Exercising Holder as a holder of the applicable number of Common Units, as applicable.

(g) To facilitate the Company’s ability to fully perform its obligations hereunder, the Company covenants and agrees, for the benefit of the holders from time to time of S-SCUs, as follows:

(i) At all times during the pendency of the Series S Exchange Rights, the Company shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the Company to issue such shares in full payment of the Series S Exchange Consideration in regard to all S-SCUs which are from time to time outstanding.

(ii) As long as the Company shall be obligated to file periodic reports under the Exchange Act, the Company will timely file such reports in such manner as shall enable any recipient of Common Stock issued to holders of S-SCUs hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

(iii) Each holder of S-SCUs, upon request, shall be entitled to receive from the Operating Partnership in a timely manner all reports filed by the Company with the SEC and all other communications transmitted from time to time by the Company to its shareholders generally.

(iv) Other than as contemplated under the terms of the Rights Agreement, issuances of stock pursuant to the Company’s dividend reinvestment plan (as described in the Company’s prospectus dated June 12, 2001) or any customary dividend reinvestment plan adopted by the Company after that date and other than the issuance of deferred stock awards or the grant of stock options to officers, directors and employees of the Company, the Company shall not issue or sell any shares of Common Stock or other equity securities or any instrument convertible into any equity security for a consideration less than the fair value of such Common Stock or other equity security, as determined in each case by the board of directors of the Company in its sole discretion, and under no circumstances shall the Company declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of holders of the S-SCUs under this Exhibit H and the Partnership Agreement (as reasonably determined by the board of directors of the Company).  The provisions of this clause (iv) of Subsection 7(g) shall not prohibit the Company from issuing shares of its Common Stock or other equity securities or any instrument convertible into any equity security in lieu of a cash dividend declared by the Company.

(h) To facilitate the Operating Partnership’s ability to fully perform its obligations hereunder, the Operating Partnership covenants and agrees, for the benefit of the holders from time to time of S-SCUs, as follows:

(i) At all times during the pendency of the Series S Exchange Rights, the Operating Partnership shall reserve for issuance such number of Common Units as may be necessary to enable the Operating Partnership to issue such units in full payment of the Series S Exchange Consideration in regard to all S-SCUs which are from time to time outstanding.

(ii) Other than partnership interests issuable to the Company which correspond to issuances by the Company pursuant to the Rights Agreement, its current dividend reinvestment plan (as described in the Company’s prospectus dated June 12, 2001) or any customary dividend reinvestment plan adopted by the Company after that date, or issuances by the Company of deferred stock awards or the grant of stock options, to officers, directors and employees of the Company, the Operating Partnership shall not issue or sell any Common Units or any instrument convertible into Common Units for a consideration less than the fair value of such Common Units, as determined in each case by the board of directors of the Company, in its sole discretion, and under no circumstances shall the Operating Partnership declare any Common Unit dividend, Common Unit split, Common Unit distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of holders of the S-SCUs under this Exhibit H and the Partnership Agreement (as reasonably determined by the board of directors of the Company).  The provisions of this clause (ii) of Subsection 7(h) shall not prohibit the Operating Partnership from making a Distribution of Common Units in Lieu of Cash.

(i) All Series S Offered Units tendered to the Company or to the Operating Partnership, as applicable, in accordance with the exercise of Series S Exchange Rights shall be delivered to the Company or to the Operating Partnership, as applicable, free and clear of all Liens and should any Liens exist or arise with respect to such Units, the Company or the Operating Partnership, as applicable, shall be under no obligation to acquire the same unless, in connection with such acquisition, the Company or the Operating Partnership, as applicable, has elected to pay such portion of the Series S Exchange Consideration in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration, and the

Company or the Operating Partnership, as applicable, is expressly authorized to apply such portion of the Series S Exchange Consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full.  In the event any state or local property transfer tax is payable as a result of the transfer of Series S Offered Units to the Company, the transferring holder thereof shall assume and pay such transfer tax.

(j) Subject to the restrictions on transfer set forth in the Partnership Agreement and in Section 8 hereof, the Assignee of any holder of S-SCUs may exercise the rights of such holder of S-SCUs pursuant to this Section 7, and such holder of S-SCUs shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such holder’s Assignee.  In connection with any exercise of such rights by such Assignee on behalf of such holder, the Series S Exchange Consideration shall be paid by the Company or the Operating Partnership, as applicable, directly to such Assignee and not to such holder.

(k) In the event that the Company shall be a party to any transaction (including, without limitation, a merger, consolidation or statutory share exchange with respect to the Common Stock), in each case as a result of which shares of Common Stock are converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), the Series S Exchange Consideration payable thereafter by the Company pursuant to clauses (B) and (C) of Subsection 7(b) in lieu of a share of Common Stock shall be the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) that was received upon consummation of such transaction in return for one share of Common Stock, and the Series S Exchange Consideration payable by the Operating Partnership pursuant to the last sentence of Subsection 7(b) shall be adjusted accordingly.

(l) As of the date hereof (i) the Conversion Factor is 1.0 and (ii) the Common Unit Conversion Factor is 1.0.

(m) The provisions of Article XI, Exhibit D and Exhibit F of the Partnership Agreement shall not apply to the S-SCUs or to any Common Units received in exchange for, or upon the conversion of, any S-SCUs in accordance with the terms of this Exhibit H.  Exhibit I of the Partnership Agreement sets forth the exchange rights of the Common Units received in exchange for, or upon the conversion of, S-SCUs in accordance with the terms of this Exhibit H.

8.           Restrictions on Transfer.

(a)           In addition to Transfers permitted pursuant to Article IX of the Partnership Agreement, but subject to Section 9.3 of the Partnership Agreement, the General Partner hereby consents to (i) an Approved Transfer of S-SCUs, and (ii) the admission of any transferee of a S-SCU pursuant to any Approved Transfer as a Substituted Limited Partner (and the conditions set forth in Section 9.2 of the Partnership Agreement for such admission will be deemed satisfied) upon the filing with the Operating Partnership of (A) a duly executed and acknowledged instrument of assignment between the transferor and the transferee specifying the S-SCUs being assigned, setting forth the intention of the transferor that such transferee succeed to the transferor’s interest as a Limited Partner with respect to the S-SCUs being assigned and agreement of the transferee assuming all of the obligations of a Limited Partner under the Partnership Agreement with respect to such transferred S-SCUs accruing from and after the date of transfer, (B) a duly executed and acknowledged instrument by which the transferee confirms to the Operating Partnership that it accepts and adopts the provisions of the Partnership Agreement applicable to a Limited Partner and (C) any other instruments reasonably required by the General Partner and payment by the transferor of a transfer fee to the Operating Partnership sufficient to cover the reasonable expenses of the transfer, if any.

(b)           For the purposes of this Section 8, an “Approved Transfer” shall mean

(i) any pledge by an initial holder of S-SCUs or any permitted transferee thereof to an institutional lender as security for a bona fide obligation of the holder, and any transfer to any such pledgee or any designee thereof or purchaser therefrom following a default in the obligation secured by such pledge; or

(ii) any transfer by Monroeville Mall Partners, L.P. or its Affiliate to Donald Soffer, Rita Soffer Leeds, Eugene Kessler, Jeffrey Soffer, Jacquelyn Soffer, Jill Soffer, Brooke Soffer Perez or Marsha Soffer, or to any trust for their benefit, provided however, that the aggregate number of holders of record of S-SCUs shall not, as a result of any such transfers, exceed eight (8).

9.           Acquisition and Demand Redemption.

(a)           Holders of outstanding S-SCUs (or OPUs received upon redemption by the Operating Partnership of such S-SCUs) shall have the right, subject to and in accordance with the provisions of this Section, to request, pursuant to an Acquisition Notice, that the Operating Partnership (i) directly, or through an affiliate, accept by assignment an agreement (the “Acquisition Agreement”) to acquire a Qualifying Property, and (ii) promptly following the closing of the acquisition of such Qualifying Property pursuant to the Acquisition Agreement, to distribute it (and all associated assets or agreements acquired in conjunction with such Qualifying Property) among such Holders in the manner specified in such Acquisition Notice in redemption of their S-SCUs (or OPUs, as applicable) having an aggregate value equal to the Acquisition Price (the “Redemption S-SCUs”).

(b)           An Acquisition Notice shall be in the form set forth in Attachment 2 hereto and may only be given (i) during the period commencing on the second anniversary and terminating on the third anniversary of the Closing under the Contribution Agreement, or (ii) at any time after the seventh anniversary of the Closing under the Contribution Agreement.  One or more Acquisition Notices may be given during either of such periods, provided that (1) any Acquisition Notice may only be with respect to a Qualifying Property having an Acquisition Price that does not exceed the value of the S-SCUs (and OPUs, as applicable) that are then held by such Holders free and clear of any lien, encumbrance or rights of third parties and that have not been the subject of a prior Acquisition Notice, unless in conjunction with their Acquisition Notice, the Holders jointly and severally undertake to contribute such excess amount to the Operating Partnership on account of their Redemption S-SCUs (and not as a loan) concurrently with the closing of the acquisition of the Qualifying Property, (2) no Acquisition Notice may be

for an Acquisition Price less than $5 million, (3) Acquisition Notices given under clause (i) of the preceding sentence may only be delivered with respect to one or more Qualifying Properties having in the aggregate an Acquisition Price not to exceed $40 million, and (4) Acquisition Notices given under clause (ii) of the preceding sentence may only be delivered with respect to one or more Qualifying Properties having in the aggregate an Acquisition Price not to exceed $20 million unless the Acquisition Notice is given within one year following receipt of a Protection Period Termination Notice by the Operating Partnership.

(c)           Upon receipt of an Acquisition Notice, the Operating Partnership shall use its best efforts (except that the Operating Partnership shall not be required to incur any liability (contingent or otherwise), expense or loss, including without limitation, any potential liability as an owner of the Qualifying Property under any environmental law or regulation, except to the extent expressly provided herein) to acquire (or cause an affiliate to acquire) the Qualifying Property and distribute it to such Holders in the manner specified in such Acquisition Notice and in accordance with the terms of this Section.  An Acquisition Notice once dispatched may not be withdrawn except with the written consent of the Operating Partnership.  From and after the redemption of the Redemption S-SCUs, all distributions shall cease to be payable with respect to the Redemption S-SCUs, the Redemption S-SCUs shall no longer be deemed outstanding and all rights of Holders with respect to the Redemption S-SCUs shall terminate.

(d)           A “Qualifying Property” shall be any real estate property the acquisition and ownership of which, in the opinion of counsel to the Operating Partnership and the Company, will not (i) jeopardize the status of the Company as a real estate investment trust under the Code, or (ii) cause the Operating Partnership or any of its affiliates to incur any liability (contingent or otherwise), expense or loss, including without limitation, any potential liability as an owner of the Qualifying Property under any environmental law or regulation, other than (1) a solely monetary liability, expense or loss the full amount of which has been included in the Acquisition Price, or (2) a liability, expense or loss for which the Operating Partnership has been fully indemnified under terms and by an indemnitor reasonably satisfactory to the Operating Partnership.  A Qualifying Property must, following its acquisition pursuant to the Acquisition Agreement, be freely transferable (including, without limitation, under the terms of any indebtedness encumbering the Qualifying Property) without liability, expense or loss to the Operating Partnership or its affiliates other than a solely monetary liability, expense or loss the full amount of which has been included in the Acquisition Price.  The Holders delivering the Acquisition Notice shall have the right to arrange to finance the purchase of the Qualifying Property with a loan (an “Acquisition Loan”), the terms of which shall be satisfactory to such Holders in the exercise of their sole discretion; provided, however, that in no event shall the Operating Partnership or any of its affiliates be subject to any personal liability under any of the documents or instruments evidencing or securing an Acquisition Loan or as a result of an Acquisition Loan (unless the Operating Partnership shall have been fully indemnified for such liability under terms and by an indemnitor reasonably satisfactory to the Operating Partnership).  The Operating Partnership shall cooperate with such Holders to reduce the transfer and recordation taxes and other costs associated with the conveyance of the Qualifying Property to such Holders in exchange for the Redemption S-SCUs, and the parties anticipate that the Operating Partnership may organize a single member limited liability company to acquire the Qualifying Property and then convey the membership interests in such limited liability company to the Holders.

(e)           An Acquisition Agreement shall be an agreement that (i) has been duly executed and is fully binding upon the seller and purchaser, and which purchaser shall include one or more of such Holders or an affiliate thereof, (ii) expressly provides for the due assignment of all of purchaser’s rights thereunder to the Operating Partnership or its affiliates, (iii) imposes no restriction or limitation on the ability of the Operating Partnership or its affiliates to transfer the Qualifying Property to the Holders in redemption of their Redemption S-SCUs as contemplated in the Acquisition Notice, and (iv) does not provide for the closing thereunder to occur as of the last day of a calendar month.

(f)           Following delivery of an Acquisition Notice and until redemption by the Operating Partnership of the Redemption S-SCUs, the Holders and their affiliates identified in the Acquisition Notice may not transfer, encumber or grant any third party rights to or in any of their S-SCUs (and OPUs, as applicable).  The Operating Partnership shall redeem the Redemption S-SCUs within 15 business days of the closing of the acquisition of the Qualifying Property.  The Holders and the Operating Partnership (and their affiliates) will execute such additional documents and agreements reasonably necessary to accomplish the transfer to the Holders of the Qualifying Property and the redemption of the Redemption S-SCUs.  At the closing of the redemption of the Redemption S-SCUs, the Operating Partnership shall also pay in cash to the Holders of the Redemption S-SCUs on the date of such closing all distribution shortfalls for prior periods with respect to such Redemption S-SCUs described in Subsection 6.2(b)(i) of the Partnership Agreement.

(g)           For purposes of this Section, (i) the “Acquisition Price” shall be the purchase price and related transaction costs specified by the Holders in their Acquisition Notice, net of any indebtedness or other liabilities encumbering or otherwise secured by such property, including any Acquisition Loan, (ii) for redemptions under Acquisition Notices delivered pursuant to Subsection 9(b)(i) above, the value of each Redemption S-SCUs held by the Holders shall be deemed to be $78.10 ($39.05 after the 6/15/05 Stock Split), reduced by the amount of $2.35 ($1.175 after the 6/15/05 Stock Split) per Redemption S-SCU (the “Reduction Amount”), which Reduction Amount shall be reduced by 5% upon each date on which payment of a quarterly distribution is made on account of such Redemption S-SCU following the second anniversary of the Closing under the Contribution Agreement, and (iii) for redemptions under Acquisition Notices delivered pursuant to Subsection 9(b)(i) above, the value of each Redemption S-SCUs held by the Holders shall be deemed to be the product of the Current Per Share Market Price per share of Common Stock and the Common Stock Amount applicable to such Redemption S-SCU, computed as of the tenth business day prior to the Acquisition Notice.

(h)             For purposes of this Section, a “Protection Period Termination Notice” shall mean any notice contractually required to be delivered by the Operating Partnership to such Holders of the Redemption S-SCUs to the effect that either (i) a substantial possibility exists that the Operating Partnership will dispose of the property contributed to the Operating Partnership in exchange for such Holders’ S-SCUs, or (ii) the Operating Partnership will not offer such Holders “bottom guarantees” after expiration of any applicable tax protection period provided under such contract.

(i)           Solely for purposes of this Section, a Holder of S-SCUs shall mean a Person issued S-SCUs by the Operating Partnership and any permitted transferee thereof (including, without limitation, a Substitute Limited Partner).

10.           Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

11.           Severability of Provisions.  If any rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the S-SCUs set forth in the Partnership Agreement and this Exhibit H are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of S-SCUs set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the S-SCUs herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

12.           No Preemptive Rights.  No holder of S-SCUs shall be entitled to any preemptive rights to subscribe for or acquire any unissued units of the Operating Partnership (whether now or hereafter authorized) or securities of the Operating Partnership convertible into or carrying a right to subscribe to or acquire units of the Operating Partnership.

[Signature on Next Page]

IN WITNESS WHEREOF, CBL Holdings I, Inc., solely in its capacity as the general partner of the Operating Partnership, has caused this Terms of Series S Special Common Units to be duly executed by its Vice Chairman of the Board this 28 day of July, 2004.

CBL HOLDINGS I, INC.

By:           /s/ John N. Foy
Name: John N. Foy
Title: Vice Chairman of the Board and
Chief Financial Officer
Acknowledged and Agreed:
CBL & Associates Properties, Inc.
By:           /s/ John N. Foy
Name: John N. Foy
Title: Vice Chairman of the Board and
Chief Financial Officer

Attachment 1 to Exhibit H
Form of Put Notice

To:           CBL & Associates Limited Partnership (the “Operating Partnership”)

Pursuant to the terms of that certain Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership, dated June 15, 2005 and as may be further amended (the “Partnership Agreement”), the undersigned, as a Successor Holder (as defined in the Partnership Agreement), does hereby provide this written notice to the Operating Partnership.  The undersigned does hereby state as follows:

1.           The undersigned is a Successor Holder as defined in the Partnership Agreement and, as of the date hereof, holds _________ S-SCUs (as defined in the Partnership Agreement).

2.           The Original Holder of the S-SCUs held by the undersigned was __________.

3.           The date of death of the Original Holder was _________.

4.           The undersigned hereby exercises the Put Rights set forth in Subsection 5(a) of Exhibit H to  the Partnership Agreement and shall require the Operating Partnership to redeem _______ of the S-SCUs referenced above for the Put Consideration, as defined in Exhibit H to the Partnership Agreement.

This Put Notice is dated _________.

Signed:                      ______________________________
Successor Holder

Attachment 2 to Exhibit H

Record Holder	Original Holder	Percentage	Number of S-SCU’s

1. Monroeville Mall Partners, L.P.			767667
	Don Soffer	29.8019%	228,779
	Eugene Kessler	6.3529%	48,769
	Jeffrey Soffer	23.0832%	177,202
	Marsha Soffer	2.2989%	17,648
	Jacquelyn Soffer	23.0832%	177,202
	Jill Soffer	2.1847%	16,771
	Booke Soffer Perez	2.1671%	16,636
	Rita Soffer Leeds	7.4137%	56,913
	Jay Schwartz	1.0936%	8,395
	Dan Schwartz	1.0936%	8,395
	Barrie Schwartz	1.0936%	8,395
	Ray Parello	0.3336%	2,561
		100.0000%	767667

2. Monroeville Mall TIC’s II			12804
	Don Soffer	60.4000%	7734
	Eugene Kessler	5.4000%	691
	Rita Soffer Leeds	31.0000%	3969
	Jeffrey Soffer	0.6400%	82
	Marsha Soffer	0.6400%	82
	Jacquelyn Soffer	0.6400%	82
	Jill Soffer	0.6400%	82
	Booke Soffer Perez	0.6400%	82
		100.0000%	12804

EXHIBIT I

Exchange Rights of Common Units

Issued In Exchange For or Upon Redemption of S-SCUs

1.           At any time, subject to the remainder of this Exhibit I, a holder of Common Units issued in exchange for or upon the redemption of S-SCUs (such Common Units are referred to herein as “MCUs”) shall have the right to exchange all or any portion of such holder’s MCUs (the “MCU Offered Units”) for MCU Exchange Consideration (as defined below), subject to the limitations contained in Sections 3 and 4 below.  Any such MCU Exchange Right shall be exercised pursuant to an exchange notice comparable to the Exchange Notice required under Exhibit D to the Partnership Agreement (such notice, a “MCU Exchange Notice”) delivered by the holder exercising the MCU Exchange Right (the “MCU Exercising Holder”) to the Company.

2.           The exchange consideration (the “MCU Exchange Consideration”) payable by the Company to each MCU Exercising Holder shall be equal to the product of (x) the Common Stock Amount with respect to the MCU Offered Units multiplied by (y) the Current Per Share Market Price, each computed as of the date on which the MCU Exchange Notice was delivered to the Company.  The MCU Exchange Consideration shall, in the sole and absolute discretion of the Company, be paid in the form of (A) cash, or cashier’s or certified check, or by wire transfer of immediately available funds to the MCU Exercising Holder’s designated account or (B) subject to the applicable Ownership Limit, by the issuance by the Company of a number of shares of its Common Stock equal to the Common Stock Amount with respect to the MCU Offered Units or (C) subject to the applicable Ownership Limit, any combination of cash and Common Stock (valued at the Current Per Share Market Price).

3.           Notwithstanding anything herein to the contrary, any MCU Exchange Right may only be exercised to the extent that, upon exercise of the MCU Exchange Right, assuming payment by the Company of the MCU Exchange Consideration in shares of Common Stock, the MCU Exercising Holder will not, on a cumulative basis, Beneficially Own or Constructively Own shares of Common Stock, including shares of Common Stock to be issued upon exercise of the MCU Exchange Right, in excess of the applicable Ownership Limit.  If a MCU Exchange Notice is delivered to the Company but, as a result of the applicable Ownership Limit or as a result of restrictions contained in the certificate of incorporation of the Company, the MCU Exchange Right cannot be exercised in full as aforesaid, the MCU Exchange Notice shall be deemed to be modified to provide that the MCU Exchange Right shall be exercised only to the extent permitted under the applicable Ownership Limit under the certificate of incorporation of the Company, and the MCU Exchange Notice with respect to the remainder of such MCU Exchange Right shall be deemed to have been withdrawn.

4.           MCU Exchange Rights may be exercised at any time and from time to time, provided, however, that, except with the prior written consent of the General Partner, (x) only one (1) MCU Exchange Notices may be delivered to the Company by all holders of MCUs during any consecutive twelve (12) month period; and (y) no MCU Exchange Notice may be delivered with respect to MCUs either (i) having a value of less than $250,000 calculated by multiplying the Common Stock Amount with respect to such MCUs by the

Current Per Share Market Price or (ii) if a holder does not own MCUs having a value of $250,000 or more, constituting less than all of the MCUs owned by such holder.

5.             Within thirty (30) days after receipt by the Company of any MCU Exchange Notice delivered in accordance with the requirements of Section 1 hereof, the Company shall deliver to the MCU Exercising Holder a notice (a “MCU Election Notice”), which MCU Election Notice shall set forth the computation of the MCU Exchange Consideration and shall specify the form of the MCU Exchange Consideration (which shall be in accordance with Section 2 hereof), to be paid by the Company to such MCU Exercising Holder and the date, time and location for completion of the purchase and sale of the MCU Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of MCU Offered Units with respect to which the Company has elected to pay the MCU Exchange Consideration by issuance of shares of Common Stock, ten (10) days after the delivery by the Company of the MCU Election Notice for the MCU Offered Units or (B) in the case of MCU Offered Units with respect to which the Company has elected to pay the MCU Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the MCU Exchange Notice for such MCU Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the MCU Offered Units.  Notwithstanding the foregoing, the Company agrees to use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible.  If the Company has delivered a MCU Election Notice to the MCU Exercising Holder with respect to a MCU Exchange Notice, the MCU Exchange Notice may not be withdrawn or modified by the MCU Exercising Holder (except to the extent of any deemed modification required by Section 3 hereof) without the consent of the General Partner.  Similarly, if the Company delivers a MCU Election Notice to a MCU Exercising Holder, the Company may not modify the MCU Election Notice without the consent of the MCU Exercising Holder.

6.           At the closing of the purchase and sale of MCU Offered Units, payment of the MCU Exchange Consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the MCU Exercising Holder with respect to (x) its due authority to sell all of the right, title and interest in and to such MCU Offered Units to the Company, (y) the status of the MCU Offered Units being sold, free and clear of all Liens and (z) its intent to acquire the Common Stock for investment purposes and not for distribution, and (B) the Company with respect to due authority for the purchase of such MCU Offered Units, and (ii) to the extent that any shares of Common Stock are issued in payment of the MCU Exchange Consideration or any portion thereof, (A) an opinion of counsel for the Company reasonably satisfactory to the MCU Exercising Holder, to the effect that (I) such shares of Common Stock have been duly authorized, are validly issued, fully-paid and non-assessable and (II) that the issuance of such shares will not violate the applicable Ownership Limit, and (B) a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name of the MCU Exercising Holder or its designee, with an appropriate legend reflecting that such shares or units are not registered under the Securities Act of 1933, as amended, and may not be offered or sold unless registered pursuant to the provisions of such Act or an exemption therefrom is available as confirmed by an opinion of counsel satisfactory to the Company.

7.           To facilitate the Company’s ability to fully perform its obligations hereunder, the Company covenants and agrees, for the benefit of the holders from time to time of MCUs, as follows:

(a)           At all times during the pendency of the MCU Exchange Rights, the Company shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the Company to issue such shares in full payment of the MCU Exchange Consideration in regard to all MCUs which are from time to time outstanding.

(b)           As long as the Company shall be obligated to file periodic reports under the Exchange Act, the Company will timely file such reports in such manner as shall enable any recipient of Common Stock issued to holders of MCUs hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

(c)           Each holder of MCUs, upon request, shall be entitled to receive from the Operating Partnership in a timely manner all reports filed by the Company with the SEC and all other communications transmitted from time to time by the Company to its shareholders generally.

(d)           Other than as contemplated under the terms of the Rights Agreement, dated April 30, 1999, as amended from time to time, and any successor agreement thereof, issuances of stock pursuant to the Company’s dividend reinvestment plan (as described in the Company’s prospectus dated August 15, 1995) or any customary dividend reinvestment plan adopted by the Company after that date and other than the issuance of deferred stock awards or the grant of stock options to officers, directors and employees of the Company, the Company shall not issue or sell any shares of Common Stock or other equity securities or any instrument convertible into any equity security for a consideration less than the fair value of such Common Stock or other equity security, as determined in each case by the board of directors of the Company, in consultation with the Company’s professional advisors, and under no circumstances shall the Company declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of holders of the MCUs under this Exhibit I and the Agreement.  The provisions of this clause (iv) of Section 7 shall not prohibit the Company from issuing shares of its Common Stock or other equity securities or any instrument convertible into any equity security in lieu of a cash dividend declared by the Company, provided, however, that the shares being issued are valued for this purpose at no less than the Current Per Share Market Price.

8.           All MCU Offered Units tendered to the Company in accordance with the exercise of MCU Exchange Rights shall be delivered to the Company free and clear of all Liens and should any Liens exist or arise with respect to such Units, the Company shall be under no obligation to acquire the same unless, in connection with such acquisition, the Company has elected to pay such portion of the MCU Exchange Consideration in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing

Lien to be discharged in full upon application of all or a part of such consideration, and the Company is expressly authorized to apply such portion of the MCU Exchange Consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full.  In the event any state or local property transfer tax is payable as a result of the transfer of MCU Offered Units to the Company, the transferring holder thereof shall assume and pay such transfer tax.

9.           Subject to the restrictions of transfer set forth in the Agreement, the Assignee of any holder of MCUs may exercise the rights of such holder of MCUs pursuant to this Exhibit I, and such holder of MCUs shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such holder’s Assignee.  In connection with any exercise of such rights by such Assignee on behalf of such holder, the MCU Exchange Consideration shall be paid by the Company directly to such Assignee and not to such holder.

10.           In the event that the Company shall be a party to any transaction (including, without limitation, a merger, consolidation or statutory share exchange with respect to the Common Stock), in each case as a result of which shares of Common Stock are converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), the MCU Exchange Consideration payable thereafter by the Company pursuant to clauses (B) and (C) of Section 2 in lieu of a share of Common Stock shall be the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) that was received upon consummation of such transaction in return for one share of Common Stock.

11.           The provisions of Article XI and Exhibit D or Exhibit F of the Agreement shall not apply to the MCUs.

12.           Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement.

[Signature on Next Page]

IN WITNESS WHEREOF, CBL & Associates Properties, Inc. has caused this Exchange Rights of Common Units Issued in Exchange For or Upon Redemption of S-SCUs to be duly executed this 28 day of July, 2004.

CBL & ASSOCIATES PROPERTIES, INC.

By:           /s/ John N. Foy
Name: John N. Foy
Title: Vice Chairman of the Board and
Chief Financial Officer

Acknowledged and Agreed:

CBL & ASSOCIATES LIMITED PARTNERSHIP

By:        CBL Holdings I, Inc.,

solely in its capacity as general partner

By:           /s/ John N. Foy
Name: John N. Foy
Title: Vice Chairman of the Board and
Chief Financial Officer

EXHIBIT J

TERMS
OF
SERIES L SPECIAL COMMON UNITS
OF
CBL & ASSOCIATES LIMITED PARTNERSHIP
(the “Operating Partnership”)

Pursuant to Article 4.4 of the
Second Amended and Restated Partnership Agreement of
the Operating Partnership

WHEREAS, Article 4.4 of the Second Amended and Restated Partnership Agreement of the Operating Partnership (as amended through June 1, 2005, and as the same may hereafter be amended as permitted therein and herein, the “Partnership Agreement”) grants CBL Holdings I, Inc., the general partner of the Operating Partnership (the “General Partner”), authority to cause the Operating Partnership to issue interests in the Operating Partnership to persons other than the General Partner in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion.  (For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Partnership Agreement.)

WHEREAS, the Company (as defined in the Partnership Agreement) has declared a stock dividend of one share of Common Stock for each outstanding share of Common Stock   and has set the record date for such stock dividend as June 1, 2005 and a payment date of June 15, 2005 (the “6/15/05 Stock Split”).

NOW THEREFORE, the General Partner hereby designates a series of priority units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such units, as follows:

1.           Designation and Amount.

The units of such series shall be designated “Series L Special Common Units” (the “L-SCUs”) and the number of units constituting such series shall initially be 285,850 (and shall be 571,700 after the 6/15/05 Stock Split).  The rights and obligations of the L-SCUs shall be as set forth herein (to the extent not inconsistent with the Partnership Agreement) and in the Partnership Agreement.  The Operating Partnership may not issue any additional L-SCUs unless (i) the issuance is required to deliver additional consideration as required by the terms of the Contribution Agreement, dated as of March 18, 2005, among Newburgh/Six Mile Limited Partnership, Schostak Laurel Park Retail Holding LLC and the Operating Partnership (the “Contribution Agreement”) or (ii) it has obtained the prior written consent of the holders of record of a majority of the outstanding L-SCUs (“Majority Holders”).  Nothing in the foregoing shall be deemed to limit the right and power of the General Partner to cause the Operating

Partnership to designate and issue additional L-SCUs, designate and issue other series of units, and/or designate and issue other securities to the fullest extent permitted under the terms of the Partnership Agreement and this Exhibit J.

2.           Distribution Rights.

(a)           Holders of L-SCUs shall be entitled to receive distributions with respect to the L-SCUs in the manner and to the fullest extent set forth in the Partnership Agreement.

(b)  L-SCU Basic Distribution Amount.      Until the earlier to occur of (i) June 1, 2020 or (ii) the date upon which the L-SCU Threshold is met, holders of the L-SCUs shall be entitled to receive distributions equal to the L-SCU Basic Distribution Amount as provided in Subsection 6.2(c)(ii) of the Partnership Agreement.  The foregoing amounts shall be adjusted to reflect any splits, reverse splits, distributions of Common Units or similar adjustments to the amount of the Operating Partnership’s outstanding Common Units.

(c)           Additional Distributions.     Until the earlier to occur of (i) June 1, 2020 or (ii) the date upon which the L-SCU Threshold is met, Holders of L-SCUs shall be entitled to receive additional quarterly distributions with respect to the L-SCUs in the event that the quarterly distributions to the holders of Common Units exceed the L-SCU Basic Distribution Amount on a per unit basis with such additional distribution to the holders of L-SCUs to be in the amount of such excess (the “Additional Distributions”) and such Additional Distributions shall be payable in the same manner as distributions are made to holders of Common Units.

(d)           Distribution Procedures.     Distributions with respect to the L-SCUs shall be payable quarterly on the dates designated by the General Partner for the payment of distributions to the holders of Common Units.  Any distribution payable on the L-SCUs for the quarter in which the L-SCUs are first issued will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions will be payable to holders of record of the L-SCUs as they appear in the records of the Operating Partnership at the close of business on the applicable record date, which shall be the record date designated by the General Partner for the payment of distributions for such quarter to the holders of Common Units.

(e)           L-SCU Distribution Threshold and Conversion to Distribution Rights of Common Units.  At the earlier to occur of (i) such time as the holders of Common Units have received distributions that have equaled or exceeded the L-SCU Basic Distribution Amount payable to holders of L-SCUs for each of four consecutive calendar quarters (the “L-SCU Threshold”); or (ii) June 1, 2020, then the distribution rights of holders of all L-SCUs shall be converted to the distribution rights of holders of Common Units and there shall be no further distinction between the distribution rights attributable to L-SCUs and the distribution rights attributable to Common Units.  Specifically and by way of clarification, upon the occurrence of the events set forth in this Subsection 2(e), there shall be no further priority distributions paid or payable to the holders of L-SCUs pursuant to Subsection 6.2(c) of the Partnership Agreement and each holder of L-SCUs shall automatically thereupon be deemed to hold the distribution rights attributable to Common Units in the same per unit amount as such holder holds L-SCUs.  Following a conversion of distribution rights, all other rights attributable to L-SCUs shall remain as stated in this Exhibit J.

(f)           At such time, if any, as there is any distribution shortfall as described in Subsection 6.2(c)(iii) of the Partnership Agreement, none of the Operating Partnership, the General Partner or the REIT will redeem, purchase or otherwise acquire for any consideration (or any moneys be paid to or made available for any sinking fund for the redemption of any such units) any Common Units or any other units of interest in the Partnership by their terms ranking junior as to distributions to the rights of the L-SCUs (except by conversion into or exchange for shares of Common Stock of the REIT or other units of the Operating Partnership ranking junior to the L-SCUs as to distributions).

(g)           Distributions with respect to the L-SCUs are intended to qualify as permitted distributions of cash that are not treated as a disguised sale within the meaning of Regulation Section 1.707-4 and the provisions of this Exhibit J shall be construed and applied consistent with such Regulations.

3.             Rights of L-SCU Holders.

(a)           So long as any L-SCUs remain outstanding, the Operating Partnership shall not, without the affirmative vote or consent of the holders of two-thirds of the L-SCUs outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting as a class):

(i)           undertake, consent to, or otherwise participate or acquiesce to any recapitalization transaction (including, without limitation, an initial public offering, a merger, consolidation, other business combination, exchange, self-tender offer for all or substantially all of the Common Units, or sale or other disposition of all or substantially all of the Operating Partnership’s assets)(each of the foregoing being herein referred to as a “Recapitalization Transaction”) unless in connection with such Recapitalization Transaction, (x) either each L-SCU outstanding prior to the Recapitalization Transaction will (A) remain outstanding following the consummation of such Recapitalization Transaction without any amendment to the rights and obligation of the holders of the L-SCUs that is materially adverse to the holders of L-SCUs (as reasonably determined by the board of directors of the Company) or (B) be converted into or exchanged for securities of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, distribution rights and terms and conditions of redemption thereof materially no less favorable than those of an L-SCU holder under this Exhibit J and the Partnership Agreement (as reasonably determined by the board of directors of the Company), and (y) each holder of L-SCUs shall have the option to convert its L-SCUs into the amount and type of consideration and/or securities receivable by a holder of the same number of Common Units as such holder of L-SCUs;

(ii)           amend, alter or repeal the provisions of this Exhibit J or Subsection 6.2(b) of the Partnership Agreement, the provisions of Subsections 9.2(a) or 9.2(d) as they apply to holders of L-SCUs or the provisions of Subsection 9.2(c), in each case whether by merger, consolidation or otherwise, in a manner adverse to the holders of the L-SCUs (as reasonably determined by the board of directors of the Company); or

(iii)           otherwise amend, alter or repeal the provisions of the Partnership Agreement in a manner that would adversely affect in any material respect the holders of the L-SCUs disproportionately with respect to the rights of the holders of the Common Units (as reasonably determined by the board of directors of the Company); it being understood that nothing in this Exhibit J shall be deemed to limit the right of the Operating Partnership to issue securities to holders of any interests in the Operating Partnership that rank on a parity with or prior to the L-SCUs with respect to distribution rights and rights upon dissolution, liquidation or winding-up of the Operating Partnership or to amend, alter or repeal the terms of any such securities.
(b)           Unless specifically set forth in this Exhibit J, holders of L-SCUs shall have each and every right, privilege and entitlement as holders of Common Units, including but not limited to voting rights, i.e., each holder of one L-SCU shall have the same voting rights as a holder of one Common Unit and the holders of the L-SCUs shall have the right to vote with the holders of Common Units, as a single class, on any matter on which the holders of Common Units are entitled to vote.  Unless specifically set forth in this Exhibit J or in the Partnership Agreement, holders of L-SCUs do not have rights that are superior or that take priority over the rights of holders of Common Units.  If and to the extent the Operating Partnership may issue to all holders of Common Units Additional Rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase additional Common Units, or any other securities or property of the Operating Partnership, then such additional rights shall automatically be issued to all holders of L-SCUs such that the holders of L-SCUs shall at all times (except as specifically set forth in this Exhibit J) have the rights, privileges and entitlements of holders of Common Units.  Holders of L-SCUs shall have the rights set forth in that certain Registration Rights Agreement dated June 1, 2005 between the holders and the Company (the “Rights Agreement”).

4.             Exchange.

(a)           At any time following the issuance of the L-SCUs, subject to the remainder of this Section 4, a holder of L-SCUs shall have the right (the “Series L Exchange Right”) to exchange all or any portion of such holder’s L-SCU’s (the “Series L Offered Units”) for Exchange Consideration (as defined below), subject to the limitations contained in Subsections 4(c) and 4(d) below.  Any such Series L Exchange Right shall be exercised pursuant to an exchange notice comparable to the Exchange Notice required under Exhibit D to the Partnership Agreement (such notice, a “Series L Exchange Notice”) delivered, at the election of the holder exercising the Series L Exchange Right (the “Series L Exercising Holder”), to the Company or to the Operating Partnership, by the Series L Exercising Holder.

(b)           The exchange consideration (the “Series L Exchange Consideration”) payable by the Company or the Operating Partnership, as applicable, to each Series L Exercising Holder shall be equal to the product of (x) the Common Stock Amount with respect to the Series L Offered Units multiplied by (y) the Current Per Share Market Price, each computed as of the date on which the Series L Exchange Notice was delivered to the Company.  In connection with a Series L Exchange Notice delivered to the Company, the Series L Exchange Consideration shall, in the sole and absolute discretion of the Company, be paid in the form of (A) cash, or cashier’s or certified check, or by wire transfer of immediately available funds to the Series L

Exercising Holder’s designated account or (B) subject to the applicable Ownership Limit, by the issuance by the Company of a number of shares of its Common Stock equal to the Common Stock Amount with respect to the Series L Offered Units or (C) subject to the applicable Ownership Limit, any combination of cash and Common Stock (valued at the Current Per Share Market Price).  In addition to the Series L Exchange Consideration, concurrently with any exchange pursuant to this Section 4, the Operating Partnership shall pay the Series L Exercising Holder cash in an amount equal to any distribution shortfall described in Subsection 6.2(b)(i) of the Partnership Agreement with respect to the Series L Offered Units outstanding on the date of the Exchange.

(c)           Notwithstanding anything herein to the contrary, any Series L Exchange Right with respect to the Company may only be exercised to the extent that, upon exercise of the Series L Exchange Right, assuming payment by the Company of the Series L Exchange Consideration in shares of Common Stock, the Series L Exercising Holder will not, on a cumulative basis, Beneficially Own or Constructively Own shares of Common Stock, including shares of Common Stock to be issued upon exercise of the Series L Exchange Right, in excess of the applicable Ownership Limit.  If a Series L Exchange Notice is delivered to the Company but, as a result of the applicable Ownership Limit or as a result of restrictions contained in the certificate of incorporation of the Company, the Series L Exchange Right cannot be exercised in full as aforesaid, the Series L Exchange Notice shall be deemed to be modified to provide that the Series L Exchange Right shall be exercised only to the extent permitted under the applicable Ownership Limit under the certificate of incorporation of the Company, and the Series L Exchange Notice with respect to the remainder of such Series L Exchange Right shall be deemed to have been withdrawn.

(d)           Series L Exchange Rights may be exercised at any time after the date set forth in Subsection 4(a) above and from time to time, provided, however, that, except with the prior written consent of the General Partner, (x) only one (1) Series L Exchange Notice may be delivered to either the Company or the Operating Partnership by all holders of L-SCUs during any consecutive twelve (12) month period; and (y) no Series L Exchange Notice may be delivered with respect to L-SCUs either (A) having a value of less than $3,000,000 calculated by multiplying the Common Stock Amount with respect to such L-SCUs by the Current Per Share Market Price or (B) if the holders of all of the then-outstanding L-SCUs do not own L-SCUs having a value of $3,000,000 or more as calculated in (A) above, constituting less than all of the L-SCUs owned by such holders as a group.

(e)           Within thirty (30) days after receipt by the Company or the Operating Partnership of any Series L Exchange Notice delivered in accordance with the requirements of Subsection 4(a) hereof, the Company or the Operating Partnership, as applicable, shall deliver to the Series L Exercising Holder a notice (a “Series L Election Notice”), which Series L Election Notice shall set forth the computation of the Series L Exchange Consideration and, in the case of a Series L Election Notice delivered by the Company, shall specify the form of the Series L Exchange Consideration (which shall be in accordance with Subsection 4(b) hereof), to be paid by the Company or the Operating Partnership, as applicable to such Series L Exercising Holder and the date, time and location for completion of the purchase and sale of the Series L Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of Series L Offered Units with respect to which the Company has elected to pay the Series L Exchange

Consideration by issuance of shares of Common Stock, ten (10) days after the delivery by the Company or the Operating Partnership, as applicable, of the Series L Election Notice for the Series L Offered Units or (B) in the case of Series L Offered Units with respect to which the Company has elected to pay the Series L Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the Series L Exchange Notice for such Series L Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the Series L Offered Units.  Notwithstanding the foregoing, each of the Company and the Operating Partnership agrees to use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible.  If the Company or the Operating Partnership, as applicable, has delivered a Series L Election Notice to the Series L Exercising Holder with respect to a Series L Exchange Notice, the Series L Exchange Notice may not be withdrawn or modified by the Series L Exercising Holder (except to the extent of any deemed modification required by Subsection 4(c) above) without the consent of the General Partner.  Similarly, if the Company or the Operating Partnership delivers a Series L Election Notice to a Series L Exercising Holder, the Company or the Operating Partnership, as applicable, may not modify the Series L Election Notice without the consent of the Series L Exercising Holder.

(f)           At the closing of the purchase and sale of Series L Offered Units, payment of the Series L Exchange Consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Series L Exercising Holder with respect to (x) the Series L Exercising Holder’s due authority to sell all of the right, title and interest in and to such Series L Offered Units to the Company or the Operating Partnership, as applicable, (y) the status of the Series L Offered Units being sold, free and clear of all Liens and (z) the Series L Exercising Holder’s intent to acquire the Common Stock for investment purposes and not for distribution, and (B) the Company or the Operating Partnership, as applicable, with respect to due authority of the Company or the Operating Partnership, as applicable, for the purchase of such Series L Offered Units, and (ii) to the extent that any shares of Common Stock are issued in payment of the Series L Exchange Consideration or any portion thereof, (A) an opinion of counsel for the Company or the Operating Partnership, as applicable, reasonably satisfactory to the Series L Exercising, to the effect that (I) such shares of Common Stock have been duly authorized, are validly issued, fully-paid and non-assessable and (II) if shares of Common Stock are issued, that the issuance of such shares will not violate the applicable Ownership Limit, and (B) a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name of the Series L Exercising Holder or its designee, with an appropriate legend reflecting that such shares or units are not registered under the Securities Act of 1933, as amended, and may not be offered or sold unless registered pursuant to the provisions of such Act or an exemption therefrom is available as confirmed by an opinion of counsel satisfactory to the Company or the Operating Partnership.

(g)           To facilitate the Company’s ability to fully perform its obligations hereunder, the Company covenants and agrees, for the benefit of the holders from time to time of L-SCUs, as follows:

(i)           At all times during the pendency of the Series L Exchange Rights, the Company shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the Company to issue such shares in full payment of the Series L Exchange Consideration in regard to all L-SCUs which are from time to time outstanding;

(ii)           As long as the Company shall be obligated to file periodic reports under the Exchange Act, the Company will timely file such reports in such manner as shall enable any recipient of Common Stock issued to holders of L-SCUs hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof;

(iii)           Each holder of L-SCUs, upon request, shall be entitled to receive from the Operating Partnership in a timely manner all reports filed by the Company with the SEC and all other communications transmitted from time to time by the Company to its shareholders generally; and

(iv)           Other than as contemplated under the terms of the Rights Agreement, issuances of stock pursuant to the Company’s dividend reinvestment plan (as described in the Company’s prospectus dated June 12, 2001) or any customary dividend reinvestment plan adopted by the Company after that date and other than the issuance of deferred stock awards or the grant of stock options to officers, directors and employees of the Company, the Company shall not issue or sell any shares of Common Stock or other equity securities or any instrument convertible into any equity security for a consideration less than the fair value of such Common Stock or other equity security, as determined in each case by the board of directors of the Company in its sole discretion, and under no circumstances shall the Company declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of holders of the L-SCUs under this Exhibit J and the Partnership Agreement (as reasonably determined by the board of directors of the Company).  The provisions of this clause (iv) of Subsection 4(g) shall not prohibit the Company from issuing shares of its Common Stock or other equity securities or any instrument convertible into any equity security in lieu of a cash dividend declared by the Company.

 (h)           All Series L Offered Units tendered to the Company or to the Operating Partnership, as applicable, in accordance with the exercise of Series L Exchange Rights shall be delivered to the Company or to the Operating Partnership, as applicable, free and clear of all Liens and should any Liens exist or arise with respect to such Units, the Company or the Operating Partnership, as applicable, shall be under no obligation to acquire the same unless, in connection with such acquisition, the Company or the Operating Partnership, as applicable, has elected to pay such portion of the Series L Exchange Consideration in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration, and the Company or the Operating Partnership, as applicable, is expressly authorized to apply such portion of the Series L Exchange Consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full.  In the event any state or local property transfer tax is payable as a result of the transfer of Series L Offered Units to the Company, the transferring holder thereof shall assume and pay such transfer tax.

(i)           Subject to the restrictions on transfer set forth in the Partnership Agreement and in Section 5 hereof, the Assignee of any holder of L-SCUs may exercise the rights of such holder of L-SCUs pursuant to this Section 4, and such holder of L-SCUs shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such holder’s Assignee.  In connection with any exercise of such rights by such Assignee on behalf of such holder, the Series L Exchange Consideration shall be paid by the Company or the Operating Partnership, as applicable, directly to such Assignee and not to such holder.

(j)           In the event that the Company shall be a party to any transaction including, without limitation, a merger, consolidation or statutory share exchange with respect to the Common Stock, in each case as a result of which shares of Common Stock are converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), the Series L Exchange Consideration payable thereafter by the Company pursuant to clauses (B) and (C) of Subsection 4(b) in lieu of a share of Common Stock shall be the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) that was received upon consummation of such transaction in return for one share of Common Stock, and the Series L Exchange Consideration payable by the Operating Partnership pursuant to the last sentence of Subsection 4(b) shall be adjusted accordingly.

(k)           As of the date hereof (i) the Conversion Factor is 1.0 and (ii) the Common Unit Conversion Factor is 1.0.

5.             Restrictions on Transfer.

(a)           In addition to Transfers permitted pursuant to Article IX of the Partnership Agreement, but subject to Section 9.3 of the Partnership Agreement, the General Partner hereby consents to (i) an Approved Transfer of L-SCUs, and (ii) the admission of any transferee of a L-SCU pursuant to any Approved Transfer as a Substituted Limited Partner (and the conditions set forth in Section 9.2 of the Partnership Agreement for such admission will be deemed satisfied) upon the filing with the Operating Partnership of (A) a duly executed and acknowledged instrument of assignment between the transferor and the transferee specifying the L-SCUs being assigned, setting forth the intention of the transferor that such transferee succeed to the transferor’s interest as a Limited Partner with respect to the L-SCUs being assigned and agreement of the transferee assuming all of the obligations of a Limited Partner under the Partnership Agreement with respect to such transferred L-SCUs accruing from and after the date of transfer, (B) a duly executed and acknowledged instrument by which the transferee confirms to the Operating Partnership that it accepts and adopts the provisions of the Partnership Agreement applicable to a Limited Partner and (C) any other instruments reasonably required by the General Partner and payment by the transferor of a transfer fee to the Operating Partnership sufficient to cover the reasonable expenses of the transfer, if any.

(b)           For the purposes of this Section 5, an “Approved Transfer” shall mean

(i)           any pledge by an initial holder of L-SCUs or any permitted transferee thereof to an institutional lender as security for a bona fide obligation of the holder, and any transfer to any such pledgee or any designee thereof or purchaser therefrom following a default in the obligation secured by such pledge; or

(ii) any transfer by Schostak Laurel Park Retail Holdings LLC or its Affiliate to Jerome L. Schostak, Robert I. Schostak, David W. Schostak, Mark S. Schostak, Brothers Four LLC, Robert S. Sher, Stephen Duczynski, Michael Polsinelli, or to any trust for their benefit, provided however, that the aggregate number of holders of record of L-SCUs shall not, as a result of any such transfers, exceed eight (8).

6.             Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

7.           Severability of Provisions.

If any rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the L-SCUs set forth in the Partnership Agreement and this Exhibit J are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of L-SCUs set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the L-SCUs herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

8.           No Preemptive Rights.

No holder of L-SCUs shall be entitled to any preemptive rights to subscribe for or acquire any unissued units of the Operating Partnership (whether now or hereafter authorized) or securities of the Operating Partnership convertible into or carrying a right to subscribe to or acquire units of the Operating Partnership.

[Signature on Next Page]

IN WITNESS WHEREOF, CBL Holdings I, Inc., solely in its capacity as the general partner of the Operating Partnership, has caused this Terms of Series L Special Common Units to be duly executed to be effective this 1st day of June, 2005.

CBL HOLDINGS I, INC.

By:       /s/ John N. Foy
Name:   John N. Foy
Title:   Vice Chairman of the Board and
    Chief Financial Officer

Acknowledged and Agreed:
CBL & ASSOCIATES PROPERTIES, INC.

By:         /s/ John N. Foy
    Name:    John N. Foy
Title:    Vice Chairman of the Board and
      Chief Financial Officer

Attachment 1 to Exhibit J (Terms of L-SCUs)

Original Holders and Record Holders

Original Holder	Record Holder	Number of L-SCUs
Schostak Laurel Park Retail Holding LLC	Same	285,850 (571,700 after 6/15/05 Stock Split)

EXHIBIT K

TERMS

OF

SERIES K SPECIAL COMMON UNITS

OF

CBL & ASSOCIATES LIMITED PARTNERSHIP

(the “Operating Partnership”)

Pursuant to Section 4.4 of the

Fourth Amended and Restated Partnership Agreement of

the Operating Partnership

WHEREAS, Section 4.4 of the Fourth Amended and Restated Partnership Agreement of the Operating Partnership, dated November 2, 2010 (as the same may hereafter be amended as permitted therein and herein, the “Partnership Agreement”) grants CBL Holdings I, Inc., the general partner of the Operating Partnership (the “General Partner”), authority to cause the Operating Partnership to issue interests in the Operating Partnership to persons other than the General Partner in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion.  (For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Partnership Agreement.)

NOW THEREFORE, effective November 16, 2005, the General Partner has designated a series of priority units and fixed the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such priority units, as follows:

Section 1.  Designation and Amount.   The units of such series shall be designated “Series K Special Common Units” (the “K-SCUs”) and the number of units constituting such series shall initially be 1,144,924.  The Operating Partnership may not issue any additional K-SCUs unless (i) the issuance is required by the terms hereof, or (ii) it has obtained the prior written consent of the holders of record of a majority of the outstanding K-SCUs (“Majority Holders”).  The rights and obligations of the K-SCUs shall be as set forth herein (to the extent not inconsistent with the Partnership Agreement) and in the Partnership Agreement.  Nothing in the foregoing shall be deemed to limit the right and power of the General Partner to cause the Operating Partnership to issue securities otherwise designated to the fullest extent permitted under the terms of the Partnership Agreement and this Exhibit K.

Section 2.  Distribution Rights.

(a) Holders of K-SCUs shall be entitled to receive, when, as and if declared by the General Partner distributions with respect to the K-SCUs in the manner and to the fullest extent set forth in the Partnership Agreement.

(b) Distributions with respect to the K-SCUs shall be payable on the dates designated by the General Partner for the payment of distributions to the holders of Common Units.  Any distribution payable on the K-SCUs for the quarter in which the K-SCUs are first issued will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions will be payable to holders of record of the K-SCUs as they appear in the records of the Operating Partnership at the close of business on the applicable record date, which shall be the record date designated by the General Partner for the payment of distributions for such quarter to the holders of Common Units.

(c)  At such time, if any, as there is any distribution shortfall with respect to the K-SCUs as described in Subsection 6.2(e)(i) of the Partnership Agreement, none of the Operating Partnership, the General Partner or the REIT will redeem, purchase or otherwise acquire for any consideration (or any moneys be paid to or made available for any sinking fund for the redemption of any such units) any Common Units or any other units of interest in the Partnership that by their terms rank junior as to distributions to the rights of the K-SCUs (except by conversion into or exchange for shares of Common Stock of the REIT or other units of the Operating Partnership ranking junior to the K-SCUs as to distributions).

(d)  Distributions with respect to the K-SCUs are intended to qualify as permitted distributions of cash that are not treated as a disguised sale within the meaning of Treasury Regulation 1.707-4, and the provisions of this Exhibit K shall be construed and applied consistent with such Treasury Regulations.

Section 3.  Special Distribution upon Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, the holders of K-SCUs shall be entitled to be paid out of the assets of the Operating Partnership legally available for distribution to its unit holders an amount equal to any distribution shortfall with respect to the K-SCUs described in Subsection 6.2(e)(i) of the Partnership Agreement, before any distribution or payment shall be made to holders of Common Units or any other series of Partnership Units ranking junior to the K-SCUs as to liquidation rights.  In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Operating Partnership are insufficient to pay such amount on all outstanding K-SCUs, then the holders of the K-SCUs shall share ratably in any such distribution of assets, based on the number of K-SCUs held by each such holder.  Holders of K-SCUs shall be entitled to written notice of any such liquidation.  In addition, upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, after any such distribution shortfall on account of the K-SCUs shall have been paid in cash, the K-SCUs shall be treated as if they had been exchanged for Common Units pursuant to the terms of Subsection 7(b) hereof.  The consolidation or merger of the Operating Partnership with or into any partnership, limited liability company, corporation, trust or other entity shall not be deemed to constitute a liquidation, dissolution or winding-up of the Operating Partnership.

Section 4.  Optional Redemption.

(a)  At any time after the occurrence of both (i) November 16, 2015 and (ii) achievement by the Operating Partnership of the Distribution Benchmark, the Operating Partnership, at its option upon not less than thirty (30) nor more than sixty (60) days’ written notice, may redeem the K-SCUs, in whole or in part, on the first Business Day following any record date established for the determination of parties entitled to receive any distributions being made to holders of K-SCUs.  Such redemption shall be made by (i) paying in cash to the holders of K-SCUs with respect to their K-SCUs being redeemed, any distribution shortfall with respect to the K-SCUs described in Subsection 6.2(e)(i) of the Partnership Agreement outstanding on the date of redemption (whether or not declared) and (ii) issuing to the holders thereof a number of Common Units equal to the Common Unit Amount.  If fewer than all of the outstanding K-SCUs are to be redeemed, the K-SCUs to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional units) or by lot or by any other equitable method determined by the Operating Partnership.  Holders of K-SCUs to be redeemed shall surrender the certificates evidencing such K-SCUs, if any, at the place designated in the Operating Partnership’s notice and shall be entitled to the distribution payments and Common Units described in the second sentence of this Subsection 4(a) prior to or concurrently with such surrender.  From and after the redemption date distributions shall cease to be payable with respect to such K-SCUs, such K-SCUs shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the distribution payments and Common Units described in the second sentence of this Subsection 4(a).  For purposes hereof, the term “Distribution Benchmark” shall mean when the quarterly distributions paid over a period of four (4) consecutive quarters pursuant to Subsections 6.2(e)(ii) and (iii) of the Partnership Agreement per K-SCU then outstanding shall have equaled or exceeded the K-SCU Basic Distribution Amount.

(b)  Notwithstanding the provisions of Subsection 4(a) above, unless full cumulative distributions on all K-SCUs shall have been or contemporaneously are paid in cash or a sum sufficient for the payment thereof in cash set apart for payment for all past distribution periods and the then current distribution period or portion thereof, no K-SCUs shall be redeemed unless all outstanding units of K-SCUs are simultaneously redeemed.

(c)  Notice of redemption pursuant to Subsection 4(a) above shall be mailed by the Operating Partnership by registered mail, return receipt requested, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the K-SCUs to be redeemed at their respective addresses as they appear on the records of the Operating Partnership.  Failure to give such notice or any defect thereto or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any K-SCUs.  Each notice shall state (i) the redemption date; (ii) the total number of K-SCUs to be redeemed and the number of K-SCUs held by such holder to be redeemed; (iii) the Common Unit Amount; (iv) the place or places where K-SCUs are to be surrendered for payment of any distribution shortfall with respect to the K-SCUs described in Subsection 6.2(e)(i) of the Partnership Agreement

outstanding thereon and the issuance of a number of Common Units equal to the Common Unit Amount; and (v) that distributions on the K-SCUs to be redeemed shall cease to be payable on such redemption date.

(d)  All K-SCUs redeemed pursuant to this Section 4 shall be deemed retired and terminated from and after the redemption date.

(e)  The K-SCUs shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption except as otherwise provided in this Section 4.

(f)  As used herein, the term “Common Unit Amount” shall mean, with respect to any number of K-SCUs, the number of Common Units equal to such number of K-SCUs multiplied by the Common Unit Conversion Factor; provided, however, that in the event that the Operating Partnership issues to all holders of Common Units rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase additional Common Units, or any other securities or property of the Operating Partnership (collectively, “Common Unit Additional Rights”), other than a right to receive Common Units pursuant to a Distribution of Common Units in Lieu of Cash (as defined below), then the Common Unit Amount shall also include (other than with respect to any Common Units or K-SCUs “Beneficially Owned” by an “Acquiring Person” (as those terms are defined in the Company’s Rights Agreement, dated as of April 30, 1999, as amended through the date hereof and as it may be further amended from time to time, and any successor agreement thereof (collectively, the “Rights Agreement”))), such Common Unit Additional Rights that a holder of that number of Common Units would be entitled to receive.  As used herein, the term “Common Unit Conversion Factor” shall mean 1.0, provided, that, in the event that the Operating Partnership (i) makes a distribution to all holders of its Common Units in Common Units (other than a distribution of Common Units pursuant to an offer to all holders of Common Units and K-SCUs permitting each to elect to receive a distribution in Common Units in lieu of a cash distribution (such a distribution of Common Units is referred to herein as a “Distribution of Common Units in Lieu of Cash”)), (ii) subdivides or splits its outstanding Common Units (which shall expressly exclude any Distribution of Common Units in Lieu of Cash, but which may include any other distribution of Common Units), or (iii) combines or reverse splits its outstanding Common Units into a smaller number of Common Units (in each case, without making a comparable distribution, subdivision, split, combination or reverse split with respect to the K-SCUs), the Common Unit Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Common Unit Conversion Factor by a fraction, the numerator of which shall be the number of Common Units issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split (assuming for such purposes that such distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of Common Units (determined without the above assumption) issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split.  Any adjustment to the Common Unit Conversion Factor shall become effective immediately after the record date for such event in the case of a distribution or the effective date in the case of a subdivision, split, combination or reverse split.

Section 5.  Voting Rights.

(a)  Holders of the K-SCUs shall have the voting rights set forth herein and in the Partnership Agreement.

(b)  So long as any K-SCUs remain outstanding, the Operating Partnership shall not, without the affirmative vote or consent of the holders of a majority of the K-SCUs outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):

(i)  undertake, consent to, or otherwise participate in or acquiesce to any recapitalization transaction (including, without limitation, an initial public offering, a merger, consolidation, other business combination, exchange, self-tender offer for all or substantially all of the Common Units, or sale or other disposition of all or substantially all of the Operating Partnership’s assets) (each of the foregoing being referred to herein as a “Recapitalization Transaction”) unless in connection with such a Recapitalization Transaction (x) either each K-SCU outstanding prior to the Recapitalization Transaction will (A) remain outstanding following the consummation of such Recapitalization Transaction without any amendment to the rights and obligations of holders of the K-SCUs that is materially adverse to the holders of K-SCUs (as reasonably determined by the Board of Directors of the Company) or (B) be converted into or exchanged for securities of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, distribution rights and terms and conditions of redemption thereof materially no less favorable than those of a K-SCU under this Exhibit K and the Partnership Agreement (as reasonably determined by the Board of Directors of the Company), and (y) each holder of K-SCUs shall have the option to convert its K-SCUs into the amount and type of consideration and/or securities receivable by a holder of the number of Common Units into which such holder’s K-SCUs could have been exchanged immediately prior to the consummation of the Recapitalization Transaction pursuant to Subsection 6(b) hereof upon the consummation of the Recapitalization Transaction; or

(ii)  amend, alter or repeal the provisions of this Exhibit K or Subsection 6.2(e) of the Partnership Agreement, the provisions of Subsections 9.2(a) or 9.2(f) as they apply to holders of K-SCUs or Common Units issued in respect thereof or the provisions of Subsection 9.2(b), in each case whether by merger, consolidation or otherwise, in a manner materially adverse to the holders of the K-SCUs (as reasonably determined by the Board of Directors of the Company).

It being understood that nothing in this Exhibit K, shall be deemed to limit the right of the Operating Partnership to issue securities to holders of any interests in the Operating Partnership that rank on a parity with or senior to the K-SCUs with respect to distribution rights and rights upon dissolution, liquidation or winding-up of the Operating Partnership or to amend, alter or repeal the terms of any such securities.

(c)  The holders of the K-SCUs shall have the right to vote with the holders of Common Units, as a single class, on any matter on which the holders of Common Units are entitled to vote.

(d)  The foregoing voting provisions of this Section 5 shall not apply, and holders of the K-SCUs shall not be entitled to vote on matters relating, to K-SCUs that have been (i) the subject of a notice of redemption pursuant to Subsection 4(a) hereof, or (ii) the subject of a Series K Exchange Notice pursuant to Subsection 6(a) hereof.

(e)  In any matter in which the K-SCUs may vote as a class (as expressly provided herein or as may be required by law), each K-SCU shall be entitled to one vote.  In any matter in which the K-SCUs may vote with the Common Units as a single class, each K-SCU shall be entitled to the number of votes equal to the number of Common Units issuable upon the exchange of one K-SCU pursuant to Subsection 6(b) hereof.

Section 6.  Exchange.

(a)  At any time following the issuance of the K-SCUs, subject to the remainder of this Section 6, a holder of K-SCUs shall have the right (the “Series K Exchange Right”) to exchange all or any portion of such holder’s K-SCU’s (the “Series K Offered Units”) for Series K Exchange Consideration (as defined below), subject to the limitations contained in Subsections 6(c) and 6(d) below.  Any such Series K Exchange Right shall be exercised pursuant to an exchange notice comparable to the Exchange Notice required under Exhibit D to the Partnership Agreement (such notice, a “Series K Exchange Notice”) delivered to the Company by the Series K Exercising Holder.

(b)  The exchange consideration (the “Series K Exchange Consideration”) payable by the Company to each Series K Exercising Holder shall be equal to the product of (x) the Common Stock Amount with respect to the Series K Offered Units multiplied by (y) the Current Per Share Market Price, each computed as of the date on which the Series K Exchange Notice was delivered to the Company.  In connection with a Series K Exchange Notice delivered to the Company, the Series K Exchange Consideration shall, in the sole and absolute discretion of the Company, be paid in the form of (A) cash, or cashier’s or certified check, or by wire transfer of immediately available funds to the Series K Exercising Holder’s designated account or (B) subject to the applicable Ownership Limit, by the issuance by the Company of a number of shares of its Common Stock equal to the Common Stock Amount with respect to the Series K Offered Units or (C) subject to the applicable Ownership Limit, any combination of cash and Common Stock (valued at the Current Per Share Market Price).  In addition to the Series K Exchange Consideration, concurrently with any exchange pursuant to this Section 6, the Operating Partnership shall pay the Series K Exercising Holder cash in an amount equal to any distribution shortfall described in Subsection 6.2(e)(i) of the Partnership Agreement with respect to the Series K Offered Units outstanding on the date of the exchange.

(c)  Notwithstanding anything herein to the contrary, any Series K Exchange Right may only be exercised to the extent that, upon exercise of the Series K Exchange Right, assuming payment by the Company of the Series K Exchange Consideration in shares of Common Stock, the Series K Exercising Holder will not, on a cumulative basis, Beneficially Own or

Constructively Own shares of Common Stock, including shares of Common Stock to be issued upon exercise of the Series K Exchange Right, in excess of the applicable Ownership Limit.  If a Series K Exchange Notice is delivered to the Company but, as a result of the applicable Ownership Limit or as a result of restrictions contained in the certificate of incorporation of the Company, the Series K Exchange Right cannot be exercised in full as aforesaid, the Series K Exchange Notice shall be deemed to be modified to provide that the Series K Exchange Right shall be exercised only to the extent permitted under the applicable Ownership Limit under the certificate of incorporation of the Company, and the Series K Exchange Notice with respect to the remainder of such Series K Exchange Right shall be deemed to have been withdrawn.

(d)  Series K Exchange Rights may be exercised at any time after the date set forth in Subsection 6(a) above and from time to time, provided, however, that,

(i)  except with the prior written consent of the General Partner, (x) only one (1) Series K Exchange Notice may be delivered by any holder to the Company during any consecutive twelve (12) month period; and (y) no Series K Exchange Notice may be delivered with respect to K-SCUs either (A) having a value of less than $500,000 calculated by multiplying the Common Stock Amount with respect to such K-SCUs by the Current Per Share Market Price or (B) if a holder does not own K-SCUs having a value of $500,000 or more, constituting less than all of the K-SCUs owned by such holder, and

 (ii)  Series K Exchange Rights may only be exercised with respect to K-SCUs issued at least one year prior to delivery of the Exchange Notice.

(e)  Within thirty (30) days after receipt by the Company of a Series K Exchange Notice delivered in accordance with the requirements of Subsection 6(a) hereof, the Company shall deliver to the Series K Exercising Holder a notice (a “Series K Election Notice”), which Series K Election Notice shall set forth the computation of the Series K Exchange Consideration and, in the case of a Series K Election Notice delivered by the Company, shall specify the form of the Series K Exchange Consideration (which shall be in accordance with Subsection 6(b) hereof), to be paid by the Company to such Series K Exercising Holder and the date, time and location for completion of the purchase and sale of the Series K Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of Series K Offered Units with respect to which the Company has elected to pay the Series K Exchange Consideration by issuance of shares of Common Stock, ten (10) days after the delivery by the Company of the Series K Election Notice for the Series K Offered Units or (B) in the case of Series K Offered Units with respect to which the Company has elected to pay the Series K Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the Series K Exchange Notice for such Series K Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued or indebtedness to be incurred to provide financing to be used to acquire the Series K Offered Units.  If the Company has delivered a Series K Election Notice to the Series K Exercising Holder with respect to a Series K Exchange Notice, the Series K Exchange Notice may not be withdrawn or modified by the Series K Exercising Holder (except to the extent of any deemed modification required by Subsection 6(c) above) without the consent of the General Partner.  Similarly, if the Company delivers a Series K

Election Notice to a Series K Exercising Holder, the Company may not modify the Series K Election Notice without the consent of the Series K Exercising Holder.

(f)  At the closing of the Exchange of Series K Offered Units, payment of the Series K Exchange Consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Series K Exercising Holder with respect to (x) its due authority to sell all of the right, title and interest in and to such Series K Offered Units to the Company, (y) the status of the Series K Offered Units being sold, free and clear of all Liens and (z) its intent to acquire the Common Stock for investment purposes and not for distribution, and (B) the Company, with respect to due authority for the purchase of such Series K Offered Units, and (ii) to the extent that any shares of Common Stock are issued in payment of the Series K Exchange Consideration or any portion thereof, (A) an opinion of counsel for the Company, reasonably satisfactory to the Series K Exercising Holder, to the effect that (I) such shares of Common Stock or Common Units, as applicable, have been duly authorized, are validly issued, fully-paid and non-assessable and (II) if shares of Common Stock are issued, that the issuance of such shares will not violate the applicable Ownership Limit, and (B) a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name of the Series K Exercising Holder or its designee, with an appropriate legend reflecting that such shares or units are not registered under the Securities Act of 1933, as amended, and may not be offered or sold unless registered pursuant to the provisions of such act or an exemption therefrom is available as confirmed by an opinion of counsel satisfactory to the Company

(g)  To facilitate the Company’s ability to fully perform its obligations hereunder, the Company covenants and agrees, for the benefit of the holders from time to time of K-SCUs, as follows:

(i)  At all times during the pendency of the Series K Exchange Rights, the Company shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the Company to issue such shares in full payment of the Series K Exchange Consideration in regard to all K-SCUs which are from time to time outstanding.

(ii)  Each holder of K-SCUs, upon request, shall be entitled to receive from the Operating Partnership in a timely manner all communications subsequently transmitted from time to time by the Company to its shareholders generally.

(h)   All Series K Offered Units tendered to the Company in accordance with the exercise of Series K Exchange Rights shall be delivered to the Company free and clear of all Liens and should any Liens exist or arise with respect to such Units, the Company shall be under no obligation to acquire the same unless, in connection with such acquisition, the Company has elected to pay such portion of the Series K Exchange Consideration in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration, and the Company is expressly authorized to apply such portion of the Series K Exchange Consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full.  In the event any state or local property transfer tax is payable as a result of the transfer of Series K

Offered Units to the Company, the transferring holder thereof shall assume and pay such transfer tax.

(i)  In the event that the Company shall be a party to any transaction (including, without limitation, a merger, consolidation or statutory share exchange with respect to the Common Stock), in each case as a result of which shares of Common Stock are converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), the Series K Exchange Consideration payable thereafter by the Company pursuant to clauses (B) and (C) of Subsection 6(b) in lieu of a share of Common Stock shall be the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) that was received upon consummation of such transaction in return for one share of Common Stock, and the Series K Exchange Consideration payable by the Operating Partnership pursuant to the last sentence of Subsection 6(b) shall be adjusted accordingly.

(j)  As of the date hereof (i) the Conversion Factor is 1.0 and (ii) the Common Unit Conversion Factor is 1.0.

(k)  The provisions of Article XI and Exhibit D of the Partnership Agreement shall apply to any Common Units received in exchange for, or upon the redemption of, any K-SCUs in accordance with the terms of this Exhibit K.

           Section 7.  Restrictions on Transfer.

(a)  In addition to Transfers permitted pursuant to Article IX of the Partnership Agreement, but subject to Section 9.3 of the Partnership Agreement, the General Partner hereby consents to (i) an Approved Transfer of K-SCUs, and (ii) the admission of any transferee of a K-SCU pursuant to any Approved Transfer as a Substituted Limited Partner (and the conditions set forth in Section 9.2 of the Partnership Agreement for such admission will be deemed satisfied) upon the filing with the Operating Partnership of (A) a duly executed and acknowledged instrument of assignment between the transferor and the transferee specifying the K-SCUs being assigned, setting forth the intention of the transferor that such transferee succeed to the transferor’s interest as a Limited Partner with respect to the K-SCUs being assigned and agreement of the transferee assuming all of the obligations of a Limited Partner under the Partnership Agreement with respect to such transferred K-SCUs accruing from and after the date of transfer, (B) a duly executed and acknowledged instrument by which the transferee confirms to the Operating Partnership that it accepts and adopts the provisions of the Partnership Agreement applicable to a Limited Partner and (C) any other instruments reasonably required by the General Partner and payment by the transferor of a transfer fee to the Operating Partnership sufficient to cover the reasonable expenses of the transfer, if any.

(b)  For the purposes of this Section 7, an “Approved Transfer” shall mean (i) any pledge by an initial holder of K-SCUs or any permitted transferee thereof to an institutional lender as security for a bona fide obligation of the holder, and any transfer to any such pledgee or any designee thereof or purchaser therefrom following a default in the obligation secured by such pledge, or (ii) any transfer by a limited liability company or partnership that is an initial holder of K-SCUs to one of its members or partners in partial or complete redemption of their interest in such holder (a “Redeemed Transferee”) provided that such Redeemed Transferee was a member or partner of such initial holder upon its acquisition of the K-SCUs and provided further that such transfer is made in conjunction with the delivery of a Series K Exchange Notice with respect to all such transferred K-SCUs.

Section 8.  Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 9.  Severability of Provisions.  If any rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the K-SCUs set forth in the Partnership Agreement and this Exhibit K are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of K-SCUs set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the K-SCUs herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 10.  Preemptive Rights.  No holder of K-SCUs shall be entitled to any preemptive rights to subscribe for or acquire any unissued units of the Operating Partnership (whether now or hereafter authorized) or securities of the Operating Partnership convertible into or carrying a right to subscribe to or acquire units of the Operating Partnership.

[Signature on Next Page]

IN WITNESS WHEREOF, CBL Holdings I, Inc., solely in its capacity as the general partner of the Operating Partnership, has caused this Terms of Series K Special Common Units to be duly executed by its duly authorized officer this 16th day of November, 2005.

CBL HOLDINGS I, INC.

By:/s/ John N. Foy

Name:  John N. Foy

Title:  Vice Chairman of the Board and

Chief Financial Officer

Acknowledged and Agreed:

CBL & ASSOCIATES PROPERTIES, INC.

By:/s/  John N. Foy
Name:  John N. Foy
Title:  Vice Chairman of the Board and Chief
Financial Officer

Exhibit K
Attachment 1
Original Holders and Record Holders

Original Holder	Record Holder	Number of K-SCUs
MD Associates, Inc.	Same	8,120
Irene Drieseszun, Trustee, Irene Drieseszun Restated Trust dated June 3, 1994, as amended	Same	267,983
Oak Fing, LLC	Same	301,493
Saleto, LLC	Same	50,246
BF Partners, LP	Same	268,005
BFIP Associates, LP	Same	163,241
East Fing, LLC	Same	57,224
Tolesa, LLC	Same	28,612